Exhibit 2.1

                                IMPORTANT NOTICE



THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "MERGER AGREEMENT") CONTAINS CERTAIN REPRESENTATIONS AND WARRANTIES (THE "REPRESENTATIONS") BY DGSE COMPANIES, INC. ("DGSE") AND DGSE MERGER CORP., A WHOLLY-OWNED SUBSIDIARY OF DGSE, IN FAVOR OF SUPERIOR GALLERIES, INC. ("SUPERIOR"), AND BY SUPERIOR IN FAVOR OF DGSE. NO PERSON, OTHER THAN THE
PARTIES TO THE MERGER AGREEMENT, ARE ENTITLED TO RELY ON THE REPRESENTATIONS CONTAINED IN THE MERGER AGREEMENT. THE MERGER AGREEMENT IS FILED IN ACCORDANCE WITH THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION AS A MATERIAL PLAN OF ACQUISITION, AND IS INTENDED BY DGSE AND SUPERIOR SOLELY AS A RECORD OF THE AGREEMENT REACHED BY THE PARTIES THERETO. THE FILING OF THE MERGER AGREEMENT IS NOT INTENDED AS A MECHANISM TO UPDATE, SUPERSEDE OR OTHERWISE MODIFY PRIOR DISCLOSURES OF INFORMATION AND RISKS CONCERNING DGSE AND SUPERIOR WHICH DGSE AND SUPERIOR HAVE MADE TO THEIR RESPECTIVE STOCKHOLDERS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT THE REPRESENTATIONS ARE QUALIFIED BY INFORMATION IN CONFIDENTIAL DISCLOSURE SCHEDULES THAT DGSE HAS DELIVERED TO SUPERIOR, AND CONFIDENTIAL DISCLOSURE SCHEDULES THAT SUPERIOR HAS DELIVERED TO DGSE (THE "DISCLOSURE SCHEDULES"). THE DISCLOSURE SCHEDULES CONTAIN INFORMATION THAT MODIFIES, QUALIFIES AND CREATES EXCEPTIONS TO THE REPRESENTATIONS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT CERTAIN REPRESENTATIONS MADE IN THE MERGER AGREEMENT ARE NOT INTENDED TO BE AFFIRMATIVE REPRESENTATIONS OF FACTS, SITUATIONS OR CIRCUMSTANCES, BUT ARE INSTEAD DESIGNED AND INTENDED TO ALLOCATE CERTAIN RISKS BETWEEN DGSE AND ITS WHOLLY-OWNED SUBSIDIARY, ON THE ONE HAND, AND SUPERIOR AND ITS STOCKHOLDERS, ON THE OTHER HAND. THE USE OF REPRESENTATIONS AND WARRANTIES TO ALLOCATE RISK IS A STANDARD DEVICE IN MERGER AGREEMENTS.

ACCORDINGLY, STOCKHOLDERS, INVESTORS AND POTENTIAL INVESTORS SHOULD NOT RELY ON THE REPRESENTATIONS AS AFFIRMATIONS OR CHARACTERIZATIONS OF INFORMATION CONCERNING DGSE OR SPACEDEV AS OF THE DATE OF THE MERGER AGREEMENT, OR AS OF ANY OTHER DATE.

================================================================================









                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                              DGSE COMPANIES, INC.

                                DGSE MERGER CORP.

                            SUPERIOR GALLERIES, INC.

                                       and

                       STANFORD INTERNATIONAL BANK, LTD.,
                              as Stockholder Agent


                       ----------------------------------

                                 January 6, 2007

                       ----------------------------------












================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


Article I. Defined Terms; Construction.........................................2
          Section 1.1      Certain Definitions.................................2
          Section 1.2      Other Definitions..................................15
          Section 1.3      Construction.......................................15

Article II. The Merger........................................................17
          Section 2.1      The Merger.........................................17
          Section 2.2      The Closing........................................17
          Section 2.3      Effective Time.....................................17
          Section 2.4      Effect of the Merger...............................17
          Section 2.5      Certificate of Incorporation; Bylaws...............17
          Section 2.6      Directors and Officers.............................18

Article III. Conversion of Securities; Exchange of Certificates...............18
          Section 3.1      Conversion of Securities...........................18
          Section 3.2      Capitalization Adjustments to Shares...............18
          Section 3.3      Allocation and Distribution of
                           Merger Consideration...............................19
          Section 3.4      Surrender of Certificates; Payment.................19
          Section 3.5      Withholding Rights.................................21
          Section 3.6      Share Transfer Books...............................21
          Section 3.7      Company Options....................................21
          Section 3.8      Unvested Company Shares............................22
          Section 3.9      Company Warrants...................................23
          Section 3.10     Appraisal Rights...................................24
          Section 3.11     Taking of Necessary Action; Further Action.........24
          Section 3.12     Tax Consequences...................................24
          Section 3.13     Accounting Treatment...............................24
          Section 3.14     Escrow Agreement; Escrow Account...................24
          Section 3.15     Transfer Of Contingent Rights......................25

Article IV. Company Representations and Warranties............................26
          Section 4.1      Organization and Qualification; Subsidiaries.......26
          Section 4.2      Certificate of Incorporation and Bylaws;
                           Corporate Books and Records........................26
          Section 4.3      Capitalization.....................................27
          Section 4.4      Authority..........................................29
          Section 4.5      No Conflict; Required Filings and Consents.........30
          Section 4.6      Permits; Compliance With Law.......................31
          Section 4.7      SEC Filings; Financial Statements..................31
          Section 4.8      Disclosure Documents...............................33
          Section 4.9      Absence of Certain Changes or Events...............34
          Section 4.10     Employee Benefit Plans.............................35
          Section 4.11     Customers..........................................39
          Section 4.12     Contracts..........................................39
          Section 4.13     Litigation.........................................42
          Section 4.14     Environmental Matters..............................42
          Section 4.15     Intellectual Property..............................43

          Section 4.16     Taxes..............................................46
          Section 4.17     Insurance..........................................48
          Section 4.18     Opinion of Financial Advisor.......................48
          Section 4.19     Brokers............................................48
          Section 4.20     Properties.........................................48
          Section 4.21     Interested Party Transactions......................48
          Section 4.22     Export and Import Laws.............................48
          Section 4.23     Pseudo-Foreign Corporation.........................49
          Section 4.24     Representations Complete...........................49

Article V. Representations and Warranties of Parent and Merger Sub............49
          Section 5.1      Organization and Qualification; Subsidiaries.......49
          Section 5.2      Certificate of Incorporation and Bylaws;
                           Corporate Books and Records........................50
          Section 5.3      Capitalization.....................................50
          Section 5.4      Authority..........................................51
          Section 5.5      No Conflict; Required Filings and Consents.........52
          Section 5.6      Permits; Compliance With Law.......................53
          Section 5.7      SEC Filings; Financial Statements..................53
          Section 5.8      Disclosure Documents...............................55
          Section 5.9      Absence of Certain Changes or Events...............56
          Section 5.10     Employee Benefit Plans.............................57
          Section 5.11     Customers..........................................61
          Section 5.12     Contracts..........................................61
          Section 5.13     Litigation.........................................64
          Section 5.14     Environmental Matters..............................64
          Section 5.15     Intellectual Property..............................64
          Section 5.16     Taxes..............................................67
          Section 5.17     Insurance..........................................69
          Section 5.18     Opinion of Financial Advisor.......................69
          Section 5.19     Brokers............................................69
          Section 5.20     Properties.........................................69
          Section 5.21     Interested Party Transactions......................70
          Section 5.22     Export and Import Laws.............................70
          Section 5.23     Capitalization, Ownership and
                           Prior Activities of Merger Sub.....................70
          Section 5.24     Interested Stockholders............................70
          Section 5.25     Representations Complete...........................70

Article VI. Covenants.........................................................71
          Section 6.1      SEC Reports; Preparation of Form S-4
                           and Proxy Statement................................71
          Section 6.2      Parent Stockholders Meeting........................73
          Section 6.3      Company Stockholders Meeting.......................73
          Section 6.4      Access to Information; Confidentiality.............74
          Section 6.5      Notice of Acquisition Proposals....................75
          Section 6.6      Affiliate Letters..................................75
          Section 6.7      Certain Notices....................................76
          Section 6.8      Public Announcements...............................76
          Section 6.9      Certain Litigation.................................76
          Section 6.10     Employees..........................................77
          Section 6.11     Termination of Benefit Plans.......................77
          Section 6.12     Parent Board.......................................77
          Section 6.13     Company Board......................................78

          Section 6.14     Tax Matters........................................78
          Section 6.15     Third Party Consents...............................78
          Section 6.16     Best Efforts.......................................78
          Section 6.17     Refinancings.......................................79
          Section 6.18     Indemnification....................................79

Article VII. Closing Conditions...............................................80
          Section 7.1      Conditions to Obligations of Each
                           Party Under This Agreement.........................80
          Section 7.2      Additional Conditions to Obligations
                           of Parent and Merger Sub...........................81
          Section 7.3      Additional Conditions to Obligations
                           of the Company.....................................82

Article VIII. Survival of Representations, Warranties and Covenants;
                           Indemnification....................................83
          Section 8.1      Survival of Representations, Warranties
                           and Covenants......................................83
          Section 8.2      Indemnification; Closing Balance Sheet;
                           Escrow Account.....................................84
          Section 8.3      Limitation on Indemnification......................85
          Section 8.4      Indemnification Procedures.........................85
          Section 8.5      Stockholder Agent..................................87
          Section 8.6      Resolution of Conflicts............................90
          Section 8.7      No Contribution....................................91
          Section 8.8      Fraud; Willful Misrepresentation...................91
          Section 8.9      Exclusive Remedies.................................91
          Section 8.10     Purchase Price Adjustment..........................91

Article IX. Termination, Amendment and Waiver.................................92
          Section 9.1      Termination........................................92
          Section 9.2      Effect of Termination..............................93
          Section 9.3      Amendment..........................................93
          Section 9.4      Waiver.............................................93
          Section 9.5      Fees and Expenses..................................93

Article X. General Provisions.................................................94
          Section 10.1     Notices............................................94
          Section 10.2     Headings...........................................95
          Section 10.3     Severability.......................................95
          Section 10.4     Entire Agreement...................................95
          Section 10.5     Assignment.........................................96
          Section 10.6     Parties in Interest................................96
          Section 10.7     Governing Law; Consent to Jurisdiction;
                           Waiver of Trial by Jury............................96
          Section 10.8     Disclosure.........................................97
          Section 10.9     Counterparts.......................................97
          Section 10.10    Facsimile Execution................................97
          Section 10.11    Remedies Cumulative................................97
          Section 10.12    Specific Performance...............................97
          Section 10.13    Time...............................................97
          Section 10.14    Certain Taxes......................................97

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------


Exhibit A.............Form of Certificate of Merger
Exhibit B.............Form of Letter of Transmittal
Exhibit C.............Form of Escrow Agreement
Exhibit D.............Form of Amended and Restated Commercial Loan and
                      Security Agreement
Exhibit E.............Form of Warrant
Exhibit F ............Form of Note Exchange Agreement
Exhibit G.............Form of Stanford Termination and Release Agreement
Exhibit H.............Form of Registration Rights Agreement
Exhibit I.............Form of Corporate Governance Agreement
Exhibit J.............Form of Stanford Officer's Certificate
Exhibit K.............Form of Company Legal Opinion
Exhibit L.............Form of Stanford Legal Opinion
Exhibit M.............Form of Parent Officers' Certificate
Exhibit N.............Form of Parent Legal Opinion


                             INDEX OF DEFINED TERMS
                             ----------------------

401(k) Plan................................77           Company Information...........................5
A Warrants.................................79           Company Insider..............................22
Acquisition Proposal........................2           Company IP...................................43
Actions.....................................3           Company Material Contract....................39
Actual Knowledge............................3           Company Option................................5
Affiliate...................................3           Company Permits..............................31
Affiliate Letter...........................76           Company Preferred Shares.....................27
Agreement...................................1           Company Products.............................43
Amend.......................................3           Company SEC Reports...........................5
Amended and Restated Stanford LOC..........79           Company Stock Option Plan.....................5
Applicable Time.............................3           Company Stockholder Approval.................30
B Warrants.................................79           Company Stockholders Meeting.................30
Balance Sheet Correction...................85           Company Subsidiaries.........................26
Basket Amount..............................85           Company Subsidiary...........................26
Beneficial Owner............................3           Company Warrant...............................5
Beneficial Ownership........................3           Company-Owned IP.............................43
Beneficially Own............................3           Confidentiality Agreement....................75
Beneficially Owning.........................3           Consent.......................................5
Best Efforts................................3           Continuing Employees.........................77
Blue Sky Laws...............................3           Contract......................................5
Board Recommendation........................3           Control.......................................5
Breach......................................3           controlled by.................................5
Business Day................................4           Conversion Agreements.........................5
Capitalization Adjustment...................4           D&O Insurance................................79
Certificate of Merger......................17           Defending Party..............................90
Certificates................................4           DGCL..........................................1
Claim Notice...............................84           DiGenova.....................................25
Closing....................................17           DiGenova Warrant..............................5
Closing Company Common Shares...............4           Dissenting Shares............................24
Closing Date...............................17           Dissenting Stockholders.......................5
COBRA......................................36           Effective Time...............................17
Code........................................4           Employment Agreements.........................5
Commitment..................................4           Encumber......................................6
Company.....................................1           Encumbrance...................................5
Company Affiliate..........................75           Entity........................................6
Company Balance Sheet.......................4           Environment...................................6
Company Balance Sheet Date..................4           Environmental Claims..........................6
Company Benefit Plans......................35           Environmental Laws............................6
Company Board...............................2           Environmental Release.........................6
Company Board Recommendation................4           Environmentally Released......................6
Company Bylaws.............................26           Equity Interest...............................6
Company Certificate of Incorporation.......26           ERISA.........................................7
Company Common Share........................4           ERISA Affiliate...............................7
Company Common Stock........................4           Escrow Account...............................24
Company Disclosure Schedules...............26           Escrow Agent..................................7
Company Financial Advisor..................48           Escrow Agreement.............................25
Company Financial Statements...............32           Escrow Assets................................88
Company Group..............................46           Escrow Period................................25

Escrow Stock...............................24           Open Source Materials........................11
Escrow Termination Date.....................7           Order........................................11
Event.......................................7           Ordinary Course of Business..................11
Exchange Act................................7           Organizational Documents.....................11
Exchange Agent.............................20           Original Agreement............................1
Exchange Ratio.............................18           OTCBB........................................11
Exemption Conditions.......................29           Other Filings................................11
Expenses....................................7           Other Merger Filings.........................71
Facilities..................................7           Outside Date.................................92
Forbearance Agreement......................92           Outstanding Company Common Shares............29
Foreign Plan...............................37           Parent........................................1
Form S-4....................................7           Parent Authorized Stock Increase.............71
GAAP........................................7           Parent Balance Sheet.........................11
Governmental Entity.........................7           Parent Balance Sheet Date....................11
Governmental Permit.........................8           Parent Benefit Plans.........................57
Group.......................................8           Parent Board..................................2
Hazardous Materials.........................8           Parent Board Recommendation..................11
Indebtedness................................8           Parent Bylaws................................50
Indemnified Parties........................84           Parent Certificate of Incorporation..........50
Indemnifying Parties.......................84           Parent Common Share..........................12
Independent Committee.......................8           Parent Disclosure Schedules..................49
Insured Parties............................79           Parent Financial Advisor.....................69
Intellectual Property.......................8           Parent Financial Statements..................54
Interim Company Board......................78           Parent Group.................................67
IRS.........................................9           Parent Information...........................12
JAMS.......................................91           Parent IP....................................64
Key Employee................................9           Parent Material Contract.....................61
Knowledge...................................9           Parent Option................................12
Law.........................................9           Parent Permits...............................53
Lease.......................................9           Parent Products..............................64
Letters of Transmittal.....................19           Parent SEC Reports...........................12
Liability...................................9           Parent Stock Option Plan.....................12
Liable......................................9           Parent Stockholder Approval..................52
Lien........................................9           Parent Stockholders Meeting..................52
Limited Joinder Agreement...................1           Parent Subsidiaries..........................49
Lock-Up Agreement..........................10           Parent Subsidiary............................49
Losses......................................9           Parent Warrant...............................12
Made Available.............................10           Parent-Owned IP..............................64
Management Agreement.......................10           PCAOB........................................12
Material...................................10           Person.......................................12
Material Adverse Effect....................10           Post-Merger Parent Board.....................77
Materially.................................10           Principal Market.............................12
Materials of Environmental Concern.........10           Property.....................................12
Maximum Amount.............................79           Prosecuting Party............................91
Merger......................................1           Proxy Statement..............................12
Merger Sub..................................1           Registered Intellectual Property.............12
Minimum Company Stockholders Equity........11           Registration Rights Agreement................82
Minute Books...............................11           Related Agreement............................13
New Option.................................21           Representative...............................13
Note Exchange Agreement....................81           Repurchase Rights............................13
NPCA........................................1           SEC..........................................13

SEC Reports................................13           Support Agreements...........................14
SEC Rules..................................13           Surviving Corporation........................17
Securities.................................13           SVCH.........................................81
Securities Act.............................13           Tangible Personal Property...................14
Security Interest..........................13           Tax Authority................................14
SFG........................................81           Tax Return...................................15
Shared Expenses Agreement..................93           Taxes........................................14
Significant Company Customer...............39           Termination and Release Agreement............81
Significant Parent Customer................61           Third Party Intellectual Property Rights.....15
SOX........................................14           Transaction..................................15
Specified Consents.........................30           Transaction Document.........................15
Stanford....................................1           Transfer.....................................15
Stanford LOC...............................79           Transferred..................................15
Stockholder Agent...........................1           Transferring.................................15
Stockholder Agent Expense Cap..............90           U.S. Export and Import Laws..................15
Stockholders...............................14           under common control with.....................5
Subsidiary.................................14           Unvested Company Shares......................22
Superior....................................1           WARN Act.....................................39
Superior Offer.............................14

                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of January 6, 2007 (together with all schedules and exhibits hereto, this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "Parent"), (ii) DGSE Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "Merger Sub"), (iii) Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) (together with its successors, the "Company" or "Superior"), and (iv) Stanford International Bank Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors, "Stanford"), as agent, attorney-in-fact and representative for the stockholders of the Company (together with its successors in such capacity, the "Stockholder Agent"). Stanford is not a signatory to this Agreement but is joining, and becoming a party to, this Agreement in its individual capacity and as Stockholder Agent to the limited extent provided in that certain Limited Joinder Agreement, made and entered into as of even date herewith (the "Limited Joinder Agreement"), by and among the parties hereto (including Stanford).

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

     WHEREAS, on July 12, 2006, Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger and Reorganization (the "Original Agreement"), and Stanford joined the Original Agreement pursuant to that certain Limited Joinder Agreement, made and entered into as of July 12, 2006, relating to the Merger;

     WHEREAS, the "Outside Date" (as defined in the Original Agreement) has transpired without the consummation of the Merger;

     WHEREAS, since the date of the Original Agreement, the financial statements of the Company have changed in material respects;

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement and that certain Limited Joinder Agreement, made and entered into as of July 12, 2006, by and among the parties hereto, in its entirety;

     WHEREAS, the parties hereto wish to state herein their mutual agreements and obligations and to set forth certain requirements with respect to the disposition of Company Common Shares, the issuance of Parent Common Shares, access to information about the Company and the management of the Company;

     WHEREAS, in the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of Parent (as set forth in Article III), on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Chapters 78 and 92A of Title 7 of the Nevada Revised Statutes (the "NPCA"); and

     WHEREAS, the Board of Directors of the Company (the "Company Board") and the Board of Directors of Parent (the "Parent Board") has each resolved to recommend to its stockholders the adoption and approval of this Agreement and the Merger.

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                           DEFINED TERMS; CONSTRUCTION

         Section 1.1. Certain Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced Sections of this Agreement:

     "Acquisition Proposal" means, (A) with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of intention to enter into any such agreement or of any intention to make any offer, proposal or indication of interest, relating to or involving (i) the purchase from the Company or any Company Subsidiary or any acquisition by any Person of more than a 10% interest (or, with respect to any Person holding more than a 10% interest on the date hereof, of an additional interest) in the total outstanding voting securities of the Company or any Company Subsidiary (other than acquisitions of voting securities of a Company Subsidiary by the Company) or any tender offer or exchange offer that if consummated would result in any Person Beneficially Owning 10% or more of the total outstanding voting securities of the Company or any Company Subsidiary,
(ii) any merger, consolidation, business combination or similar transaction involving the Company or any Company Subsidiary, or (iii) any sale (other than in the Ordinary Course of Business) or disposition of the assets of the Company and the Company Subsidiaries in any single transaction or series of related transactions that constitute or represent 10% or more of the total revenue or operating assets of the Company and the Company Subsidiaries taken as a whole, in each case other than (x) the Merger, (y) the exercise of Company Options, or
(z) the conversion or exchange of Company Preferred Shares or Company Indebtedness by Stanford, as contemplated by Article VII; and (B) with respect to Parent, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by the Company), or any public announcement of intention to enter into any such agreement or of any intention to make any offer, proposal or indication of interest, relating to or involving (i) the purchase from the Parent or any Parent Subsidiary or any acquisition by any Person of more than a 10% interest (or, with respect to any Person holding more than a 10% interest on the date hereof, of an additional interest) in the total outstanding voting securities of Parent or any Parent Subsidiary (other than acquisitions of voting securities of a Parent Subsidiary by Parent) or any tender offer or exchange offer that if consummated would result in any Person Beneficially Owning 10% or more of the total outstanding voting securities of Parent or any Parent Subsidiary, (ii) any merger, consolidation, business combination or similar transaction involving the Parent or any Parent Subsidiary, or (iii) any sale (other than in the Ordinary Course of Business) or disposition of the assets of Parent and the Parent Subsidiaries in any single transaction or series of related transactions that constitute or represent 10% or more of the total revenue or operating assets of Parent and the Parent Subsidiaries taken as a whole, in each case other than the Merger and the exercise of Parent Options.

     "Actions" means any action, appeal, petition, plea, charge, complaint, claim, suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public, private or otherwise, whether at law or in equity), demand, litigation, arbitration, mediation, hearing, inquiry, investigation, audit or similar event, occurrence, or proceeding, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity, arbitrator or mediator.

     "Actual Knowledge" means, with respect to a particular fact or other matter, (i) with respect to an individual, that such individual is actually aware of such fact or other matter, and (ii) with respect to an Entity, that any Person who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Entity (or, in all cases above, in any similar or equivalent capacity), or any employee of such Entity charged with responsibility for a particular functional or regional area of such Entity's business or operations, has, or at any time had, Actual Knowledge of such fact or other matter.

     "Affiliate" shall have the meaning ascribed to such term in Rule 144 promulgated under the Securities Act.

         "Amend" means, with respect to any Contract, Law, filing or Organizational Document, to amend, supplement, extend, waive a provision of or otherwise modify such Contract, Law, filing or Organizational Document. The related terms "Amended" and "Amendment" shall have the correlative meanings.

     "Applicable Time" means (i) with respect to the Form S-4, the time the Form S-4, or any amendment or supplement thereto, is filed with the SEC, the time the Form S-4 becomes effective under the Securities Act and at the Effective Time,
(ii) with respect to the Proxy Statement, the date the Proxy Statement, or any amendment or supplement thereto, is first mailed to the stockholders of Parent or the Company, at the times of the Parent Stockholder Meeting and the Company Stockholder Meeting, and at the Effective Time, or (iii) with respect to any Other Filing, the date such Other Filing, or any amendment or supplement thereto, is filed with the applicable Governmental Entity.

     "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The related terms "Beneficially Own", "Beneficially Owning" and "Beneficial Ownership" shall have the correlative meanings.

     "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously and effectively as possible.

     "Board Recommendation" means the Company Board Recommendation or the Parent Board Recommendation.

     "Blue Sky Laws" means state securities or "blue sky" laws.

     "Breach" means (a) any breach of, or inaccuracy in, any representation or warranty, (b) any breach or violation of, default under (including any designated "event of default"), failure to perform, failure to comply with or failure to notify, or noncompliance with, any covenant, agreement or obligation, or (c) any one or more other Events the existence of which, individually or together, whether unconditionally or with the passing of time or the giving of notice, or both, would (i) constitute a breach, violation, default, failure or noncompliance referred to in clauses (a) and (b) next above, (ii) result in the acceleration of, or permit any Person to accelerate, any monetary obligation,
(iii) result in the abridgement, modification, acceleration, termination, revocation, rescission, redemption, cancellation or vesting of, or permit any Person to abridge, modify, accelerate, delay, condition, terminate, revoke, rescind, redeem or cancel, any right, license, liability, benefit, debt, power, authority, privilege or obligation, or (iv) require, or permit any Person to require, the payment of a monetary penalty or liquidated damages.

     "Business Day" means any day other than (i) a Saturday or Sunday, and (ii) any day on which the SEC shall be closed for business.

     "Capitalization Adjustment" means, with respect to any class of shares, an adjustment based on any stock split, reverse stock split, combination, consolidation, reorganization or reclassification of, or any stock dividend (including any dividend or distribution of Securities convertible into capital stock) on, such class of shares, the recapitalization of the issuer thereof, or any like change.

     "Certificates" means, collectively, the stock certificates representing Company Common Shares immediately before the Effective Time.

     "Closing Company Common Shares" means the Company Common Shares outstanding immediately at the Effective Time, including any Company Common Shares issued or issuable upon the exercise or conversion, before or at the Effective Time, of any Company Options, Company Warrants or other Commitments therefor, including the conversions and exchanges contemplated by the Conversion Agreements and Note Exchange Agreement, but, for avoidance of doubt, excluding Company Common Shares
(i) to be cancelled pursuant to Section 3.1(b), or (ii) issuable upon the exercise of any Company Options or Company Warrants being assumed by Parent pursuant to Section 3.7 and Section 3.9, respectively.

     "Code" means the United States Internal Revenue Code of 1986, as Amended.

     "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, purchase or acquisition rights, conversion rights, exchange rights, or other Contracts that require an Entity to issue any of its Equity Interests, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for, in each case with or without consideration, any Equity Interest of an Entity, (c) statutory pre-emptive rights or pre-emptive rights granted under an Entity's Organizational Documents, (d) rights of first refusal, tag-along rights, co-sale rights, drag-along rights, registration rights, piggyback rights, buy-sell arrangements, or voting agreements, or (e) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to an Entity.

     "Company Balance Sheet" means the balance sheet of the Company as of the Company Balance Sheet Date, as previously Made Available to Parent.

     "Company Balance Sheet Date" means September 30, 2006.

     "Company Board Recommendation" means the unanimous recommendation by the Company Board that the Company's stockholders vote in favor of (i) the adoption and approval of this Agreement and the Merger, and (ii) the Stockholder Agent Appointment.

     "Company Common Share" means a share of Company Common Stock.

     "Company Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "Company  Information"  means the  statements  regarding  the Company,  its
operations,   business,  directors,  officers,   Subsidiaries  and  stockholders
contained in the Form S-4, Proxy Statement or Other Filings.

     "Company Option" means any option granted, to the extent not exercised, expired or terminated, to a current or former employee, director, officer or consultant of the Company or any Company Subsidiary, or any predecessor of any of the foregoing, to purchase or otherwise acquire Company Common Shares pursuant to any Company Stock Option Plan.

     "Company SEC Reports" means all SEC Reports filed by the Company with the SEC, including those that the Company may file subsequent to the date hereof.

     "Company Stock Option Plan" means any equity incentive, stock option, stock bonus, stock award or stock purchase plan, program or arrangement, as amended to date, of the Company or any Company Subsidiary, or any predecessor of any of the foregoing, including the Company's 2003 Omnibus Stock Option Plan and 2000 Omnibus Stock Option Plan.

     "Company Warrant" means a warrant or similar right to purchase any Company Common Shares.

     "Consent" means any consent, approval, authorization, permit, ratification, favorable vote, authorization, waiver, or other similar action.

     "Contract" means any agreement, contract, subcontract, lease, sublease, power of attorney, note, loan, evidence of indebtedness, letter of credit, binding undertaking, covenant not to compete, license, instrument, obligation, binding commitment, binding understanding, indenture, option or warranty; in each case whether oral or written, express or implied.

     "Control" means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise. The related terms "controlled by" and "under common control with" shall have the correlative meanings.

     "Conversion Agreements" means those certain Conversion Agreements, made and entered into as of the date hereof, by and between the Company, on the one hand, and Stanford or DiGenova, on the other hand.

     "DiGenova Warrant" means that certain Warrant, issued by Parent to DiGenova on the date hereof pursuant to that certain Securities Exchange Agreement, dated as of the date hereof, by and between Parent and DiGenova.

     "Dissenting Stockholders" means stockholders of the Company who have perfected their appraisal rights pursuant to Section 262 of the DGCL, or are otherwise duly exercising dissenters' or appraisal rights under applicable Law, in respect of the Merger.

     "Employment Agreements" means the executive employment agreements between Parent, on the one hand, and Dr. L.S. Smith or William H. Oyster, on the other hand, previously approved by the Parent Board and Made Available to the Company.

     "Encumbrance" means, with respect to any Property, any Order, Lien, easement, right of way, encroachment, servitude, right of first option, right of first refusal or similar restriction, drag-along or similar rights, community or other marital property interest, condition, equitable interest, license, encumbrance or other binding restriction of any kind (including restrictions on use, Transfer, receipt of income or exercise of any other attribute or indicia of ownership) on such Property or any interest therein or right thereto, whether directly or indirectly (through one or more intermediary Persons or otherwise), whether voluntarily, involuntarily or by operation of law, and, where applicable, any restriction on voting thereof or receipt of income thereon and any Commitments in respect thereof; provided that Transfer restrictions under federal securities and Blue Sky Laws and regulations shall be deemed not to be an Encumbrance. The term "Encumber" shall have the correlative meaning.

     "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm, labor organization, unincorporated organization, or other enterprise, association, organization or business entity.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental Claims" means, with respect to any Person, all accusations, allegations, notices of violation, Encumbrances, claims, demands, suits or causes of action for any damage, arising out of or related to the presence or Release of, or exposure to, any Hazardous Substances at any of such Person's Facilities, or the material failure by such Person to comply with any applicable Environmental Laws.

     "Environmental Laws" means any Law that requires or relates to (i) advising appropriate authorities, employees or the public of intended, threatened or actual Environmental Releases of Materials of Environmental Concern, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (ii) preventing or reducing to acceptable levels the Environmental Release of Materials of Environmental Concern into the Environment, (iii) reducing the quantities, preventing the Environmental Release or minimizing the hazardous characteristics of wastes that are generated, (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (v) protecting the Environment, resources, species or ecological amenities, (vi) reducing to acceptable levels the risks inherent in the transportation of Materials of Environmental Concern, (vii) cleaning up Materials of Environmental Concern that have been Environmentally Released, preventing the threat of Environmental Release or paying the costs of such clean up or prevention, (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, or (ix) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the protection of human health or the Environment.

     "Environmental Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property. The related term "Environmentally Released" shall have the correlative meaning.

     "Equity Interest" means (a) with respect to any corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to any general or limited partnership, limited liability company, trust or similar Entity, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) with respect to any other Entity, any other direct or indirect equity ownership, participation or interest therein and any Commitments with respect thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as Amended, and the regulations promulgated thereunder.

     "ERISA Affiliate" means, with respect to any Person, any Entity or trade or business (whether or not incorporated), other than such Person, that together with such Person is considered under common control and treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

     "Event" means any act, omission, occurrence, circumstance, development, change, condition or other event or effect.

     "Escrow Agent" means the escrow agent appointed by Parent to act as escrow agent under the Escrow Agreement, together with its successors as escrow agent thereunder.

     "Escrow Termination Date" means the last day of the Escrow Period.

     "Exchange Act" means the Securities Exchange Act of 1934, as Amended, and the rules and regulations promulgated thereunder.

     "Expenses" includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, including the preparation, printing, filing and mailing of the Form S-4 and Proxy Statement and the solicitation of stockholder approvals and all other matters related to the Transactions.

     "Facilities" means (i) plants, offices, manufacturing facilities, stores, warehouses, administration buildings and real property and related facilities, and (ii) with respect to any Person, all Facilities owned, leased, operated or occupied at any time by such Person or any of such Person's Subsidiaries.

     "Form S-4" means the registration statement on Form S-4 to be filed by Parent with the SEC in connection with the issuance of the Parent Common Shares constituting the Merger Consideration in the Merger, including the joint proxy statement/prospectus forming a part thereof.

     "GAAP"  means  generally  accepted  accounting   principles  for  financial
reporting, as applied in the United States and in effect from time to time.

     "Governmental Entity" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) supranational, national, federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any legislature, agency, board, bureau, branch, department, division, commission, instrumentality, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers), (iv) multi-national organization or body, (v) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power, (v) any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or any other governmental or quasi-governmental authority, or
(vi) any official of any of the foregoing.

     "Governmental Permit" means any permit, license, certificate, Consent, clearance, certificate, registration, approval, accreditation, or other similar authorization required by any Law or Governmental Entity.

     "Group" has the meaning ascribed to such term in Section 13 of the Exchange Act.

     "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other infectious, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including radioactive materials, petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid,
(iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all capitalized lease obligations of such Person,
(vii) all obligations of others secured by any Encumbrance on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (x) all obligations of such Person to purchase Securities (or other Property) that arise out of or in connection with the sale of the same or substantially similar Securities or Property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

     "Independent Committee" has the meaning ascribed to such term in the Management Agreement.

     "Intellectual Property" means any and all worldwide intellectual property and intellectual property rights, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists; all designs and any registrations and applications therefor; all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; Internet domain names and toll-free numbers; all copyrights, copyright registrations and applications therefor; all computer software, including all source code, object code, firmware, and development tools, game engines, game rules, scripts, voice-overs, characters, images, drawings, graphics, files, records and data; all rights in prototypes; all databases and data collections and all rights therein; all moral and economic rights of authors and inventors; and all other intellectual property of any kind or nature.

     "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "Key Employee" means, with respect to any Entity, any employee at the vice president level or higher, or who is otherwise material to such Entity and such Entity's Subsidiaries taken as a whole.

     "Knowledge" means, with respect to a particular fact or other matter, (a) in the case of an individual, (i) that such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to have discovered or otherwise have become aware of such fact or other matter in the course of conducting a comprehensive investigation concerning the existence of such fact or other matter, and (b) in the case of an Entity, that any Person who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Entity (or, in all cases above, in any similar or equivalent capacity), or any employee of such Entity charged with responsibility for a particular functional or regional area of such Entity's business or operations, has, or at any time had, Knowledge of such fact or other matter.

     "Law" means any federal, state, local, domestic, foreign, international or multi national law (statutory, common, or otherwise), constitution, treaty, statute, code, order, writ, injunction, decree, award, stipulation, ordinance or administrative doctrine, ordinance, equitable principle, code, rule, regulation, executive order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Entity, each as Amended.

     "Lease" means any lease of real or personal property or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which the Company is a party or subject, and any other Contract of the Company pertaining to the leasing or use of any Tangible Personal Property. The related terms "Lease" and "Leased" used as a verb shall have the correlative meanings.

     "Liability" or "Liable" means any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on financial statements.

     "Lien" means, in respect of any Property, any security interest, deed of trust, mortgage, pledge, lien, statutory liens of any kind or nature, hypothecation, charge, claim, lease or other similar interest or right in respect of such Property.

     "Losses" means, without duplication, all damages, losses (including loss due to business interruption or operation shutdowns, increased costs of operation, the loss of any available tax deduction, and including special, exemplary, punitive or incidental loss or damage), deficiencies, costs of mitigation or avoidance, Liabilities, expenses of whatever nature, costs
(including increased costs of business or operations), obligations, fines, interest, penalties, and payments, whether incurred by or issued against a Person, including (i) with respect to environmental liabilities and losses, clean-up, remedial correction and responsive action, and (ii) with respect to any Action or threatened Action, amounts paid in defense, settlement and discovery, costs associated with obtaining injunctive relief, administrative costs and expenses, reasonable fees and expenses of attorneys, expert witnesses, accountants and other professional advisors, and other out-of-pocket costs of investigation, preparation, and litigation in connection therewith. In computing the amount of Losses, an offset shall be taken into account for tax savings (net of reasonable costs and expenses incurred in obtaining such savings, and taking into account the tax effect of any indemnity to which the Person may be entitled) and for insurance benefits (without duplication of any amounts credited or repaid pursuant to Section 8.1(d)).

     "Lock-Up Agreement" means that certain Lock-Up Agreement, made and entered into as of the date hereof, by and between DGSE and DiGenova.

     "Made Available" means (a) in the case of Parent, that either (i) the Company or its Representatives has delivered such materials to Parent or its designated representatives via email or otherwise on or before December 31, 2006 (or such later date as Parent and the Company may agree in writing), or (ii) such material constitutes part of the Parent SEC Reports filed with the SEC prior to the date of this Agreement which are currently available through the SEC's EDGAR system, and (b) in the case of the Company, that either (i) Parent or its Representatives has delivered such materials to the Company or its designated representatives via email or otherwise on or before December 31, 2006 (or such later date as Parent and the Company may agree in writing), or (ii) such material constitutes part of the Company SEC Reports filed with the SEC prior to the date of this Agreement which are currently available through the SEC's EDGAR system.

     "Management Agreement" means that certain Management Agreement, made and entered into as of the date hereof, by and between Merger Sub and the Company.

     "Material" or "Materially" means, with respect to any Person and any Event, violation or Breach, any of the foregoing which, alone or in combination with any other Events, violations or Breaches, is reasonably likely to result in or have a Material Adverse Effect, taken as a whole, on such Person and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means, with respect to any Person and any Events, that such Events, taken individually or in the aggregate, (i) have had, or are reasonably likely to have, a materially adverse effect on the assets (including intangible assets), Properties, business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) materially impede or delays, or are reasonably likely materially to impede or delay, the ability of such Person or its Subsidiaries to perform its obligations under this Agreement or any Related Agreements to which it is a signatory, or to consummate the Transactions, in accordance with the terms hereof and thereof and applicable Laws; provided, however, that no such Events to the extent resulting from or arising out of any of the following shall be deemed to constitute, in and of itself, a Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Material Adverse
Effect: (i) any change in applicable Laws, GAAP, regulations or application or interpretations of such Laws, GAAP or regulations, but only to the extent that such changes do not adversely affect such Person and its Subsidiaries in a disproportionate manner from others in the industry or market generally, (ii) the negotiation, execution, delivery, pendency or announcement of this Agreement, the Related Agreements or the consummation of the Transactions, including any loss of or adverse impact on relationships with employees, customers, suppliers, licensors, licensees, or distributors of such Person or its Subsidiaries as a result thereof, (iii) any Events affecting the industry in which such Person operates generally, but only to the extent that such Events do not adversely affect such Person and its Subsidiaries in a disproportionate manner, (iv) changes in United States or world general political, economic or capital market conditions, but only to the extent that such changes do not adversely affect such Person and its Subsidiaries in a disproportionate manner,
(v) actual or threatened stockholder litigation arising from allegations of breach of fiduciary duty relating to this Agreement or the Related Agreements, including related claims with respect to disclosure of the Merger or this Agreement, or (vi) any delay in the mailing of the Form S-4 or Proxy Statement due to the SEC or Blue Sky Laws review process related thereto.

     "Materials of Environmental Concern" means chemicals, pollutants, pollution, contaminants, wastes, Hazardous Substances and any other substance that is now or hereafter regulated by any applicable Environmental Law or that is otherwise a danger to health, reproduction or the Environment.

     "Merger Consideration" means 3,700,000 Parent Common Shares.

     "Minimum Company Stockholders Equity" means negative Three Million One Hundred Twenty-Three Thousand Four Hundred Twenty-Eight Dollars and no cents (-$3,123,428).

     "Minute Books" means, (i) with respect to any corporation, minute books of such corporation containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors, stockholders and committees of stockholders of such corporation, or (ii) with respect to any other Entity, minutes or similar books and records of such Entity containing records of all proceedings, consents, actions and meetings of the equivalent governing bodies, including managing members in the case of a limited liability company or general partners in case of a partnership, and owners of such Entity.

     "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, award, judgment, injunction, assessment, or other similar determination or finding by, before, or under the supervision of any Governmental Entity, arbitrator or mediator.

     "Ordinary Course of Business" means, with respect to any action by any Person, that such action (i) is consistent in nature, scope, quality, frequency and magnitude with the past customs and practices of such Person, to the extent practicable if such Person has a rapidly growing business, and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by (1) such Person's board of directors (or any committee thereof), (2) such Person's stockholders (or by any Person or group of Persons exercising similar authority), or (3) more than one of such Person's (A) principal executive officer, (B) principal operating officer, (C) principal financial officer, and (D) other officer performing substantially similar functions.

     "Organizational Documents" means, with respect to any Entity, (i) if a corporation, its articles or certificate of incorporation and its bylaws, or
(ii) if another type of Entity, any other charter, regulations or similar document, including Contracts, adopted or filed in connection with the creation, formation or organization of such Entity; in each case as Amended.

     "OTCBB" means the OTC Bulletin Board.

     "Other Filings" means all filings made by, or required to be made by, the Company or Parent, as the case may be, with the SEC in connection with the Transactions, other than the Form S-4 and Proxy Statement.

     "Open Source Materials" means all software or other copyrightable work that is distributed as "free software" or "open source software" or under substantially similar licensing or distribution terms, including any software licensed under a license approved as "Open Source" by the Open Source Initiative, http://www.opensource.org/, or as "Free Software" by The Free Software Foundation, http://www.fsf.org/.

     "Parent Balance Sheet" means the balance sheet of Parent as of the Parent Balance Sheet Date, as contained in the Parent SEC Reports.

     "Parent Balance Sheet Date" means September 30, 2006.

     "Parent Board Recommendation" means the unanimous recommendation by the Parent Board that the Parent's stockholders vote in favor of (i) the adoption and approval of this Agreement and the Merger, and (ii) the Parent Authorized Stock Increase.

     "Parent Common Share" means a share of common stock, par value $0.01 per share, of Parent.

     "Parent Information" means the statements regarding Parent, its operations, business, directors, officers, Subsidiaries and stockholders contained in the Form S-4, Proxy Statement or Other Filings.

     "Parent Option" means any option granted, to the extent not exercised, expired or terminated, to a current or former employee, director, officer or consultant of Parent or any Parent Subsidiary, or any predecessor of any of the foregoing, to purchase or otherwise acquire Parent Common Shares pursuant to any Parent Stock Option Plan.

     "Parent SEC Reports" means all SEC Reports filed by Parent with the SEC, including those that Parent may file subsequent to the date hereof.

     "Parent Stock Option Plan" means any equity incentive, stock option, stock bonus, stock award or stock purchase plan, program or arrangement, as amended to date, of Parent or any Parent Subsidiary, or any predecessor of any of the foregoing, including Parent's Stock Option Plan, effective as of January 1, 2004 and, if approved at Parent's 2006 annual meeting of its stockholders, Parent's 2006 Equity Incentive Plan (as such plan is described in Parent's proxy statement filed with the SEC on April 27, 2006).

     "Parent Warrant" means a warrant or similar right to purchase any Parent Common Shares.

     "PCAOB" means the United States Public Company Accounting Oversight Board.

     "Person" means any individual, Group, Governmental Entity or Entity.

     "Principal Market" means, with respect to any Entity, the Nasdaq Capital Market, the New York Stock Exchange, the Nasdaq National Market, the American Stock Exchange, the OTCBB or any other national securities exchange registered under Section 6 of the Exchange Act, whichever is at the time the principal trading exchange, market or inter-dealer or automated quotation system for the shares of common stock of such Entity.

     "Property" means any present or future, legal or equitable, vested or contingent right to or interest in any fixture, real property, personal property or any other property or asset, including goods, leases, securities (whether or not certificated), commercial paper, financial assets, commodities, accounts, equipment, chattel paper, derivatives, instruments, money, claims, licenses, Contracts, Intellectual Property, royalties and general intangibles, and any proceeds of any of the foregoing.

     "Proxy Statement" means the proxy materials constituting part of the joint proxy statement/prospectus forming part of the Form S-4 or otherwise communicated to Parent or Company stockholders in connection with the Merger or relating to the Company Stockholders Meeting or the Parent Stockholders Meeting.

     "Registered Intellectual Property" means, with respect to any Person, all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks, (iii) registered Internet domain names or toll-free numbers, and
(iv) registered copyrights and applications for copyright registration, in each case of clauses (i) through (iv) next preceding, that is owned by, registered or filed in the name of, such Person or any Subsidiary of such Person.

     "Related Agreements" means the Confidentiality Agreement, the Shared Expenses Agreement, the Escrow Agreement, the Limited Joinder Agreement, the Certificate of Merger, the Employment Agreements, the A Warrants, the B
Warrants, the DiGenova Warrant, the Registration Rights Agreement, the Termination and Release Agreements, the Management Agreement, the Conversion Agreements, the Note Exchange Agreement, the Securities Exchange Agreement, the Support Agreements, the Lock-Up Agreement, the Consulting Agreement, the amendment to the Stanford LOC dated the date hereof, the Forbearance Agreement, the Amended and Restated Stanford LOC, and any other agreement delivered on the date hereof or at or in connection with the Closing.

     "Representatives" means, with respect to any Person, such Person's officers, directors, employees, managers, consultants, contractors, agents, investment bankers, brokers, agents, and other financial, banking and legal advisors or other representatives.

     "Repurchase Rights" means, with respect to any Entity, outstanding rights held by such Entity to repurchase or redeem Equity Interests in such Entity, or similar restrictions in such Entity's favor with respect to any of its Equity Interests.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Reports" means any forms, statements, schedules, requests, reports and documents (including items incorporated by reference) required or authorized to be filed with the SEC pursuant to the Securities Act or the Exchange Act or the rule and regulations promulgated by the SEC thereunder.

     "SEC Rules" means the rules and regulations promulgated by the SEC under the Securities Act, the Exchange Act or SOX.

     "Securities Act" means the Securities Act of 1933, as Amended, and the rules and regulations promulgated thereunder.

     "Securities" means any stock, capital stock or similar security, shares, partnership (general or limited) interests, membership or limited liability company interests or units, interests in a joint venture, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement or business trust, voting trust certificate, investment contract, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest or participations in, temporary or interim certificates for, receipt for, guarantees of, warrants or rights to subscribe to, purchase or otherwise acquire, or any other Commitments, puts or other options, futures, or certificate of deposit for, any of the foregoing.

     "Security Interest" means any Lien, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Company Financial Statements in an amount equal to the Liability for which the lien is asserted, (ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's or other like liens (including contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent, or with respect to amounts being contested in good faith by appropriate proceedings, and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

     "SOX" means the Sarbanes-Oxley Act of 2002, as Amended, and the rules and regulations promulgated thereunder.

     "Stockholders" means all of the stockholders of the Company from time to time, other than stockholders who do not hold any Company Common Shares other than Dissenting Shares.

     "Subsidiary" means, with respect to any Person, (a) any corporation in which a controlling interest in the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person, and (b) any Person other than a corporation of which at least a controlling interest of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers, or others that will control the management of such Entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

     "Superior Offer" means, with respect to the party receiving an offer, any bona fide written offer, not solicited after the date of this Agreement by the party or on behalf of the party by any of its Representatives, made by a Person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), all or substantially all of the assets of the party receiving the offer or all of the total outstanding voting securities of such party and as a result of which (i) Equity Interests held by stockholders of such party immediately preceding such transaction would represent or be converted into less than 50% of the Equity Interests in the surviving or resulting Entity of such transaction or any direct or indirect parent or Subsidiary thereof, or (ii) such third party acquiring, directly or indirectly, all or substantially all of the assets of the party receiving the offer and such party's Subsidiaries, taken as a whole, in each case for consideration consisting exclusively of cash or publicly-traded equity securities, on terms that such party's Board of Directors has in good faith determined (after consulting with such party's legal counsel and financial advisors), to be more favorable to its stockholders than the terms of the Merger and taking into consideration whether such offer is reasonably capable of being consummated, and whether financing to the extent required by the Person making such offer, is then fully committed and available, and is not contingent.

     "Support Agreements" means those certain Support Agreements, made and entered into as of the date hereof, by and between certain stockholders of the Company and Parent, and by and between Dr. L.S. Smith and the Company.

     "Tangible Personal Property" means, with respect to any Person, all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than inventories) of every kind owned or leased by such Person, wherever located and whether or not carried on such Person's books.

     "Taxes" means (i) all taxes, levies, assessments, duties, imposts or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental, franchise or other governmental taxes or charges, imposed by any Governmental Entity responsible for the imposition of any such tax (each, a "Tax Authority"), including any interest, penalties or additions to tax applicable or related thereto, (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto), and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

     "Tax Return" means any report, return, statement, declaration, claim for refund, information return or other written information (including any related or supporting schedules, statements or information and amended returns) filed or required to be filed in connection with any Taxes, including the administration of any Laws, regulations or administrative requirements relating to any Taxes.

     "Third Party Intellectual Property Rights" means, with respect to any Person, any Intellectual Property owned by, or exclusively licensed by, another Person (other than a Subsidiary of such first Person).

     "Transaction Documents" means this Agreement, the Related Agreements and any certificates, instruments, proxies or documents delivered or to be delivered pursuant to or in connection with this Agreement, any Related Agreement or any Transaction.

     "Transactions"   means  all  of  the  transactions   contemplated  by  this
Agreement, including the Merger.

     "Transfer" means, with respect to any Property, to sell, deed, dividend, distribute (including upon liquidation or distribution), exchange, convey, consign, negotiate, gift, devise, bequeath, pass by intestate succession, assign, issue, or otherwise alienate, transfer or dispose of such Property or any interest therein or right thereto, whether directly or indirectly (through another Person or otherwise), whether voluntarily, involuntarily or by operation of law, and whether with or without consideration. The related terms "Transferred" and "Transferring" shall have the correlative meanings.

     "U.S. Export and Import Laws" means all United States export and import Laws and controls, including the Arms Export Control Act (22 U.S.C. ss. 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. Subchapter M), the Export Administration Act of 1979, as amended (50 U.S.C. ss.ss. 2401-2420), the Export Administration Regulations (EAR) (15 C.F.R. 730-774), and all other laws and regulations of the United States Government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America and non-U.S. parties.

         Section 1.2. Other Definitions. All other capitalized terms used in this Agreement and not defined in Section 1.1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

         Section 1.3. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to a similar subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in Breach of the first representation, warranty, or covenant. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) all references in this Agreement to designated "Articles," "Sections" and other subdivisions, or to designated "Exhibits," "Schedules" or "Appendices," are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

         (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (c) references to any agreement, document or instrument means such agreement, document or instrument as Amended and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;

         (d) reference to any Law means such Law as Amended, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive Amendment, codification, replacement or reenactment of such section or other provision;

         (e) references to "dollars" or "cash", and the "$" symbol, are references to the lawful money of the United States of America;

         (f) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

         (g) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

         (h) the term "or" shall not be exclusive;

         (i) pronouIns in masculine, feminine, and neuter genders shall be construed to include any other gender;

         (j) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa;

         (k)  the  words  "this  Agreement,"   "herein,"   "hereof,"   "hereby,"
"hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (l) all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

                                  ARTICLE II.
                                   THE MERGER

         Section 2.1. The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub, at the Effective Time, shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (together with its successors, the "Surviving Corporation") and as a wholly-owned subsidiary of Parent.

         Section 2.2. The Closing. The closing of the Merger (the "Closing") shall take place (i) on the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article VII, or (ii) at such other time as Parent and the Company shall agree in writing (the date of the Closing, the "Closing Date"). The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 12275 El Camino Real, Suite 200, San Diego, California 92130-2006, or at such other location as Parent and the Company agree in writing.

         Section 2.3. Effective Time. On the Closing Date, or on such other date as may be mutually agreed by Parent and the Company, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in substantially the form of Exhibit A (the "Certificate of Merger") with the Office of the Secretary of State of the State of Delaware, executed and otherwise filed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or if another date and time is specified in the Certificate of Merger, such specified date and time, the "Effective Time").

         Section 2.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the Property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all Indebtedness, Liabilities and duties of the Company and Merger Sub shall become the Indebtedness, Liabilities and duties of the Surviving Corporation.

         Section 2.5. Certificate of Incorporation; Bylaws. The certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall constitute the certificate of incorporation and bylaws of the Surviving Corporation at and after the Effective Time; provided, however, that (i) Article I of the certificate of incorporation of the Surviving Corporation will be amended at the Effective Time to read "The name of the corporation is Superior Galleries, Inc." (or as Parent and the Company may otherwise agree prior to the filing of the Certificate of Merger), and (ii) at the election of Parent, such election to be made in Parent's sole discretion and effected by delivery of a notice to the Company on or before the Closing Date,
Article IV of the certificate of incorporation of the Surviving Corporation will be amended at the Effective Time to read "The total number of shares of capital stock which the corporation shall have authority to issue is 6,000,000 shares of common stock, $0.0001 par value per share."; in each case until thereafter amended.

         Section 2.6. Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the sole directors and officers of the Surviving Corporation effective as of the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                  ARTICLE III.
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 3.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

         (a) Company Common Shares. Each Closing Company Common Share issued and outstanding immediately prior to the Effective Time (exclusive of Dissenting Shares referred to in Section 3.10) shall be automatically be cancelled and retired and shall cease to exist, and the holder of a stock certificate that, immediately prior to the Effective Time, represented issued and outstanding Closing Company Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates (or delivery of the affidavit and bond, if any, specified in Section 3.4(i)) and upon the terms and subject to the conditions set forth in this Article III and elsewhere in this Agreement, 0.2731 Parent Common Shares for each Company Common Share (the "Exchange Ratio").

         (b) Cancellation of Certain Shares. Each Company Common Share held immediately prior to the Effective Time by the Company, Parent, Merger Sub or any Subsidiary of the Company, Parent or Merger Sub, and each share of any class of capital stock of the Company other than the Company Common Stock (including each series of preferred stock of the Company), shall be automatically cancelled and retired and shall cease to exist, without any conversion thereof or consideration therefor, and no payment shall be made with respect thereto.

         (c) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become (i) if Article IV of the certificate of incorporation of the Surviving Corporation is amended at the Effective Time as provided in clause (ii) in the proviso in Section 2.5, five thousand, or (ii) otherwise, one; in either case, validly issued, fully paid and non-assessable share(s) of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation's capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

         Section 3.2. Capitalization Adjustments to Shares. In the event of any Capitalization Adjustment with respect to the Company Common Shares or Parent Common Shares occurring after the date of this Agreement and prior to the Effective Time, or with respect to Parent Common Shares being held in the Escrow Account pursuant to the Escrow Agreement after the Effective Time for so long as held therein, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such Capitalization Adjustment.

         Section 3.3. Allocation and Distribution of Merger Consideration. Subject to Section 3.1(b), Section 3.5, Section 3.14 and other provisions of this Article III, the Merger Consideration shall be allocated among all pre-Closing Stockholders pro rata according to the respective number of Closing Company Common Shares held by each such stockholder. Parent (and, to the extent applicable, the Stockholder Agent) shall deliver the Merger Consideration to the Exchange Agent for distribution to such stockholders, provided that Parent may retain any consideration in respect of any Dissenting Stockholders for distribution pursuant to Section 3.10 or for paying any settlement, award or judgment of any Actions relating to such stockholder's Dissenting Shares.

         Section 3.4. Surrender of Certificates; Payment.

         (a) Exchange Procedures.

                  (1) Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of Closing Company Common Shares (i) a letter of transmittal, substantially in the form of Exhibit B (collectively, the "Letters of Transmittal"), and (ii) instructions for use in effecting surrender by such holder of its Certificates to the Exchange Agent in exchange for the Merger Consideration.

                  (2) The holder of each Certificate, upon the surrender of such Certificate by such holder to the Exchange Agent (or the delivery of the affidavit and bond, if any, specified in Section 3.4(i)), together with a Letter of Transmittal duly completed and validly executed by such holder in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, shall, subject to Section 3.4(e) and Section 3.14, be entitled to receive in exchange for such Certificate a certificate representing the number of Parent Common Shares for which the Company Common Shares theretofore represented by such Certificate may be exchanged pursuant to Section 3.1, and such surrendered Certificate shall forthwith thereafter be cancelled and retired.

                  (3) Each Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive, upon exchange as contemplated in this Section 3.4, the Merger Consideration to which the holder of the Company Common Shares formerly represented by such Certificate is entitled to receive in the Merger.

         (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date thirty or more days after the Effective Time but prior to the surrender of a Certificate (or the delivery of the affidavit and bond, if any, specified in Section 3.4(i)) will be paid or due to the holder of such Certificate in respect of the Parent Common Shares exchangeable therefor.

         (c) Transfers of Ownership. In the event of a transfer of ownership of Company Common Shares that is not registered on the transfer records of the Company, the Merger Consideration payable hereunder with respect to such Company Common Shares may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, but only if (i) such Certificate shall be properly endorsed and otherwise be in proper form for transfer, and (ii) that the Person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (d) Exchange Agent. Prior to the Effective Time, Parent or a direct or indirect Subsidiary of Parent shall make available to Registrar & Transfer Company (or such other transfer agent which Parent may appoint to act as the exchange agent hereunder from time to time), as exchange agent hereunder (in such capacity, together with its successors in such capacity, the "Exchange Agent"), for distribution by the Exchange Agent in accordance with this Article III, certificates representing Parent Common Shares to deliver to the holders of outstanding Company Common Shares (other than any Company Common Shares to be canceled pursuant to Section 3.1(b) and Dissenting Shares referred to in Section 3.10), as the aggregate Merger Consideration payable to such holders pursuant to
Section 3.1 in exchange for such Company Common Shares. Parent shall deliver irrevocable instructions to the Exchange Agent to cause the Exchange Agent to deliver the Merger Consideration contemplated to be issued pursuant to Section
3.1 as promptly as reasonably practicable upon receipt of the documents, including Letters of Transmittal and Certificates, described above. Upon surrender of a Certificate to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall (i) deliver to the holder of such Certificate a certificate representing the number of Parent Common Shares that such holder has the right to receive as Merger Consideration pursuant to this Article III, and (ii) deliver to the Escrow Agent under the Escrow Agreement on behalf of such holder a certificate in the name of the Escrow Agent with respect to the portion of the Escrow Shares that such holder has placed in escrow pursuant to this Article III.

         (e) No Fractional Shares. No certificate or scrip representing fractional Parent Common Shares shall be issued upon the surrender of certificates formerly representing Company Common Shares or otherwise in the Merger, and in lieu thereof, any fractional Parent Common Share shall be rounded up to the nearest whole Parent Common Share; provided that, prior to applying the sentence next preceding with respect to any holder of Company Common Shares, all Company Common Shares held by such holder shall be aggregated, taking into account all certificates formerly representing Company Common Shares delivered by such holder and the aggregate number of Company Common Shares represented thereby, and after giving effect to the exercise of any Company Options or Company Warrants to be exercised by such holder in connection with the Closing.

         (f) Further Rights in Company Common Shares. All Merger Consideration issued and paid upon conversion of the Company Common Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Shares.

         (g) Unclaimed Merger Consideration. The Exchange Agent shall upon demand promptly return any portion of the Merger Consideration that remains undistributed six months after the Effective Time, and any holders of Company Common Shares immediately prior to the Effective Time who have not theretofore complied with this Article III shall thereafter look only to Parent (subject to applicable abandoned property, escheat and similar Laws) for the Merger Consideration. Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered within three years of the Effective Time, subject to applicable Law, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Laws, become the property of the Parent, free and clear of all claims or interests of any Person previously entitled thereto.

         (h) No Liability. None of Parent, the Company, Merger Sub or the Surviving Corporation shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

         (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by holder thereof claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by Parent or the Exchange Agent in their respective discretion, the posting by such holder of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate; the Exchange Agent or Parent, as applicable, shall deliver to such holder the appropriate Merger Consideration in exchange for the Company Common Shares represented by such lost, stolen or destroyed Certificate.

         Section 3.5 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares or Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law, or pursuant to other applicable Orders. To the extent that amounts are so withheld from the Merger Consideration, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares or Company Options in respect of whom such deduction and withholding was made.

         Section 3.6 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed, and, thereafter, there shall be no further registration of Transfers of Company Common Shares theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided herein or by applicable Laws. On and after the Effective Time, any certificates presented to the Exchange Agent or Parent for any reason shall be cancelled and retired, and the holder thereof shall only have the right to receive the Merger Consideration, without interest, upon the terms and subject to the conditions hereof.

         Section 3.7 Company Options.

         (a) Before the Effective Time, the Company shall take all action necessary such that each Company Option that is outstanding and unexercised immediately prior to the Effective Time and that is not surrendered to Parent as provided in Section 3.7(b) within 30 days of the Closing Date shall be cancelled. As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 3.7, including making the appropriate election under Section 8.3 of the Company's 2003 Omnibus Stock Option Plan or 2000 Omnibus Stock Option Plan. The Company shall use its Best Efforts to prevent the acceleration of any Company Option in connection with the Merger or other Transactions.

         (b) After the Effective Time, promptly upon the surrender by the optionee for exchange of a Company Option granted pursuant to any Company Stock Option Plan, Parent shall grant the optionee thereof a new option (each, a "New Option") under a Parent Stock Option Plan to purchase Parent Common Shares subject to, and exercisable upon, the terms and conditions of the Contracts evidencing such Company Option previously Made Available to Parent, except:

                  (1) from and after the Effective Time, Parent and the Parent Board or the Compensation Committee of the Parent Board, as the case may be, shall be substituted for the Company and the Company Subsidiaries and their respective Boards of Directors and committees thereof for the purpose of administering the terms and conditions of the substituted New Option;

                  (2) all references to the Company (or any Company Subsidiary) shall be replaced by references to Parent;

                  (3) all references to the Company (or any Company Subsidiary) or its state of incorporation, address and similar information shall be replaced by references to Parent and its state of incorporation, address and other corresponding information;

                  (4) all references to Company Common Shares shall be replaced by references to Parent Common Shares;

                  (5) the number of Parent Common Shares subject to the substituted New Option shall equal the product of the number of Company Common Shares subject to the surrendered Company Option times the Exchange Ratio (with such product being rounded to the nearest whole number of Parent Common Shares);

                  (6) the exercise price per Parent Common Share under the substituted New Option shall be equal to the quotient of exercise price per Company Common Share under the surrendered Company Option divided by the Exchange Ratio (with such exercise price not to be less than the par value per Parent Common Share); and

                  (7) any other changes required by Section 3.7(c) shall be made.

Upon such surrender of a Company Option and the grant of a New Option, such Company Option shall terminate and be of no further force or effect.

         (c) The adjustments provided in this Section 3.7 with respect to any Company Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner that complies with Code Section 424(a). Except as otherwise provided in this Section 3.7, the duration and other terms of each substituted New Option shall, to the extent permitted by Law and otherwise reasonably practicable, be the same as the corresponding surrendered Company Option (taking into account any changes thereto, including acceleration thereof, provided for in the Company Stock Option Plan by reason of this Agreement or the Transactions).

         (d) Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the assumption of the Company Options held by Company Insiders pursuant to Section 3.7(a) shall be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of the Company who becomes subject to the provisions of Section 16 of the Exchange Act in respect of Parent (a "Company Insider").

         (e) The Company and Parent shall take all commercially reasonable actions that are necessary in order to effect the foregoing provisions of this
Section 3.7 as of the Effective Time.

         (f) The total number of Parent Common Shares issuable under all Parent Stock Option Plans immediately after the Effective Time shall not exceed 2,450,000.

         Section 3.8 Unvested Company Shares. Parent Common Shares delivered as Merger Consideration pursuant to this Article III in exchange for Company Common Shares that immediately prior to the Effective Time were restricted, not fully vested or subject to Repurchase Rights ("Unvested Company Shares") shall be subject to the same terms, conditions, restrictions, vesting arrangements or Repurchase Rights, including rights to dividends and voting rights, that were applicable to such Unvested Company Shares immediately prior to or at the Effective Time (and, except as set forth in Section 3.8 of the Company Disclosure Schedules, no vesting, acceleration, or lapse of Repurchase Rights, shall occur with respect to such Unvested Company Shares by reason of the Merger), and, notwithstanding any other provision of this Article III, Parent shall be entitled to place or have placed appropriate legends or other restrictions on the certificates representing such Parent Common Shares or to delay the delivery or release of such Parent Common Shares to the holder of such Unvested Company Shares. By virtue of this Agreement, all outstanding Repurchase Rights with respect to Unvested Company Shares that the Company may hold immediately prior to the Effective Time shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time, except that Repurchase Rights may be exercised by Parent for each Unvested Company Share by paying to the former holder thereof the repurchase price in effect for such Unvested Company Share immediately prior to the Effective Time divided by the Exchange Ratio and retaining the Parent Common Shares for which such Unvested Company Share may have otherwise been exchanged. Following the Effective Time, no Unvested Company Share, or right thereto, may be Encumbered or Transferred by any Person, other than Parent, or be taken or reached by any legal or equitable process in satisfaction of any Indebtedness or other Liability of such Person, prior to the distribution to such Person of the Parent Common Shares exchangeable therefor in accordance with this Agreement.

         Section 3.9 Company Warrants. At the Effective Time, each then-outstanding Company Warrant disclosed in Section 4.3(d) of the Company Disclosure Schedules shall be assumed by Parent (and the Company covenants and agrees to Amend each Company Warrant to provide for such assumption if necessary to ensure that no Commitment to acquire any Company Common Shares or any other Equity Interests of the Company will remain outstanding after the Effective
Time), subject to, and exercisable upon, the same terms and conditions as under the applicable Company Warrant (as Amended and made available to Parent prior to the date hereof), except:

                  (1) all references to the Company shall be replaced by references to Parent;

                  (2) all references to the Company or its state of incorporation, address and similar information shall be replaced by references to Parent and its state of incorporation, address and other corresponding information;

                  (3) all references to Company Common Shares shall be replaced by references to Parent Common Shares;

                  (4) the number of Parent Common Shares subject to the Company Warrant, as assumed, shall equal the product of the number of Company Common Shares subject to such Company Warrant times the Exchange Ratio (with such product being rounded to the nearest whole number of Parent Common Shares);

                  (5) the exercise price per Parent Common Share under the Company Warrant, as assumed, shall be equal to the quotient of exercise price per Company Common Share under such Company Warrant divided by the Exchange Ratio (with such exercise price not to be less than the par value per Parent Common Share); and

                  (6) the anti-dilution provisions, if any, of such Company Warrant shall not apply to, and the exercise price of such Company Warrant shall not be effected by, the issuance of the Merger Consideration.

Upon surrender of a Company Warrant to Parent for exchange, Parent shall issue to the registered holder thereof a new warrant of like tenor, subject to the changes and other provisions specified in this Section 3.9.

         Section 3.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be cancelled and retired or be exchangeable for the Merger Consideration and will be paid for by the Surviving Corporation in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal and payment under the DGCL, the right of such holder to such appraisal of its Company Common Shares shall cease, and such Company Common Shares shall be deemed cancelled and retired as of the Effective Time and the holder thereof shall have the right to receive the Merger Consideration as provided in this Article III. The Company shall give Parent (i) prompt notice of any written demands (or purported demands) for appraisal received by the Company with respect to shares of capital stock of the Company, withdrawals (or attempted withdrawals) of such demands, and any other written instruments served pursuant to Section 262 of the DGCL or other applicable Law and received by the Company relating to stockholder appraisal rights, and (ii) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to exercise of such appraisal rights. The Company shall not, except with Parent's prior written consent, (1) voluntarily make any payment with respect to any demands for appraisal for Dissenting Shares, (2) offer to settle, or settle, any such demands, (3) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or (4) agree to do any of the foregoing.

         Section 3.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all Contracts, Property, rights, privileges and powers of the Company and Merger Sub, the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent shall cause them to take, all such lawful and necessary action.

         Section 3.12 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. Nothing in this Section 3.12 shall be interpreted as requiring any change in the amount or kind of Merger Consideration payable to any Company stockholder in connection with the Merger.

         Section 3.13 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."


         Section 3.14 Escrow Agreement; Escrow Account.

         (a) At the Closing, Parent shall deliver to the Escrow Agent, on behalf of the pre-Merger stockholders of the Company, stock certificates evidencing a number of shares equal to 15% of (i) the number of Parent Common Shares issuable at Closing pursuant to Section 3.1(a), and (ii) the total number of Parent Common Shares for which the DiGenova Warrant may be exercised (collectively, the "Escrow Stock"); provided, however, that Parent may deduct from the Escrow Stock the amount, if any, owing to Parent at the time of the Closing pursuant to
Section 8.2(b), using the cash value per share set forth in the sentence next succeeding. Parent shall cause the Escrow Agent to deposit the Escrow Stock into an escrow account with the Escrow Agent (the "Escrow Account") for the purpose of securing the indemnification obligations set forth in Article VIII, with each Parent Common Shares being valued at $2.67 per share, subject to equitable adjustment in the event of any post-Closing Capitalization Adjustment of Parent Common Shares. The Escrow Agent shall maintain the Escrow Account for such purposes until the date one calendar year after the Effective Time (the "Escrow Period"); provided, however, that in the event any Indemnified Parties have made any claims under Article VIII prior to the end of the Escrow Period, the Escrow Period and the release of any Escrow Assets shall be tolled, and a number of Parent Common Shares having an aggregate value up to the sum of the maximum aggregate amount of such claims shall remain in the Escrow Account as security and not be released to the pre-Merger Stockholders and Silvano DiGenova ("DiGenova"), until all such claims shall have been fully and finally resolved and settled, as provided in the Escrow Agreement. The Escrow Account shall be subject to the terms and provisions of Section 8.2 and the Escrow Agreement.

         (b) Releases of Escrow Stock from the Escrow Account shall be subject to the terms and conditions of an Escrow Agreement substantially in the form of Exhibit C (with such amendments thereto as DGSE and the Escrow Agent may agree with the consent of the Stockholder Agent, such consent not to be unreasonably withheld, conditioned or delayed, the "Escrow Agreement") and Section 3.4(e).

         (c) In the event that this Agreement is adopted by the stockholders of the Company, then all such stockholders shall, without further act of any such stockholder, be deemed to have consented to and approved (i) the terms and conditions of the Escrow Agreement, (ii) the use of the Escrow Account as collateral to secure the rights of the Indemnified Parties under Article VIII, and (iii) the appointment by the Stockholders receiving Parent Common Shares in the Merger of the Stockholder Agent as their exclusive agent, attorney-in-fact and representative for and on behalf of each such Person (other than holders of Dissenting Shares) under this Agreement and the Escrow Agreement.

         (d) In the event of any inconsistency between this Agreement and the Escrow Agreement regarding the powers, authorities, rights, duties, obligations or liabilities of the Escrow Agent, the terms and provisions of the Escrow Agreement shall control.

         Section 3.15 Transfer Of Contingent Rights.

         (a) The Merger Consideration and the interests in the Escrow Account, and the provisions of this Article III and the Escrow Agreement related thereto, are intended solely for the benefit of the Persons who immediately prior to the Effective Time were Stockholders. Without limiting the generality of Section 10.5, except as expressly provided in Section 3.15(b), no Person may sell, assign or otherwise Transfer (whether in connection with any sale, assignment or other Transfer of any Parent Common Shares or otherwise) to any other Person (i) any interest in any Merger Consideration not distributed to such first Person, including any interest in the Escrow Account, or in any portion thereof, or (ii) any right to participate, in whole or in part, in the distribution of any Merger Consideration or to obtain any proceeds or shares from the Escrow Account pursuant to Section 3.14 or the Escrow Agreement; and any attempt to do so shall be null and void ab initio and of no force or effect. In no event shall the right to receive contingent shares be evidenced by a negotiable instrument or certificated security, or be readily marketable.

         (b) Notwithstanding Section 3.15(a) and Section 10.5, an interest in Merger Consideration may be assigned or Transferred involuntarily pursuant to bequest, the laws of intestate succession or the order of a court in connection with a settlement of property rights incident to divorce.

                                  ARTICLE IV.
                     COMPANY REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement, except as set forth, with respect to any specific Section or subsection in this Article IV, in the corresponding section or subsection of the schedules the Company has delivered to Parent concurrently with the execution and delivery hereof (the "Company Disclosure Schedules") as follows (it being understood that the disclosure of any matter or item in the Company Disclosure Schedules shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Material Adverse Effect" or any word or phrase of similar import, and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company):

         Section 4.1 Organization and Qualification; Subsidiaries.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company (each a "Company Subsidiary" and, collectively, the "Company Subsidiaries") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary other than in such jurisdictions where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect on the Company.

         (b) Section 4.1(b) of the Company Disclosure Schedules sets forth a true, correct and complete list of all of the Company Subsidiaries and the jurisdictions of their organization. Except as set forth on Section 4.1(b) of the Company Disclosure Schedules, none of the Company and the Company Subsidiaries holds an Equity Interest in any other Entity. The Company directly, or indirectly through the ownership of a Company Subsidiary, is the owner of all of the issued and outstanding Equity Interests in each Company Subsidiary, and all such Equity Interests are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.1(b) of the Company Disclosure Schedules, all of the issued and outstanding Equity Interests of each Company Subsidiary are owned directly by the Company, or indirectly through the ownership of a Company Subsidiary, free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by Law or the Organizational Documents of such Company Subsidiary or any Contract to which such Company Subsidiary is a party or by which it is bound. There are no outstanding Commitments or other Contracts of any character relating to the issued or unissued Equity Interests or other Securities of any Company Subsidiary, or otherwise obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such Equity Interests or Securities.

         Section 4.2 Certificate of Incorporation and Bylaws; Corporate Books and Records. The Company has Made Available to Parent a true, correct and complete copy of the Company's Certificate of Incorporation, as Amended (the "Company Certificate of Incorporation"), and the Company's Bylaws, as Amended (the "Company Bylaws"), in each case as now in effect. The Company has Made Available to Parent a true, correct and complete copy of the Organizational

Documents of each Company Subsidiary, in each case as Amended and now in effect. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of its Organizational Documents. Except as set forth in
Section 4.2 of the Company Disclosure Schedules, (i) true, correct and complete copies of all Minute Books of the Company and the Company Subsidiaries have been Made Available to Parent, and (ii) the Minute Books of the Company and each Company Subsidiary Made Available to Parent contain accurate summaries of all meetings of directors and stockholders (or equivalent managers and owners) or actions by written consent of the directors and stockholders (or equivalent managers and owners) of the Company and the respective Company Subsidiaries through the date of this Agreement or the Closing Date, as the case may be.

         Section 4.3 Capitalization.

         (a) The authorized capital shares of the Company consist of 20,000,000 Company Common Shares and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Shares"). As of December 31, 2006, 4,808,280 Company Common Shares (other than treasury shares) were issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights (excluding shares held in the treasury of the Company). As of the Closing Date (after giving effect to the conversions pursuant to Stanford's Conversion Agreement), no Company Preferred Shares will be issued and outstanding. As of December 31, 2006, the following (and only the following) Company Preferred Shares were (i) authorized and (ii) issued and outstanding (all of which issued and outstanding shares were validly issued and are fully paid, nonassessable and free of preemptive rights, excluding shares held in the treasury of the Company):

                                                                Shares of Series
                                                                Issued and
Designation of Series of Company             Shares of Series   Outstanding on
Preferred Shares                             Authorized         Date Hereof

Series A $5.00 Redeemable 8%
         Convertible Preferred Stock                  125,000                  0
Series B $1.00 Convertible Preferred Stock          3,400,000          3,400,000
Series D $1.00 Convertible Preferred Stock          2,000,000          2,000,000
Series E $1.00 Convertible Preferred Stock          2,500,000          2,500,000

         (b) Except for the Company Common Shares reserved for issuance as set forth in this Section 4.3 or in Section 4.3 of the Company Disclosure Schedules, there are no Commitments or other rights or Contracts obligating the Company or any Company Subsidiary to issue or sell any Equity Interests, or Securities convertible into or exchangeable for Equity Interests, in the Company or any Company Subsidiary. Since the Company Balance Sheet Date, the Company has not issued any Equity Interests, or Securities convertible into or exchangeable for such Equity Interests, other than those Company Common Shares reserved for issuance as set forth in this Section 4.3 or in Section 4.3 of the Company Disclosure Schedules. All issued and outstanding Company Common Shares and all outstanding Company Options were issued, and all repurchases of Company Common Shares were made, in material compliance with all applicable Laws.

         (c) As of December 31, 2006, the Company has reserved 1,145,000 Company Common Shares for issuance to employees, non-employee directors and consultants pursuant to the Company Stock Option Plans, of which 356,250 shares are subject to outstanding and unexercised Company Options and 788,750 shares remain available for issuance thereunder, and 3,000 Company Common Shares for Company Options granted outside the Company Stock Option Plans. As of December 31, 2006, no outstanding Company Common Shares were subject to Repurchase Rights. Section

4.3(c)(1) of the Company Disclosure Schedules identifies (i) the name and full address of each Person who held Company Options or Company Common Shares subject to a Repurchase Right as of December 31, 2006, (ii) the particular Company Stock Option Plan pursuant to which such Company Option was granted or such Company Common Shares were issued, (iii) the date on which such Company Option was granted or such Company Common Shares were issued, (iv) the exercise or base price of such Company Option or the repurchase price of such Company Common Shares, (v) the number of Company Common Shares subject to such Company Option or Repurchase Right or value covered thereby, (vi) the number of Company Common Shares as to which such Company Option had vested (or such Repurchase Right had lapsed) at such date, (vii) the applicable vesting schedule for such Company Option or such Company Common Shares and whether the exercisability or vesting of such Company Option, or lapsing of the Repurchase Right, will be accelerated or affected in any way by the Merger or the transactions contemplated hereby (whether alone or in combination with any other event or condition, such as termination of employment), (viii) the date on which such Company Option or Repurchase Right expires, and (ix) in the case of shares subject to a Repurchase Right, the material terms of any promissory note delivered in payment of the purchase price for such Company Common Shares (including limitations on recourse). All Company Options are nonqualified options under the Code. Section 4.3(c)(2) of the Company Disclosure Schedules sets forth a true, correct and complete list of all holders of outstanding Company Options that are held by Persons that are not employees of the Company or any Company Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar Persons). All of the Company Common Shares subject to issuance under the Company Stock Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The terms of each of the Company Stock Option Plans and the applicable stock option agreements permit (or, pursuant to action taken or to be taken by the Company prior to the Closing Date, will permit) the assumption by Parent of all outstanding Company Options, whether vested or unvested, as provided in this Agreement, without the consent or approval of the holders of such securities or any other party. True, correct and complete copies of each of the Company Stock Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Stock Option Plan and all agreements and instruments relating to or issued under the Company Stock Option Plans or Company Options that differ in any material respect from such standard form agreements (it being understood that any extension of the term, acceleration of vesting or reduction in the exercise price shall be deemed material) have been Made Available to Parent, and such agreements and instruments have not been Amended since being Made Available to Parent, and there are no agreements, understandings or commitments to Amend such agreements or instruments in any case from those Made Available to Parent. Each Company Option (i) has been granted in accordance with the terms of the applicable Company Stock Option Plan, (ii) has been granted with an exercise price at least equal to the fair market value of the Company Common Shares on the grant date, and (iii) has a grant date that is the date the option would be considered granted for tax, corporate law and under generally accepted accounting principles (that is, no Company Option has been backdated).

         (d) Section 4.3(d) of the Company Disclosure Schedules sets forth all outstanding Company Warrants and other Commitments (other than Company Options disclosed in Section 4.3(c) of the Company Disclosure Schedules). The Company has Made Available to Parent complete and correct copies of all Company Warrants and Contracts governing such other Commitments, in each case as Amended to date. At the Effective Time, no Company Options, Company Warrants or other Commitments to acquire any Equity Interests of the Company shall be outstanding, except for
(i) Company Options disclosed in Section 4.3(c) of the Company Disclosure Schedules and to be assumed by Parent pursuant to Section 3.7, and (ii) Company Warrants disclosed in Section 4.3(d) of the Company Disclosure Schedules and to be assumed by Parent pursuant to Section 3.9.

         (e) Section 4.3(e) of the Company Disclosure Schedules sets forth all outstanding Contractual obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or (iv) granting any preemptive or anti-dilutive right with respect to; any Company Common Shares or any other Equity Interests in the Company or any Company Subsidiary.

         (f) After giving effect to the conversion of Preferred Shares pursuant to the Conversion Agreements on the date hereof, (i) as of the date hereof and
(ii) if each of the Exemption Conditions is then satisfied, as of the record date for the determination of the stockholders of the Company entitled to vote at the Company Stockholders Meeting; not more than 25 percent of the Outstanding Company Common Shares is or will be, as the case may be, held by Persons who have addresses within the State of California according to the records of the Company or its transfer agent. If each of the Exemption Conditions are satisfied as of such record date, the exchange of the Merger Consideration for the outstanding shares of capital stock of the Company will be exempt from the qualification requirements of the California Securities Law of 1968, as amended, by virtue of the exemption provided by Section 25103(c) thereof. "Outstanding Company Common Shares" means, as of the date of determination, the total number of outstanding Company Common Shares and Company Common Shares subject to outstanding Company Options, minus the sum of (1) any Company Common Shares held to the knowledge of the Company in the names of broker-dealers or nominees of broker-dealers, and (2) any Company Common Shares and such Company Options controlled by any one Person who controls directly or indirectly 50 percent or more of the outstanding Company Common Shares. "Exemption Conditions" means, as of a date of determination, each of the following conditions: (A) no Equity Interests (other than Company Common Shares issued upon the exercise of Company Options outstanding on the date hereof), or Commitments to acquire Equity Interests, in the Company shall have been issued or redeemed after the date hereof and prior to or on such date of determination, (B) between the date hereof and such date of determination, no stockholder of the Company shall have acquired direct or indirect control of additional Company Common Shares, such that such stockholder then controls directly or indirectly 50% or more of the outstanding Company Common Shares, and (C) the sum of (1) the number of Company Common Shares or Company Options to acquire Company Common Shares held on the date hereof by Persons who have addresses without the State of California and which prior to or on such date of determination shall have become held by Persons who have addresses within the State of California (including by means of a change of address of record of any such a Person or upon the exercise of any such Company Option), plus (2) the quotient of (x) the number of Company Common Shares held on the date hereof by Persons who have addresses without the State of California which are then held to the knowledge of the Company in the names of broker-dealers or nominees of broker-dealers, divided by (y) four; shall be less than 100,000.

         Section 4.4 Authority.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a signatory, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (other than, on the date hereof, the Company Stockholder Approval), including the filing of the Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement and each Related Agreement to which it is a signatory by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including said filing of the Certificate of Merger, have been duly and validly authorized by all necessary corporate action (other than, on the date hereof, the Company Stockholder Approval). Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement and each Related Agreement to which the Company is a signatory has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company Board has unanimously (A) approved and declared advisable this Agreement, each Related Agreement to which the Company is a signatory, the Merger and the other Transactions applicable to it, (B) determined that this Agreement and each Related Agreement to which it is a signatory and the terms and conditions of the Merger and other Transactions are fair to, advisable and in the best interests of the Company and its stockholders, and (C) directed that the adoption of this Agreement and the approval of this Agreement, the Merger, and the Stockholder Agent Appointment be submitted to the Company's stockholders for approval at a meeting of such stockholders and recommended that all of the Company's stockholders adopt and approve this Agreement and approve the Merger, and the Stockholder Agent Appointment; provided, however, that after the date hereof the Company Board acting in good faith may withdraw its recommendation. The affirmative vote of the holders of a majority of the voting power of all Company Common Shares and Company Preferred Shares issued and outstanding on the record date set for the meeting of the Company's stockholders to adopt and approve this Agreement and approve the Merger (the "Company Stockholders Meeting") is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement under applicable Law and the Company's Organizational Documents (the "Company Stockholder Approval").

         (b) Assuming the representation set forth in Section 5.24 is true and correct, the Company has taken all appropriate actions so that the restrictions on "business combinations" contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the Company's stockholders or the Company Board.

         Section 4.5 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement and the Related Agreements to which the Company is a signatory by the Company do not, and the performance of this Agreement and such Related Agreements by the Company will not, (i) conflict with or violate any provision of the Organizational Documents of the Company or any Company Subsidiary, (ii) subject to obtaining the Company Stockholder Approval and assuming that all Consents described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or by which any Property of the Company or any Company Subsidiary is bound or affected, (iii) result in the creation of any Encumbrance on any of the Properties of the Company or any Company Subsidiary, or (iv) require any Consent under, or result in any Breach of, any Company Material Contract or Company Permit, in each case except as set forth in Section 4.5 of the Company Disclosure Schedules.

         (b) The execution and delivery of this Agreement and the Related Agreements to which the Company is a signatory by the Company do not, and the performance of this Agreement and such Related Agreements by the Company and then consummation of the Transactions will not, require any Consent of, or filing with or notification to, any Governmental Entity, except under or in relation to (i) the Exchange Act, (ii) the Securities Act, (iii) any applicable Blue Sky Laws, (iv) the rules and regulations of Parent's Principal Market, (v) the filing and recordation of the Certificate of Merger as required by the DGCL (together with the Consents, filings and notifications enumerated in clauses (i) through (iv) next preceding, the "Specified Consents"), and (vi) such other Consents and filings with or notifications to Governmental Entities the failures of which to make or obtain, individually or in the aggregate, would not have a Material Adverse Effect on the Company or Parent.

         Section 4.6 Permits; Compliance With Law.

         (a) Each of the Company and each Company Subsidiary is in possession of all material Governmental Permits, and has made all material filings, applications and registrations with any Governmental Entity, in each case that are necessary for the Company and each Company Subsidiary to own, lease or operate its Properties, or to carry on its respective businesses substantially in the manner described in the Company SEC Reports filed prior to the date hereof or the Closing Date, as the case may be, and substantially as it is being conducted as of the date hereof (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Related Agreement to which it is a signatory, or (iii) have a Material Adverse Effect on the Company.

         (b) None of the Company and the Company Subsidiaries is in conflict with, or in default or violation of, (A) in any material respect, any Law applicable to the Company or any Company Subsidiary or by which any Property of the Company or any Company Subsidiary is bound or affected, or (B) any Company Permit, except, with respect to clause (A) next preceding, for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Related Agreement to which it is a signatory, or (iii) have a Material Adverse Effect on the Company. None of the Company Permits will be terminated or impaired or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement or any Related Agreement to which it is a signatory.

         (c) Neither the Company nor any Company Subsidiary has, within the last three years, received any warning, notice, notice of violation or probable violation, notice of revocation or other communication from or on behalf of any Governmental Entity, alleging (x) any conflict with, or default or violation of, any Company Permit, or (y) that the Company or any Company Subsidiary requires any Company Permit for its business as currently conducted that is not currently held by it. Except as set forth in Section 4.6 of the Company Disclosure Schedules, to the Company's Actual Knowledge, no investigation or inquiry by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or threatened, in each case with respect to any alleged or claimed violation of Law applicable to the Company or any Company Subsidiary or by which any Property of the Company or any Company Subsidiary is bound or affected.

         (d) Neither the Company nor any of the Company Subsidiaries, nor to the Company's Actual Knowledge, any director, officer, Affiliate or employee thereof, has on behalf of or with respect to the Company engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, as amended.

         Section 4.7 SEC Filings; Financial Statements.

         (a) The Company has filed all SEC Reports required under applicable Law to be filed by it with the SEC since the effective date of the filing of the initial Form 10-SB by the Company. All of the Company SEC Reports have been Made Available to Parent.

         (b) As of their respective dates, each Company SEC Report (i) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the SEC Rules applicable to such Company SEC Report, and
(ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of a Company SEC Report filed prior to the date of this Agreement that was amended or superseded prior to the date of this Agreement, by the filing of such amending or superseding Company SEC Report, and (B) in the case of a Company SEC Report filed after the date of this Agreement that is amended or superseded prior to the Effective Time, by the filing of such amending or superseding Company SEC Report. None of the Company Subsidiaries is required to file any SEC Reports with the SEC.

         (c) As of their respective dates, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including the statement of stockholders' equity, (all of the foregoing, the "Company Financial Statements") (i) complied as to form in all material respects with the SEC Rules applicable thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of Company's and the Company Subsidiaries' operations and cash flows for the periods indicated in accordance with GAAP, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments in accordance with GAAP. Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except for (A) liabilities incurred since the Company Balance Sheet Date in the Ordinary Course of Business which are of the type that typically recur and which do not result from any Breach of Contract, tort or default or violation of any Law, (B) those specifically set forth or specifically and adequately reserved against in the Company Balance Sheet, and (C) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement and the Transactions accruing after the Company Balance Sheet Date. Except as reflected in the Company Financial Statements, neither the Company nor any Company Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated by the SEC). The Company has not had any disagreement with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or to date during the current fiscal year. The books and records of the Company and each Company Subsidiary have been maintained, and are being maintained, in all material respects in accordance with applicable legal and accounting requirements, and the Company Financial Statements are consistent in all material respects with such books and records.

         (d) No investigation by the SEC with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened.

         (e) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the Company's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of SOX, with respect to such reports. For purposes of this Section 4.7(e), "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in SOX. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated by the SEC thereunder with respect to the Company SEC Reports.

         (f) The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has Made Available to Parent accurate and complete copies of all material policies, manuals and other documents promulgating such internal accounting controls. Except as set forth in
Section 4.7(f) of the Company Disclosure Schedules, to the Company's Knowledge, there are no "material weaknesses" (as defined by the PCAOB) and there are no series of multiple "significant deficiencies" (as defined by the PCAOB) that are reasonably likely to collectively represent a "material weakness" in the design or operation of the Company's internal controls and procedures, and to the Company's Knowledge, there are no significant deficiencies in the design or operation of the Company's internal controls and procedures. To the Company's Knowledge, since the date of the filing of its initial Form 10-SB, there has been no fraud that involves management or other employees who have a significant role in the Company's internal controls and procedures.

         (g) To the Company's Knowledge, Singer Lewak Greenbaum & Goldstein LLP, which has expressed its opinion with respect to the Company Financial Statements as of June 30, 2004, June 30, 2005 and June 30, 2006 and for each of the Company's fiscal years in the three-year period ended June 30, 2006, and included in the Company SEC Reports (including the related notes), is "independent" with respect to the Company and the Company Subsidiaries within the meaning of Regulation S-X and, together with the Company's prior independent public accounting firm Haskell & White LLP, has been "independent" within such meaning at all times since January 1, 2002. The Company has made such disclosure of non-audit services performed by Singer Lewak Greenbaum & Goldstein LLP or Haskell & White LLP in its proxy statements with respect to its annual meetings of its stockholders as is required under the Exchange Act, Securities Act and SEC Rules, and all such non-audit services have been approved in advance by the audit committee of the Company Board. The Company is in compliance with the applicable criteria for continued listing of the Company Common Shares on the OTCBB.

         Section 4.8 Disclosure Documents.

         (a) The Company Information included in, or incorporated by reference into, the Form S-4, Proxy Statement and any Other Filings, and any amendments or supplements thereto, will, at the Applicable Times, comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the SEC Rules and other applicable Laws.

         (b) The information supplied or to be supplied by or on behalf of the Company or any of its officers, directors or stockholders for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, or
(iii) any other document (including any report filed by the Company or Parent under the Exchange Act) filed with any Governmental Entity in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Company Information, in light of the circumstances under which they are made, not misleading. The Company Information provides all information relating to the Company or its operations, business, directors, officers, Subsidiaries and stockholders required to be provided by the provisions of the Securities Act, the Exchange Act and the SEC Rules, including form S-4 and Regulation 14A.

         (c) Notwithstanding the foregoing provisions of this Section 4.8, the Company makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any Other Filings, or in each case any amendment or supplement thereto, supplied by Parent (other than Company Information so supplied) for inclusion or incorporation by reference therein.

         Section 4.9 Absence of Certain Changes or Events. Since the Company Balance Sheet Date, except as specifically disclosed in the Company SEC Reports filed thereafter or as set forth in Section 4.9 of the Company Disclosure Schedules, the Company and each Company Subsidiary has conducted its business only in the Ordinary Course of Business and, since such date:

         (a) no Events have caused a Material Adverse Effect on the Company;

         (b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, Securities or Property) in respect of, any of the Company's Equity Interests, or any purchase, redemption or other acquisition by the Company of any of the Company's Equity Interests or any other Securities of the Company or any Commitments for any such Equity Interests of Securities, other than repurchases from employees or consultants following their termination pursuant to the terms of existing Repurchase Rights;

         (c) there has not been any Capitalization Adjustment of any of the Company's Equity Interests;

         (d) there has not been any increase in compensation or fringe benefits paid or payable to any of the officers, directors or managers or employees of the Company or any Company Subsidiary at the vice president or director level or higher, or who earn base salary of more than $75,000 per year, or any payment by the Company or any of the Company Subsidiaries of any bonus to any of their officers, directors or managers or employees at the vice president or director level or higher, or who earn base salary of more than $75,000 per year, or any granting by the Company or any of the Company Subsidiaries of any increase in severance or termination pay, or any entry by the Company or any of the Company Subsidiaries into, or material Amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any Transactions, or any subsequent event, other than increases in the Ordinary Course of Business in base salary and target bonuses for employees who are not officers of the Company, in an amount that does not exceed 50% of such base salary, in connection with periodic compensation or performance reviews or for ordinary course severance and release agreements as made in connection with the termination of employment that do not provide severance in excess of the Company's standard policies;

         (e) there has not been any change by the Company or any of the Company Subsidiaries in its accounting methods, principles or practices (including any material change in depreciation or amortization policies or rates or revenue recognition policies), except as required by concurrent changes in GAAP;

         (f) there has not been any sale, transfer, or other disposition of any Company IP Rights or any other Properties by the Company or any of the Company Subsidiaries, except in the Ordinary Course of Business;

         (g) neither the Company nor any Company Subsidiary has made any loan, advance or capital contribution to, or investment in, any Person, including any director, officer or Affiliate of the Company, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or Entities that became wholly-owned Subsidiaries made in the Ordinary Course of Business,
(ii) investments made in accordance with the Company's investment guidelines, a copy of which has been Made Available to Parent, in the Ordinary Course of Business, (iii) routine travel and entertainment expense advances in the Ordinary Course of Business and in accordance with the Company's travel and expense policy, a copy of which has been Made Available to Parent, and (iv) loans and advances to third party customers made in the Ordinary Course of Business;

         (h) there has not been any material change with respect to the management or other key personnel of the Company, any termination of employment of any such employees or a material number of employees, or any material labor dispute or material claim of unfair labor practices involving the Company or any Company Subsidiary; and

         (i) neither the Company nor any Company Subsidiary has agreed, whether in writing or otherwise, to take any action described in this Section 4.9.

         Section 4.10 Employee Benefit Plans.

         (a) Section 4.10(a) of the Company Disclosure Schedules lists as of the date of this Agreement, with respect to the Company and the Company Subsidiaries and their respective ERISA Affiliates, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA, (ii) each loan from the Company, any Company Subsidiary or any such ERISA Affiliate to an employee in excess of $10,000,
(iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, salary continuation, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment that do not provide for severance, acceleration or post-termination benefits), compensation agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for (1) former and current consultants, and (2) former directors, officers and employees; such arrangements need only be listed if unsatisfied obligations of the Company or any Company Subsidiary of greater than $10,000 remain thereunder) of the Company or any Company Subsidiary (all of the foregoing described in clauses (i) through (vi) next preceding, collectively, the "Company Benefit Plans"). The Company has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Company Benefit Plans. The Company has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any person who was, at any time since such date, an officer or director of the Company.

         (b) Prior to the date of this Agreement, the Company has Made Available to Parent a true, correct and complete copy of each Company Benefit Plan and all current and prior related plan documents (including adoption agreements, vendor contracts and administrative services agreements, trust documents, insurance policies or contracts (including policies relating to fiduciary liability insurance covering the fiduciaries of such Company Benefit Plans), bonds required by ERISA, employee booklets, summary plan descriptions and other authorizing documents, summaries of material modifications and any material written employee communications relating thereto) and has, with respect to each Company Benefit Plan that is subject to ERISA reporting requirements, Made Available to Parent true, correct and complete copies of the Form 5500 reports filed for the last three plan years (including all audits, financial statements, schedules and attachments thereto, where applicable). Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the IRS a current favorable determination letter as to its qualified status under the Code and as to the exemption from tax under the provisions of Code
Section 501(a) of each trust created thereunder, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also Made Available to Parent a true, correct and complete copy of the most recent such Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to each Company Benefit Plan, and, to the Company's Knowledge, nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Company Benefit Plan subject to Section 401(a) of the Code. The Company has also Made Available to Parent all registration statements and prospectuses and investment policy statements prepared in connection with each Company Benefit Plan, where applicable. All individuals who, pursuant to the terms of any Company Benefit Plan, are entitled to participate in such Company Benefit Plan, are currently participating in such Company Benefit Plan or have been offered an opportunity to do so. None of the Company and the Company Subsidiaries and their respective ERISA Affiliates sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

         (c) None of the Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as Amended ("COBRA"), or applicable state law. There has been no prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan that is not exempt under Section 408 of ERISA. To the Company's Actual Knowledge, each Company Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by applicable Law (including ERISA and the Code), and the Company and the Company Subsidiaries, and their respective ERISA Affiliates, each has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no Actual Knowledge of any material default or in violation by any other party to, any of the Company Benefit Plans. None of the Company and the Company Subsidiaries and their respective ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Benefit Plans. All contributions required to be made by the Company or any Company Subsidiary or any of their respective ERISA Affiliates to any Company Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business after the Company Balance Sheet Date as a result of the operations of the Company and the Company Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Benefit Plan intended to include a Code Section 401(k) arrangement, the Company and each Company Subsidiary and their respective ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is a self-insured plan. No Company Benefit Plan is covered by, and none of the Company and the Company Subsidiaries and their respective ERISA Affiliates has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Company Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Plan. No Action has been brought, or to the Actual Knowledge of the Company or any Company Subsidiary, is threatened, against the Company or any Company Subsidiary or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

         (d) None of the Company and the Company Subsidiaries and their respective ERISA Affiliates is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

         (e) Each compensation and benefit plan required by Law or applicable custom or rule of the relevant jurisdiction to be maintained or contributed to outside of the United States (each such plan, a "Foreign Plan") by the Company or any Company Subsidiary is listed in Section 4.10(e) of the Company Disclosure Schedules, except for plans maintained by Governmental Entities. As regards each such Foreign Plan, (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan, (ii) the Company and each Company Subsidiary, and each of their respective ERISA Affiliates, has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, and (iii) such Foreign Plan has been administered in accordance with its terms and applicable Law.

         (f) Section 4.10(f) of the Company Disclosure Schedules lists each person who the Company reasonably believes is, with respect to the Company or any Company Subsidiary or any of their respective ERISA Affiliates, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

         (g) Section 4.10(g) of the Company Disclosure Schedules lists as of the date of this Agreement each employee of the Company or any Company Subsidiary who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

         (h) Except as set forth in Section 4.10(h) of the Company Disclosure Schedules, none of the execution and delivery of this Agreement or the consummation of the Transactions (or the Transactions in combination with any subsequent transactions or events, other than transactions or events initiated solely by Parent) will (i) result in any employee, director or consultant of the Company or any Company Subsidiary becoming entitled to any deferred compensation, bonus or severance pay or materially increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary, (ii) result in the acceleration of the time of payment or vesting, or an increase in the amount of any compensation due to any employee, director or consultant of the Company or any Company Subsidiary, except as may be required under Section 411(d)(3) of the Code, (iii) result in forgiveness in whole or in part of any outstanding loans made by the Company or any Company Subsidiary to any of their employees, directors or consultants, or (iv) result in a payment that would be considered an "excess parachute payment" and treated as nondeductible under
Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code.

         (i) To the Company's Knowledge, the Company has neither granted, nor is a party to, any Contract that grants any compensation, equity award, or bonus, that fails to comply in good faith with the provisions of Section 409A of the Code.

         (j) Each of the Company and the Company Subsidiaries is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. The Company and each Company Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants. Neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no controversies pending or, to the Actual Knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an Action before any Governmental Entity.

         (k) Neither the Company nor any of the Company Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which the Company has established a reserve for such amount on the Company Balance Sheet in accordance with GAAP, and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Section 4.10(k) of the Company Disclosure Schedules. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any person employed by the Company or any Company Subsidiary. The Company has no Actual Knowledge of any activities or proceedings of any labor union to organize the employees of the Company or any Company Subsidiary. There is no labor dispute, strike or group work stoppage against the Company or any Company Subsidiary pending or to the Actual Knowledge of the Company threatened that may interfere with the respective business activities of the Company or any Company Subsidiary.

         (l) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. No Key Employee of the Company or any Company Subsidiary has given notice of termination or resignation to the Company or any Company Subsidiary, nor does the Company otherwise have Actual Knowledge that any such Key Employee intends to terminate his or her employment with the Company or any Company Subsidiary. The employment of each of the employees of the Company or any Company Subsidiary is "at will" and the Company and each Company Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, and the employment of each employee of the Company and each Company Subsidiary may be terminated without prior notice and without financial liability to the Company or any Company Subsidiary (other than as provided under applicable Law or as set forth in Section 4.10(a) of the Company Disclosure Schedule).

         (m) The Company has Made Available to Parent a true, correct and complete list of the names of all current officers, directors, consultants and employees of the Company and each Company Subsidiary showing each such person's name, position, rate of annual remuneration, status as exempt/non-exempt and bonuses for the current fiscal year and the most recently completed fiscal year.

         (n) The Company has Made Available to Parent, with respect to the Company and the Company Subsidiaries, true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and forms of agreements with current and former consultants or advisory board members, (iv) all forms of confidentiality, non-competition or invention agreements by and between current and former employees, consultants or others and the Company or any Company Subsidiary (and a true, correct and complete list of employees, consultants or others not subject thereto), (v) all management organization charts, (vi) all agreements or insurance policies providing for the indemnification of any officers or directors of the Company or any Company Subsidiary, (vii) a summary of the Company's standard severance policy, (viii) a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants of the Company or any Company Subsidiary, and (ix) a schedule of bonus commitments made to employees of the Company or any Company Subsidiary.

         (o) The Company and each Company Subsidiary is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as Amended ("WARN Act"), or any similar Law. In the past two years (i) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company of any Company Subsidiary, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

         Section 4.11 Customers. Neither the Company nor any of the Company Subsidiaries has any outstanding material dispute concerning its goods or services with any coin or jewelry dealer, auction house, third party website, independent sales agent or other customer, retailer or distributor who, in the twelve months ending September 30, 2006, was one of the 20 largest sources of consolidated revenue for the Company and the Company Subsidiaries, based on amounts paid or payable during such periods (each, a "Significant Company Customer"). Each Significant Company Customer is listed on Section 4.11 of the Company Disclosure Schedules. Neither the Company nor any of the Company Subsidiaries has received any written notice from any Significant Company Customer that such Person (i) will not continue as a customer or distributor of the Company or any Company Subsidiary after the Merger, (ii) intends to terminate or materially modify existing Contracts or relationships with the Company or any Company Subsidiary, or (iii) intends to materially reduce the amount of business conducted with the Company and the Company Subsidiaries.

         Section 4.12 Contracts. Section 4.12 of the Company Disclosure Schedules specifically identifies (by the applicable subsection set forth below in this Section 4.12) each Company Material Contract (other than this Agreement or any Related Agreement). The term "Company Material Contract" shall include each of the following Contracts to which the Company or any Company Subsidiary is a party to or by which the Company or any Company Subsidiary is bound (in each case, other than this Agreement or any Related Agreement):

         (a) any Contract with any Significant Company Customer;

         (b) any Contract generating, or that is reasonably likely to generate, more than 5% of revenues for the Company and the Company Subsidiaries over the twelve month period from the date of this Agreement, other than those set forth on Section 4.12(j) of the Company Disclosure Schedules;

         (c) any Contract with any director, officer, employee or consultant that would require the Company or any Company Subsidiary to make any payments in connection with the Merger, or upon termination of employment, but excluding any Contract (i) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by the Company or any of the Company Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period), or (ii) under which the Company and the Company Subsidiaries collectively have paid or are obligated to pay less than $10,000;

         (d)   any   Contract   for   indemnification   (other   than   standard
indemnification provisions in Contracts entered into by the Company or any Company Subsidiary in the Ordinary Course of Business) or any guaranty;

         (e) any Contract containing any covenant limiting in any respect the right of the Company or any of the Company Subsidiaries to (i) engage, participate or compete in any line of business, market or geographic area, (ii) develop, market or distribute products or services, (iii) conduct business with any Person, (iv) solicit the employment of, or hire, any Person, or (v) compete with any Person; or granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, "most favored nation" rights, rights of first negotiation or other exclusive rights or similar terms to any Person, but in each case excluding Contracts containing limitations that (A) are not material to the Company or any Company Subsidiary, and (B) do not limit the ability of the Company or any Company Subsidiary to develop or market additional products or services;

         (f) any Lease for real or personal property in which the amount of payments that the Company or any of the Company Subsidiaries is required to make on an annual basis exceeds $25,000;

         (g) any Contract pursuant to the express terms of which the Company or any of the Company Subsidiaries is currently obligated to pay in excess of $25,000 (or, in the case of a Contract for the purchase of inventory made in the Ordinary Course of Business, $50,000) in any one year period that is not terminable by the Company or the Company Subsidiaries without penalty upon notice of ninety (90) days or less;

         (h) any Contract currently in force relating to the disposition or acquisition by the Company or any of the Company Subsidiaries after the date hereof of (i) assets with a book value exceeding $25,000 (or, in the case of the sale of inventory made in the Ordinary Course of Business, $50,000) , or (ii) Equity Interests in an Entity;

         (i) any Contract pursuant to which the Company or any Company Subsidiary is a licensor of Intellectual Property or agrees to Encumber, not assert, Transfer or sell rights in or with respect to any Intellectual Property, except for distribution contracts with retail outlets, independent sales agents, other distributors and end users entered into by the Company or any Company Subsidiary in the Ordinary Course of Business;

         (j) any joint venture Contract or any other Contract that involves a sharing of revenues in excess of $10,000, or involves a sharing of profits, cash flows, expenses or losses, with other Persons, or the payment of royalties to any other Person, other than Contracts identified in Section 4.12(a) of the applicable Company Disclosure Schedule;

         (k) any Contract currently required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act, other than those currently on file with the SEC (including any Amendments to Contracts filed as of the Company Balance Sheet Date that are required to be filed);

         (l) any Contract containing a "standstill" provision with respect to any Equity Interests of the Company;

         (m) any Contract in effect on the date of this Agreement, including any Company Stock Option Plan, relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Company Common Shares or any other Equity Interests or Securities of the Company or any of the Company Subsidiaries, or any Commitments to purchase or otherwise acquire any such Company Common Shares, Equity Interests or Securities, except for the Company Stock Option Plans, the Company Options and Company Warrants disclosed in
Section 4.3 of the applicable Company Disclosure Schedule;

         (n) any Contract under which the Company or any Company Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on the Company's standard, unmodified forms), in each case excluding
(i) Contracts that are terminable by the Company or Company Subsidiary on notice of thirty (30) days or less without penalty in excess of $25,000, individually or in the aggregate, and without any ongoing material obligations, and (ii) Contracts that generated less than $25,000 in revenue to the Company during the 12 months preceding the date of this Agreement;

         (o) any Contract with any investment banker, broker, advisor or similar Person, or any accountant, legal counsel or other Person retained by the Company, in connection with this Agreement and the Transactions, other than (i) the Company Engagement Letter, and (ii) Contracts with service providers entered into in the Company's Ordinary Course of Business with fees to be paid based on the provider's customary hourly rates;

         (p) any Contract pursuant to which the Company or any of the Company Subsidiaries has acquired a business or Entity, or assets of a business or Entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Entity (other than the Company Subsidiaries), in either case which was entered into within the three years preceding the date hereof or under which any Liabilities exist;

         (q) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries in an aggregate principal amount in excess of $25,000 is outstanding or may be incurred on the terms thereof, and the respective principal amounts currently outstanding thereunder as of the date hereof; or

         (r) any other Contract not listed in subsections (a)-(q) next preceding that individually provides for payments to or by the Company or any Company Subsidiary in excess of $50,000, or pursuant to which the Company or any Company

Subsidiary have been paid, or expects to be paid, more than $50,000 in any consecutive 12-month period, or that individually provides for payments by the Company or any Company Subsidiary in excess of $50,000 or is otherwise material to the Company or the Company Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the Ordinary Course of Business).

Except as set forth on Section 4.12 of the Company Disclosure Schedules, all Company Material Contracts are in written form. The Company has Made Available to Parent true, correct and complete copies of each Company Material Contract, as Amended to date. Each Company Material Contract is (i) valid and binding on the Company and each Company Subsidiary party thereto and, to the Company's Knowledge, each other party thereto, and (ii) in full force and effect. The Company and each Company Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company's Knowledge, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract. As of the date hereof, none of the Company and the Company Subsidiaries has Knowledge of, or has received notice from the other contracting party of, any actual or alleged material Breach of any Company Material Contract. There exists no Breach with respect to the Company or any Company Subsidiary or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute a material Breach of such Company Material Contract.

         Section 4.13 Litigation. Except as set forth in Section 4.13 of the Company Disclosure Schedules, (i) there is no Action pending or, to the Company's Actual Knowledge, threatened against the Company or any Company Subsidiary or, to the Company's Actual Knowledge, for which the Company or any Company Subsidiary is obligated to indemnify a third party, (ii) none of the Company and the Company Subsidiaries is subject to any outstanding Order, and
(iii) to the Company's Knowledge, there has been no refusal to indemnify or denial of indemnification and no intention to refuse indemnification, by any third party in connection with any past, pending or threatened Action with respect to which the Company or any Company Subsidiary is or may be entitled to indemnification from any third party. Except as set forth in Section 4.13 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has any Action pending against any other Person. There has not been since June 30, 2005, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, violation of Company policy or other misfeasance or malfeasance issues.

         Section 4.14 Environmental Matters.

         (a) The Company and each Company Subsidiary is in material compliance with all Environmental Laws.

         (b) Neither the Company nor any Company Subsidiary has received notification regarding any existing or potential Environmental Claims against the Company or any Company Subsidiary, nor have any of them received any written notification of any allegation of any actual or potential responsibility for, or any Action regarding, (i) any violation of Environmental Laws, or (ii) any Environmental Release or threatened Environmental Release at any Facilities of any Materials of Environmental Concern generated or transported by the Company or any Company Subsidiary.

         (c) There has been no Environmental Release at any Facilities of the Company or any Company Subsidiary of any Materials of Environmental Concern in quantities that could trigger the need for investigation or remediation pursuant to any Environmental Laws.

         Section 4.15 Intellectual Property.

         (a) Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them in this Section 4.15(a):

                  (1) "Company IP" means (i) all Intellectual Property used in the conduct of the business of the Company or any Company Subsidiary as currently conducted by the Company and the Company Subsidiaries, and
         (ii) all other Company-Owned IP.

                  (2) "Company-Owned IP" means all Intellectual Property owned by the Company or any Company Subsidiary.

                  (3) "Company Products" means, collectively, (i) all products and services that are currently being published, marketed, licensed, sold, leased, auctioned, distributed or performed, or offered for publication, licensing, sale, lease, distribution or performance or at auction, by or on behalf of the Company or any Company Subsidiary, and
         (ii) all products or services currently under development by the Company or any Company Subsidiary or that the Company or any of the Company Subsidiaries are Contractually obligated to develop.

         (b) The Company and the Company Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all Company IP. The Company IP is sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted and to the Company's Knowledge as currently proposed to be conducted by the Company or any Company Subsidiary.

         (c) Neither the Company nor any of the Company Subsidiaries has (i) transferred ownership of any material Company-Owned IP to any third party, (ii) knowingly permitted any material Company-Owned IP to enter the public domain, or
(iii) permitted any material Company Registered Intellectual Property or application therefor to lapse (other than through the expiration of Registered Intellectual Property at the end of its maximum statutory term or the abandonment of trademarks or service marks in the Ordinary Course of Business using reasonable business judgment).

         (d) Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, the Company and the Company Subsidiaries own and have good and exclusive title to all Company-Owned IP and all Company Registered Intellectual Property, free and clear of any Encumbrances. Except as set forth in Section 4.15(d) of the Company Disclosure Schedules, the right, license and interest of the Company and the Company Subsidiaries in and to all Third Party Intellectual Property Rights licensed by the Company or a Company Subsidiary are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties).

         (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedules, none of the execution and delivery or effectiveness of this Agreement, the consummation of the Transactions and the performance by the Company of its obligations under this Agreement or the Related Agreements to which it is a signatory, will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company-Owned IP, or impair the right of the Company, any Company Subsidiary or Parent to use, possess, sell or license any Company-Owned IP or any portion thereof. After the Closing, all Company-Owned IP will be fully transferable, alienable or licensable by the Surviving Corporation without restriction and without payment of any kind to any third party subject to any existing license and distribution agreements with third parties.

         (f) Section 4.15(f) of the Company Disclosure Schedule lists all Company Registered Intellectual Property, and for each item of such Registered Intellectual Property, (i) the jurisdictions in which such Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) the legal counsel (if any) assisting in the initial registration or the maintenance of such Registered Intellectual Property.

         (g) Each item of Company Registered Intellectual Property is subsisting (or, in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been or will be timely paid, and all documents, recordations and certificates in connection with such Registered Intellectual Property currently required to be filed have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Registered Intellectual Property and recording the Company's and the Company Subsidiaries' ownership interests therein.

         (h) Except as set forth in Section 4.15(h) of the Company Disclosure Schedules, to the Company's Actual Knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP by any third party, including any employee or former employee of the Company or any Company Subsidiary. Except as set forth in Section 4.15(h) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has initiated any lawsuit, mediation or arbitration for infringement or misappropriation of any Intellectual Property.

         (i) Except as set forth in Section 4.15(i) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has (i) been sued in any Action (or received any written notice or, to the Actual Knowledge of the Company, threat) that involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of the Company or any Company Subsidiary to exercise any Intellectual Property right, or (ii) received any written communication that puts the Company or any Company Subsidiary on notice of or involves an offer to license or grant any Third Party Intellectual Property Right or immunities in respect thereof.

         (j) The operation of the business of the Company and the Company Subsidiaries as such business is currently conducted and, to the Actual Knowledge of the Company, as currently proposed to be conducted by the Company or any Company Subsidiary, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision or use of any Company Product, and (ii) the Company's or any Company Subsidiary's use of any product, device or process used in the business of the Company or the Company Subsidiaries as currently conducted and, to the Actual Knowledge of the Company, as currently proposed to be conducted by the Company or any Company Subsidiary, does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not and, to the Actual Knowledge of the Company, will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction in which the Company or any of the Company Subsidiaries conducts business.

         (k) None of the Company-Owned IP, the Company Products, the Company and the Company Subsidiaries is subject to any judicial or governmental Action or outstanding Order (A) restricting in any manner the use, transfer, or licensing by the Company or any Company Subsidiary of any Company-Owned IP or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned IP or Company Product, or (B) restricting the conduct of the business of the Company or any Company Subsidiary in order to accommodate Third Party Intellectual Property Rights.

         (l) Neither the Company nor any Company Subsidiary has received any written opinion of legal counsel that any Company Product or the operation of the business of the Company or any Company Subsidiary, as previously or currently conducted, infringes or misappropriates any Third Party Intellectual Property Rights.

         (m) Except as set forth in Section 4.15(m) of the Company Disclosure Schedules, each of the Company and the Company Subsidiaries has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Company-Owned IP, an assignment of inventions and ownership agreement, in the form Made Available to Parent, assigning all such third party's Intellectual Property in such contribution that the Company or any Company Subsidiary does not already own by operation of Law, and no such third party has retained any rights or licenses with respect thereto.

         (n) To the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary
(i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, the Company or any Company Subsidiary or using trade secrets or proprietary information of others without permission, or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Company Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

         (o) To the Company's Knowledge, the employment of any employee of the Company or any Company Subsidiary or the use by the Company or any Company Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Company Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any Company Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

         (p) Except as set forth in Section 4.15(p) of the Company Disclosure Schedules, to the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP.

         (q) The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Company IP Rights. All use, disclosure or appropriation of such information owned by the Company or any Company Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between the Company or a Company Subsidiary and such third party. All use, disclosure or appropriation of such information by the Company and the Company Subsidiaries not owned by the Company or any Company Subsidiary has been pursuant to the terms of a written agreement between the Company or such Company Subsidiary and the owner of such information, or is otherwise lawful.

         (r) Except as set forth in Section 4.15(r) of the Company Disclosure Schedules, to the Company's Knowledge, neither the Company nor any Company Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, Company IP, or (ii) distributed Open Source Materials in conjunction with any Company IP.

         (s) To the Company's Knowledge, no (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or (iii) funding from any Person (other than funds received in consideration for the Company Equity Interests or Indebtedness incurred on commercially reasonable terms) was used in the development of the Company-Owned IP.

         Section 4.16 Taxes.

         (a) The Company and the Company Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any Company Subsidiary is or has been a member (each, a "Company Group") have timely filed all material federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects. Except with respect to Taxes that are immaterial in amount, all Taxes of the Company and the Company Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) reflected in the Company Balance Sheet (rather than any notes thereto) are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Company Subsidiaries. Except with respect to Taxes that are immaterial in amount, all reserves for Taxes as adjusted for operations and transactions and the passage of time through the Effective Time in accordance with past custom and practice of the Company and the Company Subsidiaries are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Company Subsidiaries accruing through the Effective Time.

         (b) The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and to the Knowledge of the Company, the Company and the Company Subsidiaries have withheld and paid over all other Taxes required to have been withheld and paid over, and the Company and the Company Subsidiaries have complied with all material information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in each case in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Encumbrances on any of the Properties of the Company or any Company Subsidiary with respect to Taxes.

         (c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedules, no audit of material Tax Returns or other examination of the Company, any Company Subsidiary or any member of any Company Group is pending or threatened in writing. No deficiencies have been asserted against the Company or any Company Subsidiary as a result of examinations by any Tax Authority and no issue has been raised by any examination conducted by any Tax Authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any Tax Authority has been paid or is being contested in good faith and in accordance with the Law and is fully reserved for on the Company Balance Sheet in accordance with GAAP. No claim has ever been made by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in such jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other Tax Authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Effective Time. Neither the Company nor any of the Company Subsidiaries has granted any power of attorney that is currently in force with respect to any material Taxes or Tax Returns.

         (d) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary.

         (e) The Company and each Company Subsidiary have disclosed on their federal income tax returns all material positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company Subsidiary has been a party to or participated in any way in a transaction that would be defined as a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) (including any "listed transaction") or any confidential corporate tax shelter within the meaning of Treasury Regulation
Section 1.6111-2.

         (f) Except as set forth in Section 4.16(f) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has been a member of any Company Group other than the Company Group of which the Company is the parent. None of the Company or any Company Subsidiary has any liability for, or any indemnification or reimbursement obligation with respect to, (i) Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state or local Law), (ii) material Taxes of any Person as transferee or successor, or (iii) material Taxes of any Person by contract for Taxes. Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar Contract or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority).

         (g) Except as set forth in Section 4.16(g) of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary (nor any officer of the Company or any Company Subsidiary) is a party to any Contract (including this Agreement, the Related Agreement and the arrangements contemplated hereby and thereby) that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

         (h) Neither the Company nor any Company Subsidiary has agreed or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign Law) by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary will be required to include in income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law).

         (i) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

         (j) Neither the Company nor any Company Subsidiary has had or maintained a permanent establishment other than in its country of organization.

         (k) Section 4.16(k) of the Company Disclosure Schedule sets forth information with respect to each of the Company and the Company Subsidiaries as of the most recent practicable date regarding any material Tax holidays or foreign rulings to which the Company or any Company Subsidiary (as the case may be) is subject.

         (l) Neither the Company nor any Company Subsidiary has incurred, and no state of affairs exist that could result in the Company or any Company Subsidiary incurring, any penalty under Section 6662(e) of the Code.

         Section 4.17 Insurance. Section 4.17 of the Company Disclosure Schedules contains a true, correct and complete list of policies and bonds of insurance maintained by the Company and each Company Subsidiary, and the Company has Made Available to Parent true, correct and complete copies of such policies and bonds of insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and each Company Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has received written notification of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

         Section 4.18 Opinion of Financial Advisor. The Company Board has received the written opinion of Stenton Leigh Valuation Group, Inc. (the "Company Financial Advisor") addressed to the Company Board, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Company Common Shares (other than Affiliates of the Company), and the Company has delivered to Parent a true, correct and complete copy of such opinion solely for informational purposes.

         Section 4.19 Brokers. Except for any fees set forth in Section 4.19 of the Company Disclosure Schedules, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other Transaction. The Company is not obligated to continue to use the services of the Company Financial Advisor following the Merger or to pay the fees or expenses of the Company Financial Advisor in connection with any transaction other than the Merger following consummation of the Merger.

         Section 4.20 Properties. Neither the Company nor Company Subsidiary owns any real property interests. Section 4.12 of the Company Disclosure Schedules lists all material real property Leases to which the Company or any Company Subsidiary is a party and each Amendment thereto that is now in effect. All such current Leases are in full force and effect, are valid and effective in accordance with their respective terms, and, except as set forth in Section 4.20 of the Company Disclosure Schedules, none of the Company and the Company Subsidiaries and, to the Actual Knowledge of the Company, no other party, is in Breach of any such Lease that would give rise to a material claim against the Company or any Company Subsidiary.

         Section 4.21 Interested Party Transactions. Except as disclosed in the Company SEC Reports, since December 31, 2005, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

         Section 4.22 Export and Import Laws. The Company and each Company Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of U.S. Export and Import Laws. Without limiting the generality of the foregoing, (i) the Company and each Company Subsidiary has obtained all export licenses and other approvals required for its exports of products, Intellectual Property, software and technologies from the United States, (ii) the Company and each Company Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals,
(iii) there are no pending or, to the Company's Actual Knowledge, threatened claims against the Company or any Company Subsidiary with respect to such export licenses or other approvals, (iv) to the Company's Knowledge, there are no conditions or circumstances pertaining to the Company's or any Company Subsidiary's export transactions that may give rise to any future claims, and
(v) no Consents in respect of any export licenses of the Company are required in connection with the Merger or the change in control of the Company, or such Consents can be obtained expeditiously without material cost.

         Section 4.23 Pseudo-Foreign Corporation. The Company is not as of the date hereof, and will not be as of the date of the Company Stockholder Meeting, the Closing Date or the Effective Time, a "foreign corporation" subject to the requirements of Section 2115(b) of the California General Corporation Law.

         Section 4.24 Representations  Complete.  Except as set forth in Section
4.24 of the Company Disclosure Schedules, none of the representations or warranties made by the Company, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate Made Available or furnished by the Company to Parent pursuant to this Agreement or any Related Agreement, or furnished by the Company in or in connection with documents mailed or delivered to the stockholders of the Company or Parent for use in soliciting their approval of this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub each jointly and severally represents and warrants to the Company that the statements contained in this Article V (or, with respect to Merger Sub, the statements contained in Section 5.1(a), Section 5.4, Section 5.5 and Section 5.23, to the extent applicable to it) are true, correct and complete as of the date of this Agreement, except as set forth, with respect to any specific Section or subsection in this Article V, in the corresponding section or subsection of the schedules Parent (on behalf of itself and Merger Sub) has delivered to the Company concurrently with the execution and delivery hereof (the "Parent Disclosure Schedules") as follows (it being understood that the disclosure of any matter or item in the Parent Disclosure Schedules shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Material Adverse Effect" or any word or phrase of similar import, and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent):

         Section 5.1 Organization and Qualification; Subsidiaries.

         (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of Parent (each a "Parent Subsidiary" and, collectively, the "Parent Subsidiaries") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of Parent and each Parent Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted. Each of Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary other than in such jurisdictions where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect on Parent.

         (b) Section 5.1(b) of the Parent Disclosure Schedules sets forth a true, correct and complete list of all of the Parent Subsidiaries and the jurisdictions of their organization. Except as set forth on Section 5.1(b) of the Parent Disclosure Schedules, none of the Parent or any Parent Subsidiary holds an Equity Interest in any other Entity. Parent directly, or indirectly through the ownership of a Parent Subsidiary, is the owner of all of the issued and outstanding Equity Interests in each Parent Subsidiary, and all such Equity Interests are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.1(b) of the Parent Disclosure Schedules, all of the issued and outstanding Equity Interests of each Parent Subsidiary are owned directly by Parent, or indirectly through the ownership of a Parent Subsidiary, free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by Law or the Organizational Documents of such Parent Subsidiary or any Contract to which such Parent Subsidiary is a party or by which it is bound. There are no outstanding Commitments or other Contracts of any character relating to the issued or unissued Equity Interests or other Securities of any Parent Subsidiary, or otherwise obligating Parent or any Parent Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such Equity Interests or Securities.

         Section 5.2 Certificate of Incorporation and Bylaws; Corporate Books and Records. Parent has Made Available to the Company a true, correct and complete copy of Parent's Articles of Incorporation, as Amended (the "Parent Certificate of Incorporation"), and the Parent's Bylaws, as Amended (the "Parent Bylaws"), in each case as now in effect. Parent has Made Available to the Company a true, correct and complete copy of the Organizational Documents of each Parent Subsidiary, in each case as Amended and now in effect. Neither Parent nor any Parent Subsidiary is in material violation of any of the provisions of its Organizational Documents. Except as set forth in Section 5.2 of the Parent Disclosure Schedules, (i) true, correct and complete copies of all Minute Books of Parent and the Parent Subsidiaries have been Made Available to the Company, and (ii) the Minute Books of Parent and each Parent Subsidiary Made Available to the Company contain accurate summaries of all meetings of directors and stockholders (or equivalent managers and owners) or actions by written consent of the directors and stockholders (or equivalent managers and owners) of Parent and the respective Parent Subsidiaries through the date of this Agreement or the Closing Date, as the case may be.

         Section 5.3 Capitalization.

         (a) The authorized capital shares of Parent consist of 10,000,000 Parent Common Shares. As of December 31, 2006, 4,913,290 Parent Common Shares (other than treasury shares) were issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights (excluding shares held in the treasury of Parent).

         (b) Except for (i) Parent Common Shares reserved for issuance as set forth in this Section 5.3 or in Section 5.3 of the Parent Disclosure Schedules, and (ii) Commitments under the Transaction Documents; there are no Commitments or other rights or Contracts obligating Parent or any Parent Subsidiary to issue or sell any Equity Interests, or Securities convertible into or exchangeable for Equity Interests, in Parent or any Parent Subsidiary. Since the Parent Balance Sheet Date, Parent has not issued any Equity Interests, or Securities convertible into or exchangeable for such Equity Interests, other than those Parent Common Shares reserved for issuance as set forth in this Section 5.3 or in Section 5.3 of the Parent Disclosure Schedules. All issued and outstanding Parent Common Shares and all outstanding Parent Options were issued, and all repurchases of Parent Common Shares were made, in material compliance with all applicable Laws.

         (c) As of December 31, 2006, Parent has reserved 2,450,000 Parent Common Shares for issuance to employees, non-employee directors and consultants pursuant to Parent Stock Option Plans, of which 1,403,134 shares are subject to outstanding and unexercised Parent Options and 1,046,866 shares remain available for issuance thereunder. As of December 31, 2006, no outstanding Parent Common Shares were subject to Repurchase Rights. Section 5.3(c)(1) of the Parent Disclosure Schedules identifies (i) the name and full address of each Person who held Parent Options or Parent Common Shares subject to a Repurchase Right as of December 31, 2006, (ii) the particular Parent Stock Option Plan pursuant to which such Parent Option was granted or such Parent Common Shares were issued,
(iii) the date on which such Parent Option was granted or such Parent Common Shares were issued, (iv) the exercise or base price of such Parent Option or the repurchase price of such Parent Common Shares, (v) the number of Parent Common Shares subject to such Parent Option or Repurchase Right or value covered thereby, (vi) the number of Parent Common Shares as to which such Parent Option had vested (or such Repurchase Right had lapsed) at such date, (vii) the applicable vesting schedule for such Parent Option or such Parent Common Shares and whether the exercisability or vesting of such Parent Option, or lapsing of the Repurchase Right, will be accelerated or affected in any way by the Merger or the transactions contemplated hereby (whether alone or in combination with any other event or condition, such as termination of employment), (viii) the date on which such Parent Option or Repurchase Right expires, and (ix) in the case of shares subject to a Repurchase Right, the material terms of any promissory note delivered in payment of the purchase price for such Parent Common Shares (including limitations on recourse). Section 5.3(c)(2) of the Parent Disclosure Schedules sets forth a true, correct and complete list of all holders of outstanding Parent Options that are held by Persons that are not employees of Parent or any Parent Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar Persons). All of the Parent Common Shares subject to issuance under Parent Stock Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. True, correct and complete copies of each of the Parent Stock Option Plans and the standard form of all agreements and instruments relating to or issued under each Parent Stock Option Plan and all agreements and instruments relating to or issued under Parent Stock Option Plans or Parent Options that differ in any material respect from such standard form agreements have been Made Available to the Company, and such agreements and instruments have not been Amended since being Made Available to the Company, and there are no agreements, understandings or commitments to Amend such agreements or instruments in any case from those Made Available to the Company.

         (d) Section 5.3(d) of the Parent Disclosure Schedules sets forth all outstanding Parent Warrants and other Commitments (other than Parent Options disclosed in Section 5.3(c) of the Parent Disclosure Schedules). Parent has Made Available to the Company complete and correct copies of all Parent Warrants and Contracts governing such other Commitments, in each case as Amended to date.

         (e) Section 5.3(e) of the Parent Disclosure Schedules sets forth all outstanding Contractual obligations of Parent or any Parent Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or (iv) granting any preemptive or anti-dilutive right with respect to; any Parent Common Shares or any other Equity Interests in Parent or any Parent Subsidiary.

         Section 5.4 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a signatory, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (other than, on the date hereof, the Parent Stockholder Approval), including, with respect to Merger Sub, the filing of the Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement and each Related Agreement to which Parent or Merger Sub is a signatory by Parent or

Merger Sub, as the case may be, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, including, in the case of Merger Sub, said filing of the Certificate of Merger, have been duly and validly authorized by all necessary corporate action (other than, on the date hereof, the Parent Stockholder Approval). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement and each Related Agreement to which Parent or Merger Sub is a signatory has been duly authorized and validly executed and delivered by Parent or Merger Sub, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against Parent or Merger Sub, as the case may be, in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Parent Board and the Board of Directors of Merger Sub each has unanimously (A) approved and declared advisable this Agreement, each Related Agreement to which Parent or Merger Sub, as the case may be, is a signatory, the Merger and the other Transactions applicable to it, (B) determined that this Agreement and each Related Agreement to which Parent or Merger Sub, as the case may be, is a signatory and the terms and conditions of the Merger and other
Transactions are fair to, advisable and in the best interests of Parent or Merger Sub, as the case may be, and its stockholders, and (C) directed that the adoption of this Agreement and the approval of this Agreement, the Merger and the Parent Authorized Stock Increase be submitted to Parent's or Merger Sub's, as the case may be and as applicable, stockholders for approval at a meeting of such stockholders and recommended that all of Parent's or Merger Sub's, as the case may be, stockholders adopt and approve this Agreement and approve the Merger and, in the case of Parent, the Parent Authorized Stock Increase; provided, however, that after the date hereof the Parent Board acting in good faith may withdraw its recommendation. The affirmative vote of the holders of a majority of all Parent Common Shares present in person or by proxy and voting at the meeting of Parent's stockholders to adopt and approve this Agreement and approve the Merger (the "Parent Stockholders Meeting") is the only vote of the holders of capital stock of Parent necessary to adopt this Agreement under applicable Law, including the NPCA, the Nasdaq Marketplace Rules and Parent's Organizational Documents (the "Parent Stockholder Approval").

         Section 5.5 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement and the Related Agreements to which Parent or Merger Sub is a signatory by Parent or Merger Sub, as the case may be, do not, and the performance of this Agreement and such Related Agreements by Parent or Merger Sub, as the case may be, will not, (i) subject to obtaining approval by Parent's stockholders for the Parent Authorized Stock Increase, conflict with or violate any provision of the Organizational
Documents of Parent or any Parent Subsidiary, (ii) subject to obtaining the Parent Stockholder Approval and approval of the sole stockholder of Merger Sub and assuming that all Consents described in Section 5.5(b) have been obtained and all filings and notifications described in Section 5.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Parent Subsidiary, or by which any Property of Parent or any Parent Subsidiary is bound or affected, (iii) result in the creation of any Encumbrance on any of the Properties of Parent or any Parent Subsidiary, or (iv) require any Consent under, or result in any Breach of, any Parent Material Contract or Parent Permit, in each case except as set forth in Section 5.5 of the Parent Disclosure Schedules.

         (b) The execution and delivery of this Agreement and the Related Agreements to which Parent or Merger Sub is a signatory by Parent or Merger Sub, as the case may be, do not, and the performance of this Agreement and such
Related Agreements by Parent or Merger Sub, as the case may be, and then consummation of the Transactions will not, require any Consent of, or filing with or notification to, any Governmental Entity, except for the Specified Consents and such other Consents and filings with or notifications to Governmental Entities the failures of which to make or obtain, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

         Section 5.6 Permits; Compliance With Law.

         (a) Each of Parent and each Parent Subsidiary is in possession of all material Governmental Permits, and has made all material filings, applications and registrations with any Governmental Entity, in each case that are necessary for Parent and each Parent Subsidiary to own, lease or operate its Properties, or to carry on its respective businesses substantially in the manner described in Parent SEC Reports filed prior to the date hereof or the Closing Date, as the case may be, and substantially as it is being conducted as of the date hereof (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of Parent Permits would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by Parent of any of its material obligations under this Agreement or any Related Agreement to which it or Merger Sub is a signatory, or (iii) have a Material Adverse Effect on Parent.

         (b) None of Parent and the Parent Subsidiaries is in conflict with, or in default or violation of, (A) in any material respect, any Law applicable to Parent or any Parent Subsidiary or by which any Property of Parent or any Parent Subsidiary is bound or affected, or (B) any Parent Permit, except, with respect to clause (B) next preceding, for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by Parent of any of its material obligations under this Agreement or any Related Agreement to which it or Merger Sub is a signatory, or (iii) have a Material Adverse Effect on Parent. None of the Parent Permits will be terminated or impaired or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement or any Related Agreement to which it or Merger Sub is a signatory.

         (c) Neither Parent nor any Parent Subsidiary has, within the last three years, received any warning, notice, notice of violation or probable violation, notice of revocation or other communication from or on behalf of any Governmental Entity, alleging (x) any conflict with, or default or violation of, any Parent Permit, or (y) that Parent or any Parent Subsidiary requires any Parent Permit for its business as currently conducted that is not currently held by it. Except as set forth in Section 5.6 of Parent Disclosure Schedules, to Parent's Actual Knowledge, no investigation or inquiry by any Governmental Entity with respect to Parent or any Parent Subsidiary is pending or threatened, in each case with respect to any alleged or claimed violation of Law applicable to Parent or any Parent Subsidiary or by which any Property of Parent or any Parent Subsidiary is bound or affected.

         (d) Neither Parent nor any of Parent Subsidiaries, nor to Parent's Actual Knowledge, any director, officer, Affiliate or employee thereof, has on behalf of or with respect to Parent engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, as amended.

         Section 5.7 SEC Filings; Financial Statements.

         (a) Parent has filed all SEC Reports required under applicable Law to be filed by it with the SEC in the last five years. All of the Parent SEC Reports have been Made Available to the Company.

         (b) As of their respective dates, each Parent SEC Report (i) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the SEC Rules applicable to such Parent SEC Report, and
(ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of a Parent SEC Report filed prior to the date of this Agreement that was amended or superseded prior to the date of this Agreement, by the filing of such amending or superseding Parent SEC Report, and (B) in the case of a Parent SEC Report filed after the date of this Agreement that is amended or superseded prior to the Effective Time, by the filing of such amending or superseding Parent SEC Report. None of the Parent Subsidiaries is required to file any SEC Reports with the SEC.

         (c) As of their respective dates, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financial Statements"), (i) complied as to form in all material respects with the published SEC Rules applicable thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof and the consolidated results of Parent's and the Parent Subsidiaries' operations and cash flows for the periods indicated in accordance with GAAP, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments in accordance with GAAP. Neither Parent nor any Parent Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, except for (A) liabilities incurred since the Parent Balance Sheet Date in the Ordinary Course of Business which are of the type that typically recur and which do not result from any Breach of Contract, tort or default or violation of any Law, (B) those specifically set forth or specifically and adequately reserved against in the Parent Balance Sheet, and (C) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement and the Transactions. Except as reflected in the Parent Financial Statements, neither Parent nor any Parent Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated by the SEC). Except as set forth in the Parent SEC Reports, Parent has not had any disagreement with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or to date during the current fiscal year. The books and records of Parent and each Parent Subsidiary have been maintained, and are being maintained, in all material respects in accordance with applicable legal and accounting requirements, and the Parent Financial Statements are consistent in all material respects with such books and records.

         (d) No investigation by the SEC with respect to Parent or any Parent Subsidiary is pending or, to the Knowledge of Parent, threatened.

         (e) Parent has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Parent and the Parent Subsidiaries required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is communicated to the Parent's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Parent required by Section 302 of SOX, with respect to such reports. For purposes of this Section 5.7(e), "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in SOX. Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated by the SEC thereunder with respect to the Parent SEC Reports.

         (f) Parent maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has Made Available to the Company accurate and complete copies of all material policies, manuals and other documents promulgating such internal accounting controls. Except as set forth in Section 5.7(f) of the Parent Disclosure Schedules, to Parent's Knowledge, there are no "material weaknesses" (as defined by the PCAOB) and there are no series of multiple "significant deficiencies" (as defined by the PCAOB) that are reasonably likely to collectively represent a "material weakness" in the design or operation of Parent's internal controls and procedures, and to Parent's Knowledge, there are no significant deficiencies in the design or operation of Parent's internal controls and procedures. To Parent's Knowledge, in the last five years, there has been no fraud that involves management or other employees who have a significant role in Parent's internal controls and procedures.

         (g) To Parent's Knowledge, (A) BKR Cornwell Jackson, which has expressed its opinion with respect to the Parent Financial Statements as of December 31, 2004 and as of December 31, 2005, and for each of Parent's fiscal years in the two-year period ended December 31, 2005, and (B) CF & Co., L.L.P., which has expressed its opinion with respect to the Parent Financial Statements as of December 31, 2003 and for Parent's fiscal year in the one-year period ended December 31, 2003; in each case included in the Parent SEC Reports (including the related notes), is "independent" with respect to Parent and the Parent Subsidiaries within the meaning of Regulation S-X and has been "independent" within such meaning at all times since January 1, 2002. Parent has made such disclosure of non-audit services performed by BKR Cornwell Jackson or CF & Co., L.L.P. in its proxy statements with respect to its annual meetings of its stockholders as is required under the Exchange Act, Securities Act and SEC Rules, and all such non-audit services have been approved in advance by the audit committee of the Parent Board. Parent is in compliance with the applicable criteria for continued listing of the Parent Common Shares on the Parent's Principal Market.

         Section 5.8 Disclosure Documents.

         (a) The Parent Information included in, or incorporated by reference into, the Form S-4, Proxy Statement and any Other Filings, and any amendments or supplements thereto, will, at the Applicable Times, comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the SEC Rules and other applicable Laws.

         (b) The information supplied or to be supplied by or on behalf of Parent or any of its officers, directors or stockholders for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, or
(iii) any other document (including any report filed by the Company or Parent under the Exchange Act) filed with any Governmental Entity in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Parent Information, in light of the circumstances under which they are made, not misleading. The Parent Information provides all information relating to Parent or its operations, business, directors, officers, Subsidiaries and stockholders required to be provided by the provisions of the Securities Act, the Exchange Act and the SEC Rules, including form S-4 and Regulation 14A.

         (c) Notwithstanding the foregoing provisions of this Section 5.8, Parent makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any Other Filings, or in each case any amendment or supplement thereto, supplied by the Company (other than Parent Information so supplied) for inclusion or incorporation by reference therein.

         Section 5.9 Absence of Certain Changes or Events. Since the Parent Balance Sheet Date, except as specifically disclosed in the Parent SEC Reports filed thereafter, as contemplated hereby or as set forth in Section 5.9 of the Parent Disclosure Schedules, Parent and each Parent Subsidiary has conducted its business only in the Ordinary Course of Business and, since such date:

         (a) no Events have caused a Material Adverse Effect on Parent;

         (b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, Securities or Property) in respect of, any of Parent's Equity Interests, or any purchase, redemption or other acquisition by Parent of any of Parent's Equity Interests or any other Securities of Parent or any Commitments for any such Equity Interests of Securities, other than repurchases from employees or consultants following their termination pursuant to the terms of existing Repurchase Rights;

         (c) there has not been any Capitalization Adjustment of any of Parent's Equity Interests;

         (d) there has not been any increase in compensation or fringe benefits paid or payable to any of the officers, directors or managers or employees of Parent or any Parent Subsidiary at the vice president or director level or higher, or who earn base salary of more than $100,000 per year, or any payment by Parent or any of the Parent Subsidiaries of any bonus to any of their officers, directors or managers or employees at the vice president or director level or higher, or who earn base salary of more than $100,000 per year, or any granting by Parent or any of the Parent Subsidiaries of any increase in severance or termination pay, or any entry by Parent or any of the Parent Subsidiaries into, or material Amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent of the nature of any Transactions, or any subsequent event, other than increases in the Ordinary Course of Business in base salary and target bonuses for employees who are not officers of Parent, in an amount that does not exceed 50% of such base salary, in connection with periodic compensation or performance reviews or for ordinary course severance and release agreements as made in connection with the termination of employment that do not provide severance in excess of Parent's standard policies;

         (e) there has not been any change by Parent or any of the Parent Subsidiaries in its accounting methods, principles or practices (including any material change in depreciation or amortization policies or rates or revenue recognition policies), except as required by concurrent changes in GAAP;

         (f) there has not been any sale, transfer, or other disposition of any Parent IP Rights or any other Properties by Parent or any of the Parent Subsidiaries, except in the Ordinary Course of Business;

         (g) neither Parent nor any Parent Subsidiary has made any loan, advance or capital contribution to, or investment in, any Person, including any director, officer or Affiliate of Parent, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or Entities that became wholly-owned Subsidiaries made in the Ordinary Course of Business,
(ii) investments made in accordance with Parent's investment guidelines, a copy of which has been Made Available to the Company, in the Ordinary Course of Business, (iii) routine travel and entertainment expense advances in the Ordinary Course of Business and in accordance with Parent's travel and expense policy, a copy of which has been Made Available to the Company, and (iv) loans and advances to third party customers in the Ordinary Course of Business;

         (h) there has not been any material change with respect to the management or other key personnel of Parent, any termination of employment of any such employees or a material number of employees, or any material labor dispute or material claim of unfair labor practices involving Parent or any Parent Subsidiary; and

         (i) neither Parent nor any Parent Subsidiary has agreed, whether in writing or otherwise, to take any action described in this Section 5.9.

         Section 5.10 Employee Benefit Plans.

         (a) Section 5.10(a) of the Parent Disclosure Schedules lists as of the date of this Agreement, with respect to Parent and the Parent Subsidiaries and their respective ERISA Affiliates, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA, (ii) each loan from Parent, any Parent Subsidiary or any such ERISA Affiliate to an employee in excess of $5,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, salary continuation, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment that do not provide for severance, acceleration or post-termination benefits), compensation agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for (1) former and current consultants, and (2) former directors, officers and employees; such arrangements need only be listed if unsatisfied obligations of Parent or any Parent Subsidiary of greater than $5,000 remain thereunder) of Parent or any Parent Subsidiary (all of the foregoing described in clauses (i) through (vi) next preceding, collectively, the "Parent Benefit Plans"). Parent has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Parent Benefit Plans. Parent has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any person who was, at any time since such date, an officer or director of Parent.

         (b) Prior to the date of this Agreement, Parent has Made Available to the Company a true, correct and complete copy of each Parent Benefit Plan and all current and prior related plan documents (including adoption agreements, vendor contracts and administrative services agreements, trust documents, insurance policies or contracts (including policies relating to fiduciary liability insurance covering the fiduciaries of such Parent Benefit Plans), bonds required by ERISA, employee booklets, summary plan descriptions and other authorizing documents, summaries of material modifications and any material written employee communications relating thereto) and has, with respect to each

Parent Benefit Plan that is subject to ERISA reporting requirements, Made Available to the Company true, correct and complete copies of the Form 5500 reports filed for the last three plan years (including all audits, financial statements, schedules and attachments thereto, where applicable). Any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the IRS a current favorable determination letter as to its qualified status under the Code and as to the exemption from tax under the provisions of Code Section 501(a) of each trust created thereunder, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Parent has also Made Available to the Company a true, correct and complete copy of the most recent such Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to each Parent Benefit Plan, and, to Parent's Knowledge, nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any Parent Benefit Plan subject to Section 401(a) of the Code. Parent has also Made Available to the Company all registration statements and prospectuses and investment policy statements prepared in connection with each Parent Benefit Plan, where applicable. All individuals who, pursuant to the terms of any Parent Benefit Plan, are entitled to participate in such Parent Benefit Plan, are currently participating in such Parent Benefit Plan or have been offered an opportunity to do so. None of Parent and the Parent Subsidiaries and their respective ERISA Affiliates sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

         (c) Except as set forth in Section 5.10(c) of the Parent Disclosure Schedules, none of the Parent Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under COBRA, or applicable state law. There has been no prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Parent Benefit Plan that is not exempt under Section 408 of ERISA. To Parent's Actual Knowledge, each Parent Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by applicable Law (including ERISA and the Code), and Parent and the Parent Subsidiaries, and their respective ERISA Affiliates, each has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no Actual Knowledge of any material default or in violation by any other party to, any of the Parent Benefit Plans. None of Parent and the Parent Subsidiaries and their respective ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Parent Benefit Plans. All contributions required to be made by Parent or any Parent Subsidiary or any of their respective ERISA Affiliates to any Parent Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business after the Parent Balance Sheet Date as a result of the operations of Parent and the Parent Subsidiaries after the Parent Balance Sheet Date). In addition, with respect to each Parent Benefit Plan intended to include a Code Section 401(k) arrangement, the Parent and each Parent Subsidiary and their respective ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Parent Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is a self-insured plan. No Parent Benefit Plan is covered by, and none of Parent and the Parent Subsidiaries and their respective ERISA Affiliates has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Parent Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Parent has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such

Parent Benefit Plan. No Action has been brought, or to the Actual Knowledge of Parent or any Parent Subsidiary, is threatened, against Parent or any Parent Subsidiary or with respect to any such Parent Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

         (d) None of Parent and the Parent Subsidiaries and their respective ERISA Affiliates is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Parent Benefit Plan within the meaning of Section 411(d)(3) of the Code.

         (e) Each Foreign Plan of Parent or any Parent  Subsidiary  is listed in
Section 5.10(e) of the Parent Disclosure Schedules, except for plans maintained by Governmental Entities. As regards each such Foreign Plan, (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan, (ii) Parent and each Parent Subsidiary, and each of their respective ERISA Affiliates, has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, and (iii) such Foreign Plan has been administered in accordance with its terms and applicable Law.

         (f) Section 5.10(f) of the Parent Disclosure Schedules lists each person who Parent reasonably believes is, with respect to Parent or any Parent Subsidiary or any of their respective ERISA Affiliates, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

         (g) Section 5.10(g) of the Parent Disclosure Schedules lists as of the date of this Agreement each employee of Parent or any Parent Subsidiary who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

         (h) Except as set forth in Section 5.10(h) of the Parent Disclosure Schedules, none of the execution and delivery of this Agreement or the consummation of the Transactions (or the Transactions in combination with any subsequent transactions or events, other than transactions or events initiated solely by the Company) will (i) result in any employee, director or consultant of Parent or any Parent Subsidiary becoming entitled to any deferred compensation, bonus or severance pay or materially increase or otherwise enhance any benefits otherwise payable by Parent or any Parent Subsidiary, (ii) result in the acceleration of the time of payment or vesting, or an increase in the amount of any compensation due to any employee, director or consultant of Parent or any Parent Subsidiary, except as may be required under Section 411(d)(3) of the Code, (iii) result in forgiveness in whole or in part of any outstanding loans made by Parent or any Parent Subsidiary to any of their employees, directors or consultants, or (iv) result in a payment that would be considered an "excess parachute payment" and treated as nondeductible under Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code.

         (i) To Parent's Knowledge, Parent has neither granted, nor is a party to, any Contract that grants any compensation, equity award, or bonus, that fails to comply in good faith with the provisions of Section 409A of the Code.

         (j) Each of Parent and the Parent Subsidiaries is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. Parent and each Parent Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants. Neither Parent nor any Parent Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no controversies pending or, to the Actual Knowledge of Parent, threatened, between Parent or any Parent Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an Action before any Governmental Entity.

         (k) Neither Parent nor any of the Parent Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which Parent has established a reserve for such amount on the Parent Balance Sheet in accordance with GAAP, and (ii) pursuant to Contracts entered into after the Parent Balance Sheet Date and disclosed on Section 5.10(k) of the Parent Disclosure Schedules. Neither Parent nor any Parent Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary and neither Parent nor any Parent Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any person employed by Parent or any Parent Subsidiary. Parent has no Actual Knowledge of any activities or proceedings of any labor union to organize the employees of Parent or any Parent Subsidiary. There is no labor dispute, strike or group work stoppage against Parent or any Parent Subsidiary pending or to the Actual Knowledge of Parent threatened that may interfere with the respective business activities of Parent or any Parent Subsidiary.

         (l) To the Knowledge of Parent, no employee of Parent or any Parent Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent or any Parent Subsidiary because of the nature of the business conducted or presently proposed to be conducted by Parent or any Parent Subsidiary or to the use of trade secrets or proprietary information of others. No Key Employee of Parent or any Parent Subsidiary has given notice of termination or resignation to Parent or any Parent Subsidiary, nor does Parent otherwise have Actual Knowledge that any such Key Employee intends to terminate his or her employment with Parent or any Parent Subsidiary. The employment of each of the employees of Parent or any Parent Subsidiary is "at will" and Parent and each Parent Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, and the employment of each employee of Parent and each Parent
Subsidiary may be terminated without prior notice and without financial liability to the Parent or any Parent Subsidiary (other than as provided under applicable Law or as set forth in Section 5.10(a) of the Parent Disclosure Schedules).

         (m) Parent has Made Available to the Company a true, correct and complete list of the names of all current officers, directors, consultants and employees of Parent and each Parent Subsidiary showing each such person's name, position, rate of annual remuneration, status as exempt/non-exempt and bonuses for the current fiscal year and the most recently completed fiscal year.

         (n) Parent has Made Available to the Company, with respect to Parent and the Parent Subsidiaries, true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and forms of agreements with current and former consultants or advisory board members, (iv) all forms of confidentiality, non-competition or invention agreements by and between current and former employees, consultants or others and Parent or any Parent Subsidiary (and a true, correct and complete list of employees, consultants or others not subject thereto), (v) all management organization charts, (vi) all agreements or insurance policies providing for the indemnification of any officers or directors of Parent or any Parent Subsidiary,
(vii) a summary of Parent's standard severance policy, (viii) a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants of Parent or any Parent Subsidiary, and (ix) a schedule of bonus commitments made to employees of Parent or any Parent Subsidiary.

         (o) Parent and each Parent Subsidiary is in compliance in all material respects with the WARN Act or any similar Law. In the past two years (i) Parent has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Parent of any Parent Subsidiary, and (iii) Parent has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. Parent has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

         Section 5.11 Customers. Neither Parent nor any of the Parent Subsidiaries has any outstanding material dispute concerning its goods or services with any jewelry dealer or other wholesale customer or distributor who, in the six months ending September 30, 2006, was one of the 20 largest sources of consolidated revenue for Parent and the Parent Subsidiaries, based on amounts paid or payable during such periods (each, a "Significant Parent Customer"). Each Significant Parent Customer is listed on Section 5.11 of the Parent Disclosure Schedules. Neither Parent nor any of the Parent Subsidiaries has received any written notice from any Significant Parent Customer that such Person (i) will not continue as a customer or distributor of Parent or any Parent Subsidiary after the Merger, (ii) intends to terminate or materially modify existing Contracts or relationships with Parent or any Parent Subsidiary, or (iii) intends to materially reduce the amount of business conducted with Parent and the Parent Subsidiaries.

         Section 5.12 Contracts. Section 5.12 of the Parent Disclosure Schedules specifically identifies (by the applicable subsection set forth below in this Section 5.12) each Parent Material Contract (other than this Agreement or any Related Agreement). The term "Parent Material Contract" shall include each of the following Contracts to which Parent or any Parent Subsidiary is a party to or by which Parent or any Parent Subsidiary is bound (in each case, other than this Agreement or any Related Agreement):

         (a) any Contract with any Significant Parent Customer;

         (b) any Contract generating, or that is reasonably likely to generate, more than $100,000 in revenues for Parent and the Parent Subsidiaries over the twelve month period from the date of this Agreement, other than those set forth on Section 5.12(i) of the Parent Disclosure Schedules;

         (c) any Contract with any director, officer, employee or consultant that would require Parent or any Parent Subsidiary to make any payments in connection with the Merger, or upon termination of employment, but excluding any Contract (i) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by Parent or any of the Parent Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period), or (ii) under which Parent and the Parent Subsidiaries collectively have paid or are obligated to pay less than $100,000;

         (d)   any   Contract   for   indemnification   (other   than   standard
indemnification provisions in Contracts entered into by Parent or any Parent Subsidiary in the Ordinary Course of Business) or any guaranty;

         (e) any Contract containing any covenant limiting in any respect the right of Parent or any of the Parent Subsidiaries to (i) engage, participate or compete in any line of business, market or geographic area, (ii) develop, market or distribute products or services, (iii) conduct business with any Person, (iv) solicit the employment of, or hire, any Person, or (v) compete with any Person; or granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, "most favored nation" rights, rights of first negotiation or other exclusive rights or similar terms to any Person, but in each case excluding Contracts containing limitations that (A) are not material to Parent or any Parent Subsidiary, and (B) do not limit the ability of Parent or any Parent Subsidiary to develop or market additional products or services;

         (f) any Lease for real or personal property in which the amount of payments that Parent or any of the Parent Subsidiaries is required to make on an annual basis exceeds $25,000;

         (g) any Contract pursuant to the express terms of which Parent or any of the Parent Subsidiaries is currently obligated to pay in excess of $25,000 in any one year period that is not terminable by Parent or the Parent Subsidiaries without penalty upon notice of ninety (90) days or less;

         (h) any Contract currently in force relating to the disposition or acquisition by Parent or any of the Parent Subsidiaries after the date hereof of
(i) assets with a book value exceeding $25,000; or (ii) Equity Interests in an Entity;

         (i) any Contract pursuant to which Parent or any Parent Subsidiary is a licensor of Intellectual Property or agrees to Encumber, not assert, Transfer or sell rights in or with respect to any Intellectual Property, except for distribution contracts with retail outlets, independent sales agents, other distributors and end users entered into by Parent or any Parent Subsidiary in the Ordinary Course of Business;

         (j) any joint venture Contract or any other Contract that involves a sharing of revenues in excess of $25,000, or involves a sharing of profits, cash flows, expenses or losses, with other Persons, or the payment of royalties to any other Person, other than Contracts identified in Section 5.12(a) of the applicable Parent Disclosure Schedule;

         (k) any Contract currently required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act, other than those currently on file with the SEC (including any Amendments to Contracts filed as of the Parent Balance Sheet Date that are required to be filed);

         (l) any Contract containing a "standstill" provision with respect to any Equity Interests of Parent;

         (m) any Contract in effect on the date of this Agreement, including any Parent Stock Option Plan, relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Parent Common Shares or any other Equity Interests or Securities of Parent or any of the Parent Subsidiaries, or any Commitments to purchase or otherwise acquire any such

Parent Common Shares, Equity Interests or Securities, except for the Parent Stock Option Plans, the Parent Options and Parent Warrants disclosed in Section
5.3 of the applicable Parent Disclosure Schedule;

         (n) any Contract under which Parent or any Parent Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on Parent's standard, unmodified forms), in each case excluding (i) Contracts that are terminable by Parent or the Parent Subsidiary on notice of thirty (30) days or less without penalty in excess of $25,000, individually or in the aggregate, and without any ongoing material obligations, and (ii) Contracts that generated less than $25,000 in revenue to Parent during the 12 months preceding the date of this Agreement;

         (o) any Contract with any investment banker, broker, advisor or similar Person, or any accountant, legal counsel or other Person retained by Parent, in connection with this Agreement and the Transactions, other than Contracts with service providers entered into in Parent's Ordinary Course of Business with fees to be paid based on the provider's customary hourly rates;

         (p)  any  Contract  pursuant  to  which  Parent  or any  of the  Parent
Subsidiaries has acquired a business or Entity, or assets of a business or Entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Entity (other than the Parent Subsidiaries), in either case which was entered into within the three years preceding the date hereof or under which any Liabilities exist;

         (q) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of Parent or any of the Parent Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred on the terms thereof, and the respective principal amounts currently outstanding thereunder as of the date hereof; or

         (r) any other Contract not listed in subsections (a)-(q) next preceding that individually provides for payments to or by Parent or any Parent Subsidiary in excess of $50,000, or pursuant to which Parent or any Parent Subsidiary have been paid, or expects to be paid, more than $50,000 in any consecutive 12-month period, or that individually provides for payments by Parent or any Parent Subsidiary in excess of $50,000 or is otherwise material to Parent or the Parent Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the Ordinary Course of Business).

Except as set forth on Section 5.12 of the Parent Disclosure Schedules, all Parent Material Contracts are in written form. Parent has Made Available to the Company true, correct and complete copies of each Parent Material Contract, as Amended to date. Each Parent Material Contract is (i) valid and binding on Parent and each Parent Subsidiary party thereto and, to the Parent's Knowledge, each other party thereto, and (ii) in full force and effect. Parent and each Parent Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Parent Material Contract and, to Parent's Knowledge, each other party to each Parent Material Contract has in all material respects performed all obligations required to be performed by it under such Parent Material Contract. As of the date hereof, none of Parent and the Parent Subsidiaries has Knowledge of, or has received notice from the other contracting party of, any actual or alleged material Breach of any Parent Material Contract. There exists no Breach with respect to Parent or any Parent Subsidiary or, to the Knowledge of Parent, with respect to any other contracting party, which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute a material Breach of such Parent Material Contract.

         Section 5.13 Litigation. Except as set forth in Section 5.13 of the Parent Disclosure Schedules, (i) there is no Action pending or, to Parent's
Actual Knowledge, threatened against Parent or any Parent Subsidiary or, to Parent's Actual Knowledge, for which Parent or any Parent Subsidiary is obligated to indemnify a third party, (ii) none of Parent and the Parent Subsidiaries is subject to any outstanding Order, and (iii) to Parent's Knowledge, there has been no refusal to indemnify or denial of indemnification and no intention to refuse indemnification, by any third party in connection with any past, pending or threatened Action with respect to which Parent or any Parent Subsidiary is or may be entitled to indemnification from any third party. Except as set forth in Section 5.13 of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has any Action pending against any other Person. There has not been since December 31, 2005, nor are there currently, any internal investigations or inquiries being conducted by Parent, the Parent Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, violation of Parent policy or other misfeasance or malfeasance issues.

         Section 5.14 Environmental Matters.

         (a) Parent and each Parent Subsidiary is in material compliance with all Environmental Laws.

         (b) Neither Parent nor any Parent Subsidiary has received notification regarding any existing or potential Environmental Claims against Parent or any Parent Subsidiary, nor have any of them received any written notification of any allegation of any actual or potential responsibility for, or any Action regarding, (i) any violation of Environmental Laws, or (ii) any Environmental Release or threatened Environmental Release at any Facilities of any Materials of Environmental Concern generated or transported by Parent or any Parent Subsidiary.

         (c) There has been no Environmental Release at any Facilities of Parent or any Parent Subsidiary of any Materials of Environmental Concern in quantities that could trigger the need for investigation or remediation pursuant to any Environmental Laws.

         Section 5.15 Intellectual Property.

         (a) Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them in this Section 5.15(a):

                  (1) "Parent IP" means (i) all Intellectual Property used in the conduct of the business of Parent or any Parent Subsidiary as currently conducted by Parent and the Parent Subsidiaries, and (ii) all other Parent-Owned IP.

                  (2) "Parent-Owned IP" means all Intellectual Property owned by Parent or any Parent Subsidiary.

                  (3) "Parent Products" means, collectively, (i) all products and services that are currently being published, marketed, licensed, sold, leased, auctioned, distributed or performed, or offered for publication, licensing, sale, lease, distribution or performance or at auction, by or on behalf of Parent or any Parent Subsidiary, and (ii) all products or services currently under development by Parent or any Parent Subsidiary or that Parent or any of the Parent Subsidiaries are Contractually obligated to develop.

         (b) Parent and the Parent Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all Parent IP. The Parent IP is sufficient for the conduct of the business of Parent and the Parent Subsidiaries as currently conducted and to Parent's Knowledge as currently proposed to be conducted by Parent or any Parent Subsidiary.

         (c) Neither Parent nor any of the Parent Subsidiaries has (i) transferred ownership of any material Parent-Owned IP to any third party, (ii) knowingly permitted any material Parent-Owned IP to enter the public domain, or
(iii) permitted any material Parent Registered Intellectual Property or application therefor to lapse (other than through the expiration of Registered Intellectual Property at the end of its maximum statutory term or the abandonment of trademarks or service marks in the Ordinary Course of Business using reasonable business judgment).

         (d) Except as set forth in Section 5.15(d) of the Parent Disclosure Schedules, Parent and the Parent Subsidiaries own and have good and exclusive title to all Parent-Owned IP and all Parent Registered Intellectual Property, free and clear of any Encumbrances. Except as set forth in Section 5.15(d) of the Parent Disclosure Schedules, the right, license and interest of Parent and the Parent Subsidiaries in and to all Third Party Intellectual Property Rights licensed by Parent or a Parent Subsidiary are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties).

         (e) Except as set forth in Section 5.15(e) of the Parent Disclosure Schedules, none of the execution and delivery or effectiveness of this Agreement, the consummation of the Transactions and the performance by Parent of its obligations under this Agreement or the Related Agreements to which it is a signatory, will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Parent-Owned IP, or impair the right of Parent or any Parent Subsidiary to use, possess, sell or license any Parent-Owned IP or any portion thereof.

         (f) Section 5.15(f) of the Parent Disclosure Schedule lists all Parent Registered Intellectual Property, and for each item of such Registered
Intellectual Property, (i) the jurisdictions in which such Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) the legal counsel (if any) assisting in the initial registration or the maintenance of such Registered Intellectual Property.

         (g) Each item of Parent Registered Intellectual Property is subsisting (or, in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been or will be timely paid, and all documents, recordations and certificates in connection with such Registered Intellectual Property currently required to be filed have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Registered Intellectual Property and recording Parent's and the Parent Subsidiaries' ownership interests therein.

         (h) Except as set forth in Section 5.15(h) of the Parent Disclosure Schedules, to Parent's Actual Knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Parent-Owned IP by any third party, including any employee or former employee of Parent or any Parent Subsidiary. Except as set forth in Section 5.15(h) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has initiated any lawsuit, mediation or arbitration for infringement or misappropriation of any Intellectual Property.

         (i) Except as set forth in Section 5.15(i) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has (i) been sued in any Action (or received any written notice or, to the Actual Knowledge of Parent, threat) that involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of Parent or any Parent Subsidiary to exercise any Intellectual Property right, or (ii) received any written communication that puts Parent or any Parent Subsidiary on notice of or involves an offer to license or grant any Third Party Intellectual Property Right or immunities in respect thereof.

         (j) The operation of the business of Parent and the Parent Subsidiaries as such business is currently conducted and, to the Actual Knowledge of Parent, as currently proposed to be conducted by Parent or any Parent Subsidiary, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision or use of any Parent Product, and (ii) Parent's or any Parent Subsidiary's use of any product, device or process used in the business of Parent or the Parent Subsidiaries as currently conducted and, to the Actual Knowledge of Parent, as currently proposed to be conducted by Parent or any Parent Subsidiary, does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not and, to the Actual Knowledge of Parent, will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction in which Parent or any of the Parent Subsidiaries conducts business.

         (k) None of the Parent-Owned IP, the Parent Products, Parent and the Parent Subsidiaries is subject to any judicial or governmental Action or outstanding Order (A) restricting in any manner the use, transfer, or licensing by Parent or any Parent Subsidiary of any Parent-Owned IP or any Parent Product, or which may affect the validity, use or enforceability of any such Parent-Owned IP or Parent Product, or (B) restricting the conduct of the business of Parent or any Parent Subsidiary in order to accommodate Third Party Intellectual Property Rights.

         (l) Neither Parent nor any Parent Subsidiary has received any written opinion of legal counsel that any Parent Product or the operation of the business of Parent or any Parent Subsidiary, as previously or currently conducted, infringes or misappropriates any Third Party Intellectual Property Rights.

         (m) Except as set forth in Section 5.15(m) of the Parent Disclosure Schedules, each of Parent and the Parent Subsidiaries has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Parent-Owned IP, an assignment of inventions and ownership agreement, in the form Made Available to the Company, assigning all such third party's Intellectual Property in such contribution that Parent or any Parent Subsidiary does not already own by operation of Law, and no such third party has retained any rights or licenses with respect thereto.

         (n) To Parent's Knowledge, no current or former employee, consultant or independent contractor of Parent or any Parent Subsidiary (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, Parent or any Parent Subsidiary or using trade secrets or proprietary information of others without permission, or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Parent or any Parent Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

         (o) To Parent's Knowledge, the employment of any employee of Parent or any Parent Subsidiary or the use by Parent or any Parent Subsidiary of the services of any consultant or independent contractor does not subject Parent or any Parent Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for Parent or any Parent Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

         (p) Except as set forth in Section 5.15(p) of the Parent Disclosure Schedules, to Parent's Knowledge, no current or former employee, consultant or independent contractor of Parent or any Parent Subsidiary has any right, license, claim or interest whatsoever in or with respect to any Parent-Owned IP.

         (q) Parent and the Parent Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Parent IP Rights. All use, disclosure or appropriation of such information owned by Parent or any Parent Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between Parent or a Parent Subsidiary and such third party. All use, disclosure or appropriation of such information by Parent and the Parent Subsidiaries not owned by Parent or any Parent Subsidiary has been pursuant to the terms of a written agreement between Parent or such Parent Subsidiary and the owner of such information, or is otherwise lawful.

         (r) Except as set forth in Section 5.15(r) of the Parent Disclosure Schedules, to Parent's Knowledge, neither Parent nor any Parent Subsidiary has
(i) incorporated Open Source Materials into, or combined Open Source Materials with, Parent IP, or (ii) distributed Open Source Materials in conjunction with any Parent IP.

         (s) To Parent's Knowledge, no (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or
(iii) funding from any Person (other than funds received in consideration for the Parent Equity Interests or Indebtedness incurred on commercially reasonable terms) was used in the development of the Parent-Owned IP.

         Section 5.16 Taxes.

         (a) Parent and the Parent Subsidiaries and each affiliated, combined, consolidated or unitary group of which Parent or any Parent Subsidiary is or has been a member (each, a "Parent Group") have timely filed all material federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects. Except with respect to Taxes that are immaterial in amount, all Taxes of Parent and the Parent Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) reflected in the Parent Balance Sheet (rather than any notes thereto) are adequate in accordance with GAAP to cover all unpaid Taxes of Parent and the Parent Subsidiaries. Except with respect to Taxes that are immaterial in amount, all reserves for Taxes as adjusted for operations and transactions and the passage of time through the Effective Time in accordance with past custom and practice of Parent and the Parent Subsidiaries are adequate in accordance with GAAP to cover all unpaid Taxes of Parent and the Parent Subsidiaries accruing through the Effective Time.

         (b) Parent and the Parent Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and to the Knowledge of Parent, Parent and the Parent Subsidiaries have withheld and paid over all other Taxes required to have been withheld and paid over, and Parent and the Parent Subsidiaries have complied with all material information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in each case in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Encumbrances on any of the Properties of Parent or any Parent Subsidiary with respect to Taxes.

         (c) Except as set forth in Section 5.16(c) of the Parent Disclosure Schedules, no audit of material Tax Returns or other examination of Parent, any Parent Subsidiary or any member of any Parent Group is pending or threatened in writing. No deficiencies have been asserted against Parent or any Parent Subsidiary as a result of examinations by any Tax Authority and no issue has been raised by any examination conducted by any Tax Authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of Parent or any Parent Subsidiary by any Tax Authority has been paid or is being contested in good faith and in accordance with the Law and is fully reserved for on the Parent Balance Sheet in accordance with GAAP. No claim has ever been made by an authority in a jurisdiction where Parent or any of the Parent Subsidiaries does not file Tax Returns that Parent or any Parent Subsidiary, as the case may be, is or may be subject to Tax in such jurisdiction. Neither Parent nor any Parent Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other Tax Authorities that will be binding on Parent or any Parent Subsidiary with respect to any period following the Effective Time.

         (d) Neither Parent nor any Parent Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Parent or any Parent Subsidiary.

         (e) Parent and each Parent Subsidiary have disclosed on their federal income tax returns all material positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither Parent nor any Parent Subsidiary has been a party to or participated in any way in a transaction that would be defined as a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) (including any "listed transaction") or any confidential corporate tax shelter within the meaning of Treasury Regulation Section 1.6111-2.

         (f) Except as set forth in Section 5.16(f) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary has been a member of any Parent Group other than the Parent Group of which Parent is the parent. None of Parent or any Parent Subsidiary has any liability for, or any indemnification or reimbursement obligation with respect to, (i) Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state or local Law), (ii) material Taxes of any Person as transferee or successor, or
(iii) material Taxes of any Person by contract for Taxes. Neither Parent nor any Parent Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar Contract or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority).

         (g) Except as set forth in Section 5.16(g) of the Parent Disclosure Schedules, neither Parent nor any Parent Subsidiary (nor any officer of Parent or any Parent Subsidiary) is a party to any Contract (including this Agreement, the Related Agreement and the arrangements contemplated hereby and thereby) that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

         (h) Neither Parent nor any Parent Subsidiary has agreed or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign Law) by reason of a change in accounting method or otherwise. Neither Parent nor any Parent Subsidiary will be required to include in income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law).

         (i) Neither Parent nor any Parent Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

         (j) Neither Parent nor any Parent Subsidiary has had or maintained a permanent establishment other than in its country of organization.

         (k) Section 5.16(k) of Parent Disclosure Schedule sets forth information with respect to each of Parent and the Parent Subsidiaries as of the most recent practicable date regarding any material Tax holidays or foreign rulings to which Parent or any Parent Subsidiary (as the case may be) is subject.

         (l) Neither Parent nor any Parent Subsidiary has incurred, and no state of affairs exist that could result in Parent or any Parent Subsidiary incurring, any penalty under Section 6662(e) of the Code.

         Section 5.17 Insurance. Section 5.17 of the Parent Disclosure Schedule contains a true, correct and complete list of policies and bonds of insurance maintained by Parent and each Parent Subsidiary, and the Parent has Made Available to the Company true, correct and complete copies of such policies and bonds of insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Parent and each Parent Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of Parent, neither Parent nor any Parent Subsidiary has received written notification of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

         Section 5.18 Opinion of Financial Advisor. In the event that the Parent Board has resolved to retain a financial advisor and a fairness opinion in connection with the Merger, the Parent Board has received the written opinion of such financial advisor (the "Parent Financial Advisor") addressed to the Parent Board, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Parent Common Shares, and Parent has delivered to the Company a true, correct and complete copy of such opinion solely for informational purposes.

         Section 5.19 Brokers. Neither Parent nor any Affiliate of Parent is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other Transaction.

         Section 5.20 Properties.

         (a) Section 5.20(a) of the Parent Disclosure Schedules lists all real property owned by Parent or any Parent Subsidiary.

         (b) Section 5.20(b) of the Parent Disclosure Schedules lists all material real property Leases to which Parent or any Parent Subsidiary is a party and each Amendment thereto that is now in effect. All such current Leases are in full force and effect, are valid and effective in accordance with their respective terms, and, except as set forth in Section 5.20(b) of the Parent Disclosure Schedules, none of Parent and the Parent Subsidiaries and, to the Actual Knowledge of Parent, no other party, is in Breach of any such Lease that would give rise to a material claim against Parent or any Parent Subsidiary.

         Section 5.21 Interested Party Transactions. Except as disclosed in the Parent SEC Reports, since December 31, 2005, no event has occurred and no relationship exists that would be required to be reported by Parent pursuant to
Item 404 of Regulation S-K.

         Section 5.22 Export and Import Laws. Parent and each Parent Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of U.S. Export and Import Laws. Without limiting the generality of the foregoing, (i) Parent and each Parent Subsidiary has obtained all export licenses and other approvals required for its exports of products, Intellectual Property, software and technologies from the United States, (ii) Parent and each Parent Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals, (iii) there are no pending or, to Parent's Actual Knowledge, threatened claims against Parent or any Parent Subsidiary with respect to such export licenses or other approvals, and (iv) to Parent's Knowledge, there are no conditions or circumstances pertaining to Parent's or any Parent Subsidiary's export transactions that may give rise to any future claims.

         Section 5.23 Capitalization, Ownership and Prior Activities of Merger Sub.

         (a) The authorized capital shares of Merger Sub consist of 1,000 shares of common stock, par value $0.0001 per share. As of the date hereof, all of such shares were issued and outstanding, all of which are held and owned directly by Parent and are validly issued and fully paid, nonassessable and free of preemptive rights. There are no Commitments or other rights or Contracts obligating Parent or Merger Sub to issue or sell any Equity Interests, or Securities convertible into or exchangeable for Equity Interests, in Merger Sub.

         (b) Except for obligations or liabilities incurred in connection with its incorporation or organization, the execution and deliver of this Agreement and the Related Agreement to which it is a signatory and the Transactions, Merger Sub has not and, prior to the Effective Time, will not have (i) incurred, directly or indirectly through any Subsidiary or Affiliate, any Liabilities,
(ii) engaged in any business activities, or (iii) entered into any Contracts with any Person.

         Section 5.24 Interested Stockholders. None of Parent or any of its Affiliates is an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company.

         Section 5.25 Representations  Complete.  Except as set forth in Section
5.25 of the Parent Disclosure Schedules, none of the representations or warranties made by Parent, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate Made Available or furnished by Parent to the Company pursuant to this Agreement or any Related Agreement, or furnished by Parent in or in connection with documents mailed or delivered to the stockholders of Parent or the Company for use in soliciting their approval of this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI.
                                    COVENANTS

         Section 6.1 SEC Reports; Preparation of Form S-4 and Proxy Statement.

         (a) As promptly as practicable after the execution of this Agreement, Parent shall, subject to the full and prompt assistance of the Company and Stanford, prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus (it being understood by the parties that Parent intends to file a post-effective amendment to the Form S-4 to include the Company FY 2006 Financial Statements and updated Parent and pro forma financial statements therein prior to requesting the effectiveness of the Form S-4). The Company shall promptly provide, and shall use its Best Efforts to cause the other stockholders of the Company promptly to supply, to Parent and its Representatives any and all information in writing concerning the Company, its business, operations, directors, officers, Subsidiaries, stockholders or any other matters which may in Parent's reasonable discretion be required for inclusion in the Form S-4 or Proxy Statement, or to respond to any comments from the SEC thereon, or reasonably requested by Parent in connection therewith. The Company and Stanford shall promptly provide to Parent and its Representatives any and all information in writing concerning Stanford's business, controlling persons or any other matters which may in Parent's reasonable discretion be required for inclusion in the Form S-4 or Proxy Statement, or to respond to any comments from the SEC thereon, or reasonably requested by Parent in connection therewith. Parent and the Company shall additionally prepare and file with the SEC any Other Filings as and when required or requested by the SEC in connection with this Agreement, the Related Agreements or the Transactions (the "Other Merger Filings"). Prior to filing the Proxy Statement or any Other Merger Filing with the SEC or any other Governmental Entity, Parent and the Company shall provide the other of them with reasonable opportunity to review and comment on each such filing in advance.

         (b) Each of Parent and the Company shall use its reasonable Best Efforts to have the Form S-4 declared effective under the Securities Act by the SEC as promptly as practicable after the filing thereof with the SEC. Each of Parent and the Company shall advise the other of them promptly after it receives notice of any SEC request for an amendment or supplement to the Form S-4, the Proxy Statement or any Other Merger Filing or comments thereon and responses thereto or requests by the SEC for additional information. Parent and the Company shall use their respective Best Efforts to promptly respond to any comments from the SEC on the Form S-4, Proxy Statement or any Other Merger Filing.

         (c) The Proxy Statement shall solicit proxies for the approval by the stockholders of Parent of (i) this Agreement and the Merger, (ii) an increase in the number of Parent Common Shares authorized in the Parent Certificate of Incorporation to 30,000,000 Parent Common Shares (or such other number as Parent in its discretion deems will provide sufficient reserve authorized shares for the issuance of the Merger Consideration, the issuance of Parent Common Shares upon the exercise of Company Warrants assumed pursuant to Section 3.9, and such additional shares as the Parent Board in its sole discretion deems prudent to have authorized) (the "Parent Authorized Stock Increase"), and (iii) subject to the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), such other matters as Parent deems appropriate for approval of its stockholders in furtherance of the Transactions.

         (d) The Proxy Statement shall solicit proxies for the approval by the stockholders of the Company of (i) this Agreement and the Merger, (ii) the irrevocable appointment and constitution of the Stockholder Agent (for avoidance of doubt, including its successors hereunder) as the exclusive agent, attorney-in-fact and representative of the Stockholders in relation to or in connection with this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby, and (iii) subject to the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), such other matters as the Company deems appropriate for approval of its stockholders in furtherance of the Transactions.

         (e) Parent and the Company shall each use its reasonable Best Efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall promptly provide the Proxy Statement, as amended or supplemented from time to time, to the Company for use in connection with the meeting of the stockholders of the Company to approve, among other matters, this Agreement and the Merger.

         (f) Parent shall use its Best Efforts to take any action (other than qualifying to do business or registering as a broker-dealer in any jurisdiction in which it is not now so qualified or registered) required to be taken under any applicable Blue Sky Laws in connection with the issuance of Parent Common Shares in the Merger, and the Company shall furnish all information concerning the Company and its stockholders as may be reasonably requested in connection with any such action.

         (g) Parent agrees that the Form S-4 and the Proxy Statement (other than with respect to Company Information) shall not, at any Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that the Form S-4 and the Proxy Statement (other than with respect to Parent Information) shall not, at any Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the final conclusion of the Parent Stockholders Meeting or Company Stockholders Meeting any Events occur relating to Parent or the Company, or any of their respective officers, directors, stockholders or Subsidiaries, is discovered or learned by Parent, the Company or Stanford which, individually or together, (i) should be set forth in an amendment or supplement to the Form S-4, the Proxy Statement or any Other Merger Filing, so that the Form S-4, Proxy Statement or Other Merger Filing would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) cause the Form S-4, Proxy Statement or Other Merger Filing to become incorrect, incomplete or misleading in any material respect, or (iii) under the Securities Act, the Exchange Act or the SEC Rules, are otherwise required to be set forth in an amendment or supplement to the Form S-4, Proxy Statement or Other Merger Filing; then in each such case, the Person which discovers or learns of such Events shall promptly inform the other of them of such Events in writing, and Parent and the Company shall cooperate with each other, including by providing each other with any necessary or desirable corrected, updated or supplemental information, in promptly filing with the SEC or its staff or any other Governmental Entities or officials thereof, and, to the extent required by the Securities Act, the Exchange Act, the SEC Rules or other applicable Law, Parent and the Company shall cooperate with each other in mailing to the their respective stockholders, any appropriate amendment or supplement to the Form S-4, the Proxy Statement or Other Merger Filing in order to cause the Form S-4, the Proxy Statement and Other Merger Filing to comply with the Securities Act, the Exchange Act, the SEC Rules and other applicable Law, and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) The parties shall notify each other promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification or registration of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Proxy Statement, the Form S-4 or any Other Merger Filing, and (ii) all orders of the SEC relating to the Form S-4.

         (i) The Parties hereto acknowledge and agree that Parent shall be responsible for directing and controlling the gathering of information for and the preparation of all disclosures (including information relating to the Company) to be included in the Form S-4, the Proxy Statement and the Other Merger Filings and the filing thereof with the SEC. Parent hereby covenants to use its Best Efforts to do so on its own behalf and on behalf of the Company at the earliest practicable date and to proceed with due diligence to respond to any comments from the SEC or the staff of the SEC as promptly as practicable with a view to having the Form S-4 declared effective at the earliest practicable date. Without limiting the generality of the foregoing, Parent shall use its Best Efforts (and, with respect to the Company, shall cause Merger Sub to use its Best Efforts under the Management Agreement) (i) to promptly complete and file, or cause to be filed, the Form S-4, the Proxy Statement and the Other Merger Filings along with any amendments or supplements thereto required or requested by the SEC, (ii) to have the Form S-4 be declared effective, (iii) to call, arrange and hold the respective special stockholders' meetings of Parent and the Company to seek the stockholder approvals described herein, and (iv) to take such other actions as may be reasonable or necessary to effectuate the foregoing.

         Section 6.2 Parent Stockholders Meeting.

         (a) Promptly after the date on which the Form S-4 is declared effective by the SEC and mailed to Parent's stockholders, Parent shall take all lawful and commercially reasonable action necessary in accordance with the NPCA, the rules and regulations of its Principal Market and its Organizational Documents to call, notice, convene and hold the Parent Stockholders Meeting. Parent shall use its Best Efforts to hold the Parent Stockholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective. In connection with the Parent Stockholders Meeting, Parent shall (i) subject to applicable Laws, use its Best Efforts (including postponing or adjourning the Parent Stockholders Meeting to obtain a quorum or to solicit additional proxies) to obtain the Parent Stockholder Approval, and (ii) otherwise comply with all applicable Law pertaining to the Parent Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn, delay or postpone the Parent Stockholders Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to its stockholders, or (ii) if as of the time for which the Parent Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Parent Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders Meeting.

         (b) Until the termination of this Agreement in accordance with its terms, Parent's obligation to call, give notice or convene and hold the Parent Stockholders Meeting in accordance with this Section 6.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or Superior Offer, or by any withholding, withdrawal or modification of the recommendation of the Company Board in favor of the Company Stockholder Approval.

         (c) Prior to the Closing Date, Parent shall take all necessary action as the sole stockholder of Merger Sub to effect the due authorization and approval of this Agreement and the approval of the Merger by the Board of Directors and the stockholders of Merger Sub.

         Section 6.3 Company Stockholders Meeting.

         (a) Promptly after the date on which the Form S-4 is declared effective by the SEC and mailed to the Company's stockholders, the Company shall take all lawful and commercially reasonable action necessary in accordance with the DGCL, the rules and regulations of its Principal Market and its Organizational Documents to call, notice, convene and hold the Company Stockholders Meeting. The Company shall use its Best Efforts to hold the Company Stockholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective. In connection with the Company Stockholders Meeting, the Company shall (i) subject to applicable Laws, use its Best Efforts (including postponing or adjourning the Company Stockholders Meeting to obtain a quorum or to solicit additional proxies) to obtain the Company Stockholder Approval and Stockholder Agent Appointment, and (ii) otherwise comply with all applicable Law pertaining to the Company Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, delay or postpone the Company Stockholders Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to its stockholders, (ii) at Parent's request to permit Parent to register or qualify the Parent Common Shares to be issued as Merger Consideration under applicable Blue Sky Laws, or (iii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient the Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

         (b) Until the termination of this Agreement in accordance with its terms, the Company's obligation to call, give notice or convene and hold the Company Stockholders Meeting in accordance with this Section 6.3 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or Superior Offer, or by any withholding, withdrawal or modification of the recommendation of the Company Board in favor of the Company Stockholder Approval.

         Section 6.4 Access to Information; Confidentiality.

         (a) From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary and each of its and each Company Subsidiary's Representatives to, (i) provide to Parent and Parent's Representatives access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities and books and records of the Company and the Company Subsidiaries, and (ii) furnish promptly such information concerning the business, properties, insurance, Contracts, prospects, Property, Liabilities, Tax Returns, Tax elections and all other workpapers and studies relating to Taxes, personnel, internal financial statements and other aspects of the Company and the Company Subsidiaries as Parent or Parent's Representatives may reasonably request. Notwithstanding the foregoing, the Company may restrict the foregoing access to the extent that (A) any Law of any Governmental Entity applicable to the Company requires the Company or any Company Subsidiary to restrict or prohibit such access to any such Properties or information, (B) Parent's access to the information would breach the Company's confidentiality obligations to a third party (provided that upon Parent's reasonable request the Company shall use its reasonable efforts to obtain such third party's consent to permit Parent access to such information, subject to appropriate confidentiality protections), or (C) disclosure of any such information or document would result in the loss of the Company's or any Company Subsidiary's attorney-client privilege. Subject to compliance with applicable Laws, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall confer from time to time as reasonably requested by Parent to meet with one or more Representatives of Parent to discuss any material changes or developments in the operational matters of the Company and each Company Subsidiary and the general status of the ongoing operations of the Company and the Company Subsidiaries.

         (b) From the date of this Agreement to the Effective Time, Parent shall, and shall cause each Parent Subsidiary and each of its and each Parent Subsidiary's Representatives to, (i) provide to the Company and the Company's Representatives access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities and books and records of Parent and Parent Subsidiaries, and (ii) furnish promptly such information concerning the business, properties, insurance, Contracts, prospects, Property, Liabilities, Tax Returns, Tax elections and all other workpapers and studies relating to Taxes, personnel, internal financial statements and other aspects of Parent and the Parent Subsidiaries as the Company or the Company's Representatives may reasonably request. Notwithstanding the foregoing, Parent may restrict the foregoing access to the extent that (A) any Law of any Governmental Entity applicable to Parent requires Parent or any Parent Subsidiary to restrict or prohibit such access to any such Properties or information, (B) the Company's access to the information would breach Parent's confidentiality obligations to a third party (provided that upon the Company's reasonable request Parent shall use its reasonable efforts to obtain such third party's consent to permit the Company access to such information, subject to appropriate confidentiality protections), or (C) disclosure of any such information or document would result in the loss of Parent's or any Parent Subsidiary's attorney-client privilege. Subject to compliance with applicable Laws, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, Parent shall confer from time to time as reasonably requested by the Company to meet with one or more Representatives of the Company to discuss any material changes or developments in the operational matters of Parent and each Parent Subsidiary and the general status of the ongoing operations of Parent and the Parent Subsidiaries.

         (c) The parties hereto acknowledge that Parent, the Company and Stanford have previously executed that certain Mutual Confidentiality Agreement, effective April 1, 2006 (as Amended from time to time, the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

         Section 6.5 Notice of Acquisition Proposals. Each of Parent and the Company agrees that, as promptly as practicable (but in no event more than twenty-four hours after receipt), it shall advise the other of them orally and in writing of (i) an Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, including, in each such case, (1) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (2) the identity of the Person making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Each of Parent and the Company shall (x) keep the other of them informed, as promptly as practicable, of the status and details (including any Amendments or proposed Amendments) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (y) provide to the other of them, as promptly as practicable, a copy of all written materials and other information provided to it in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. Parent and the Company each shall provide the other of them with at least three (3) Business Days prior written notice (or such lesser prior notice as provided to the members of its Board of Directors but in no event less than twenty-four (24) hours) of any meeting of its Board of Directors at which the its Board of Directors is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

         Section 6.6 Affiliate Letters. At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those Persons who were, in the Company's reasonable judgment at the record date for the Company Stockholders Meeting, "affiliates" (each such Person, a "Company Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use its Best Efforts to deliver or cause to be delivered to Parent, prior to the Closing

Date, from each Company Affiliate, and Stanford agrees to deliver, an affiliate letter (an "Affiliate Letter") in a customary form reasonably satisfactory to Parent. Parent shall be entitled to place legends as specified in such Affiliates Letters on the certificates representing any Parent Common Shares to be received by such Company Affiliates pursuant to the Merger, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Shares, consistent with the terms of such Affiliate Letters.

         Section 6.7 Certain Notices. Parent and the Company shall notify the other of them in writing promptly after learning of (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Merger or any other Transaction, (ii) any notice or other communication from any Governmental Entity in connection with the Merger or any other Transaction, (iii) any Action by or before any Governmental Entity initiated by or against it or any of its Subsidiaries, or known by it or any of its Subsidiaries to be threatened against it or any such Subsidiary or any of their respective directors, officers, employees or stockholders in their capacity as such, or of any verbal or written correspondence from any Person asserting or implying a claim against it or any of its Subsidiaries or with respect to any of its Properties (including Intellectual Property), (iv) any Event not in the Ordinary Course of Business of it or any of its Subsidiaries that, individually or in the aggregate with any other such Events, (A) have a Material Adverse Effect on it, or (B) is reasonably likely to cause any of the conditions to closing set forth in Article VII not to be satisfied, or (v) any claim, or any verbal or written inquiry by any Tax Authority regarding Taxes payable by it or any of its Subsidiaries. Parent and the Company shall give prompt notice to the other of them of any representation or warranty made by it contained in this Agreement or any Related Agreement to which it is a signatory becoming untrue or inaccurate, or its failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Related Agreement to which it is a signatory, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 6.8 Public Announcements. Parent and the Company shall use their respective Best Efforts to agree to the text of the press release announcing the execution and delivery of this Agreement. Parent and the Company shall provide to each other any subsequent press releases and public written statements or filings related to this Agreement, the Related Agreements, the Merger or the other Transactions and shall consult with each other before issuing or making any such release or written public statement or filing. Neither the Company nor the Parent shall issue any such press release or make any such public written statement or filing without the prior written consent of the other of them (such consent not to be unreasonably withheld, delayed or conditioned); provided that either Parent of the Company may, without obtaining the prior consent of the other of them, issue such press release or make such public statements or filings, including the filing of SEC Reports, as such party determines in good faith, following consultation with legal counsel, are required by applicable Law or the rules and regulations of its Principal Market, if it has used reasonable efforts under the circumstances to first consult and reach agreement with the other of them. The Company and Parent shall cause their respective employees, officers and directors to comply with this Section 6.8.

         Section 6.9 Certain Litigation. Parent and the Company shall promptly advise the other of them orally and in writing of any Action commenced after the date hereof against it or any of its directors by any of its stockholders relating to this Agreement, any Related Agreement, the Merger or the other Transactions, and shall keep the other of them reasonably informed regarding any such Action. Parent and the Company shall give the other of them the opportunity to consult with it regarding the defense or settlement of any such Action and shall consider the views of the other of them with respect to such Action and shall not settle any such Action without the prior written consent of the other of them (which consent shall not be unreasonably withheld).

         Section 6.10 Employees.

         (a) From and after the Effective Time, Parent and the Merger Sub shall have the rights and obligations described in this Section 6.10 regarding the individuals who were employees of the Company immediately prior to the Effective Time and who continue employment with the Company, a Parent Subsidiary or Parent following the Effective Time ("Continuing Employees"). With respect to any potential Continuing Employee (i) Parent and the Company shall confer and work together in good faith to determine appropriate employment terms, and (ii) the Company shall, in good faith, cooperate with Parent and assist Parent with its efforts to enter into offer letters, assignment of invention agreements and related documents after the date of this Agreement and in any event prior to the Closing Date.

         (b) Within a reasonable period of time after the last Business Day of each calendar month after the date of this Agreement and on or about the date that is five Business Days prior to the expected Closing Date, if there shall have been any change in the information required to be set forth in Section 4.10(f) of the Company Disclosure Schedules, the Company shall, deliver to Parent a revised Section 4.10(f) of the Company Disclosure Schedules, which sets forth each person who the Company reasonably believes is, with respect to the Company or any of its ERISA Affiliates, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as of the date such revised Section 4.10(f) is delivered to Parent.

         (c) Parent, in the event it does not continue the employee welfare benefit plans sponsored and maintained by the Company, will take commercially reasonable efforts after the Effective Time to cause Continuing Employees to be eligible for employee welfare benefits that are substantially similar in the aggregate to the benefits provided to similarly situated employees of Parent or its Subsidiaries. To the extent Parent elects to have Continuing Employees, and their eligible dependents where applicable, participate in Parent's employee benefit plans, programs or policies following the Effective Time, (i) Parent shall allow such Continuing Employees, and their eligible dependents where applicable, to participate in such plans, programs and policies on terms substantially similar to those provided to similarly situated employees of Parent or its Subsidiaries, (ii) each Continuing Employee will, to the extent reasonably practicable, receive credit for purposes of eligibility to participate and vesting under such plans, programs and policies for years of service with the Company or any Company Subsidiary prior to the Effective Time, provided such credit does not result in duplication of benefits, and (iii) Parent, to the extent required by applicable Law and as permitted by the terms of the applicable group health plans, shall give credit for any co-payments or deductibles paid during the year in which the Closing Date occurs and shall use is commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans of Parent in which Continuing Employees and their eligible dependents will participate to be waived.

         Section 6.11 Termination of Benefit Plans. Unless Parent provides contrary written notice to the Company, effective as of the day immediately preceding the Closing Date, the Company shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each, a "401(k) Plan"). The Company shall provide Parent with a reasonable opportunity to review and comment on the resolutions to be adopted by the Company's Board of Directors and other action to be taken to effect the termination of the 401(k) Plans.

         Section 6.12 Parent Board. Subject to the applicable fiduciary duties of the Parent Board, or any applicable committee thereof, and compliance by Parent and the Parent Board, or such committee, in good faith with applicable Law, including the SEC Rules and the listing rules of Parent's Principal Market, Parent shall recommend the following directors to constitute the Parent Board upon the consummation of the Merger (the "Post-Merger Parent Board"): Dr. L.S.

Smith; William H. Oyster; two current Independent directors of the Parent Board; two Independent nominees to be designated by Stanford prior to the filing of the Form S-4; and David Rector. Effective as of the Effective Time, (i) the Parent Board, if necessary, shall resolve to change the number of directors to serve on the Parent Board, within the range permitted by Parent's Organizational Documents, to effectuate the Post-Merger Parent Board, (ii) each director of the Parent Board not included in the Post-Merger Parent Board shall resign, and
(iii) the remaining directors of the Parent Board shall fill any vacancies on the Parent Board as necessary to effectuate the Post-Merger Parent Board.

         Section 6.13 Company Board.

         (a) Subject to the applicable fiduciary duties of the Company Board, or any applicable committee thereof, and compliance by the Company and the Company Board, or such committee, in good faith with applicable Law, including the SEC Rules and the listing rules of the Company's Principal Market, the Company shall recommend the following directors to constitute the Company Board promptly after the effectiveness of this Agreement: Scott Williamson, John Benson, William H. Oyster, Mitchell Stolz and David Rector (the "Interim Company Board"). Effective as of the date hereof, (i) each director of the Company Board not included in the Interim Company Board shall resign, and (ii) the remaining directors of the Company Board shall fill any vacancies on the Company Board as necessary to effectuate the Interim Company Board.

         (b) Parent shall have the right to appoint a designee as an observer to the Company Board and any committee thereof. Such designee shall be given notice of all regular and special meetings at the same time and in the same manner as the directors of the Company.

         Section 6.14 Tax Matters. None of Parent, Merger Sub and the Company shall, and none of them shall permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         Section 6.15 Third Party Consents.

         (a) The Company shall use its reasonable Best Efforts to obtain and deliver to Parent at or prior to the Closing all Consents and waivers under each Contract listed or described (or required to be listed or described) in Section
4.5 of the Company Disclosure Schedule.

         (b) Parent shall use its reasonable Best Efforts to obtain and deliver to the Company at or prior to the Closing all Consents and waivers under each Contract listed or described (or required to be listed or described) in Section
5.5 of the Parent Disclosure Schedule.

         Section 6.16 Best Efforts. Subject to Article IX, each Party agrees to use its Best Efforts, and to cooperate with the other Parties, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) taking all reasonable actions to satisfy the respective conditions set forth in Article VII, including (A) promptly completing and filing, or causing to be filed, the Form S-4, the Proxy Statement and the Other Merger Filings, and any necessary amendments or supplements thereto, (B) using its commercially reasonable efforts to have the Form S-4 declared effective, and (C) arranging, convening and holding the Parent Stockholders Meeting or Company Stockholders Meeting to seek the approvals described herein, and (ii) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other Transactions.

         Section 6.17 Refinancings.

         (a) The Company shall use its Best Efforts to amend and restate that certain Commercial Loan and Security Agreement, dated October 1, 2003 (as Amended from time to time, including on the date hereof, the "Stanford LOC"), with Stanford, as lender, subject to and effective immediately prior to the consummation of the Merger, in the form attached hereto as Exhibit D (the "Amended and Restated Stanford LOC"). The Company shall not Amend the terms and provisions of the Amended and Restated Stanford LOC without the written consent of Parent.

         (b) Parent shall use its Best Efforts to amend and restate that certain Loan Agreement, dated as of December 22, 2005, by and between Parent and Texas Capital Bank, National Association, and any applicable Loan Documents (as such term is defined in such Loan Agreement), to permit (i) the Merger, and (ii) the Surviving Corporation to grant to Stanford under the Amended and Restated Stanford LOC a security interest in and other Liens on all of the Properties of the Surviving Corporation and its Subsidiaries, including all Equity Interests of the Subsidiaries of the Surviving Corporation, and to take all reasonable further action as required by Stanford to perfect such security interest and Liens (including the delivery of any stock certificates to Stanford and the amendment of UCC-1 financing statements).

         (c) In consideration  of the amendments and  restatements  specified in
Section 6.17(a) and for the exchange of outstanding Company Indebtedness pursuant to the Note Exchange Agreement, at the Closing or as soon thereafter as reasonably practicable, Parent shall issue to (i) Stanford and its assignees specified in Schedule 1, warrants substantially in the form of Exhibit E, exercisable for a period of seven years from the date hereof for an aggregate of 845,634 Parent Common Shares at an exercise price of $1.89 per share (the "A Warrants"); and (ii) Stanford and its assignees specified in Schedule 2, warrants substantially in the form of Exhibit E, exercisable for a period of seven years from the date hereof for an aggregate of 863,000 Parent Common Shares at an exercise price of $0.001 per share (the "B Warrants"). As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC a registration statement registering the issuance of the A Warrants and B Warrants, and Parent shall use its reasonable Best Efforts to have such registration statement declared effective under the Securities Act by the SEC as promptly as practicable after the filing thereof with the SEC (it being agreed that Parent shall be deemed to have prepared and filed such registration statement as promptly as practicable if Parent includes the A Warrants and the B Warrants on the Form S-4 as initially filed with the SEC).

         Section 6.18 Indemnification.

         (a) For four years after the Effective Time, Parent shall cause to be maintained directors' and officers' liability insurance policies ("D&O Insurance") in respect of acts or omissions occurring prior to the Effective Time covering each individual who is an officer or director of the Company and is listed on Section 6.18 of the Company Disclosure Schedules (the "Insured Parties") and is covered as of the date hereof or hereafter by the Company's D&O Insurance on terms with respect to coverage and amounts, to the extent reasonably available to Parent, no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than an amount per annum equal to 150% of the current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Corporation shall procure and maintain for such four-year period as much coverage as is reasonably practicable for the Maximum Amount; and, provided, further, that Parent and the Surviving Corporation shall have the right (and prior to the Effective Time the Company shall take any action reasonably requested by Parent to perfect such right) to cause coverage to be extended under the Company's D&O Insurance by obtaining a four-year "tail" policy on terms and conditions no less advantageous, to the extent reasonably available to Parent, than the Company's existing D&O Insurance provided by one or more commercial insurance providers, and such "tail" policy shall satisfy in full the obligations of Parent and the Surviving Corporation under this Section 6.18.

         (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Entity and shall not be the continuing or surviving Entity of such consolidation or merger, or (ii) transfers all or substantially all of its Properties to any Person; then in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, or at Parent's option, Parent, shall assume, fulfill and honor in all respects the obligations set forth in this Section 6.18.

         (c) This Section 6.18 shall survive the consummation of the Merger, is intended to benefit each of the Insured Parties, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Insured Party and his or her heirs and representatives, and may not be amended, altered or repealed with respect to any Insured Party after the Effective Time without the prior written consent of such Insured Party; provided that until the Effective Time, any Amendment of this Agreement shall be exclusively governed by Section 9.3.

                                  ARTICLE VII.
                               CLOSING CONDITIONS

         Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger and the other Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Parent (on behalf of itself and Merger Sub) or the Company, in whole or in part, to the extent permitted by applicable Law:

         (a) Company Stockholder Approval. (i) The Company Stockholder Approval shall have been obtained, and (ii) the Stockholders shall have approved the Stockholder Agent Appointment.

         (b) Parent Stockholder Approval. (i) Either the Parent Stockholder Approval shall have been obtained, or such approval shall not be required either under the NPCA or for continued listing by the rules and regulations of Parent's Principal Market, and (ii) the stockholders of Parent shall have approved the Parent Authorized Stock Increase.

         (c) No Adverse Law or Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and prevents or prohibits consummation of any Transaction.

         (d) Registration and Qualification of Parent Common Shares. The SEC shall (i) have declared the Form S-4 effective under the Securities Act, (ii) not have issued a stop order suspending the effectiveness of the Form S-4, and not have initiated or threatened to initiate any proceedings for that purpose. Any material Blue Sky Laws applicable to the issuance of the Parent Common Shares constituting Merger Consideration shall have been complied with and no stop order or similar Order shall have been issued or threatened in respect of any Parent Common Shares constituting Merger Consideration by any applicable state securities commissioner or court of competent jurisdiction.

         (e) No Adverse Order. No Order shall be in effect which (i) prohibits, restrains or substantially interferes with the consummation of the Merger or any other Transaction; (ii) relates to any Transaction and imposes upon Parent, Merger Sub or the Company damages that are material to Parent, Merger Sub or the Company; (iii) prohibits or limits in any respect Parent's right, power or ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any Equity Interests in the Surviving Corporation or to own, operate or control the Surviving Corporation or any material portion of the business or Property of Parent or the Surviving Corporation; or (iv) has or would have a material adverse effect on the Company or on Parent's ability to operate the Surviving Corporation's business, or to own, use and enjoy the Property of the Surviving Corporation, after consummation of the Transactions.

         Section 7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part:

         (a) Preferred Stock Conversions. All issued and outstanding Company Preferred Shares shall have been tendered for conversion into Company Common Shares immediately prior to the Effective Time, such that, at the Effective Time, no Company Preferred Shares shall be issued and outstanding.

         (b) Conversion Agreements. Stanford and DiGenova shall each be in compliance with their respective Conversion Agreements, which shall each be in full force and effect.

         (c) Note Exchange Agreement. (i) Stanford and the Company shall have executed and delivered to Parent the Note Exchange Agreement, substantially in the form of Exhibit F (the "Note Exchange Agreement"), to be entered into by and between Parent, the Company and Stanford, and (ii) Stanford shall have tendered to the Company an amount of outstanding Company debt, and the notes evidencing such debt, for exchange for Company Common Shares, all as provided in the Note Exchange Agreement.

         (d) Stanford LOC Refinancings. The Company and Stanford shall have executed and delivered the Amended and Restated Stanford LOC, as contemplated by
Section 6.17(a).

         (e) Termination and Release. (i) Stanford, Stanford Financial Group Company ("SFG"), Stanford Venture Capital Holdings, Inc. ("SVCH"), and the Company shall have executed and delivered the Termination and Release Agreement, substantially in the form of Exhibit G (the "Termination and Release Agreement"), and (ii) DiGenova shall have executed and delivered the supplement attached as Exhibit A to that certain Termination and Release Agreement, made and entered into as of the date hereof, by and between Parent, Merger Sub, the Company, DiGenova, Stanford, SFG and Stanford Venture Capital Holdings, Inc.

         (f) Escrow Agreement. The Stockholder Agent shall have entered into the Escrow Agreement, which shall be in full force and effect as of the Closing Date.

         (g) Corporate Governance Agreement. Stanford shall have executed and delivered the Corporate Governance Agreement, substantially in the form of
Exhibit I, which shall be in full force and effect as of the Closing Date.

         (h) Other Related Agreements. Stanford, SFG and SVCH shall have executed and delivered to Parent and the Company each other Related Agreement to which such Person is to be a party or signatory.

         (i) Legal Opinion. The Company shall have delivered a legal opinion of Rutan & Tucker LLP, counsel to the Company, in substantially the form of Exhibit K, with such standard and customary procedures, qualifications and limitations as are in form and substance reasonably satisfactory to Parent and its counsel.

         (j) Stanford Deliverables. Stanford shall have delivered or caused to be delivered to Parent all of the following agreements, instruments and documents:

                  (1) an executed officers' certificate, substantially in the form of Exhibit J, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of Stanford, certifying the fulfillment of certain conditions specified therein;

                  (2) a legal opinion of Adorno & Yoss LLP, counsel to Stanford, in substantially the form of Exhibit L, with such standard and customary procedures, qualifications and limitations as are in form and substance reasonably satisfactory to DGSE and its counsel; and

                  (3) an Affiliate Letter from Stanford.

         Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part:

         (a) Parent Line of Credit Modifications. Parent shall have executed and delivered an amendment to its loan agreement and related documents, as contemplated by Section 6.17(b).

         (b) Registration Rights Agreement. Parent shall have duly executed and delivered a registration rights agreement, substantially in the form of Exhibit H (the "Registration Rights Agreement"), in respect of the Parent Common Shares issuable upon the exercise of the A Warrants and the B Warrants and certain other Parent Common Shares.

         (c) Parent Officers' Certificate. Parent shall have delivered to the Company an executed officers' certificate, substantially in the form of Exhibit M, dated the Closing Date, signed by the Chief Executive Officer, the Chief Financial Officer and the Chief Operations Officer of Parent, certifying the fulfillment of the conditions specified in Section 7.3(a) and Section 7.3(b).

         (d) Warrants. Parent shall have duly executed and tendered (subject only to the exchange of the debt contemplated by the Note Exchange Agreement) to Stanford and its assignees the A Warrants and the B Warrants pursuant to Section 6.17(c), and the SEC shall have declared a registration statement covering the issuance by Parent of the A Warrants and the B Warrants to Stanford and its assignees effective under the Securities Act.

         (e) Other Deliverables. Parent shall have delivered or caused to be delivered to the Company all of the agreements, instruments and documents required to be delivered to the Company pursuant to the foregoing provisions of this Section 7.3, together with:

                  (1) a legal opinion of Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Company, in substantially the form attached hereto as Exhibit N, with such standard and customary procedures, qualifications and limitations as are in form and substance reasonably satisfactory to Superior and its counsel;

                  (2) certificates dated as of a date within a reasonable period of time prior to the Closing Date as to the good standing of Parent, Merger Sub and each material Parent Subsidiary, executed by the appropriate officials of the applicable state of incorporation, organization or formation, and each other jurisdiction in which Parent or each material Parent Subsidiary is licensed or qualified to do business as a foreign corporation;

                  (3) a certificate executed by the secretary of Parent certifying, as complete and accurate as of the Closing Date, (i) the complete Organizational Documents of Parent and each material Parent Subsidiary, and (ii) the resolutions or actions of each of the stockholders of Parent and the Board of Directors of Parent approving this Agreement or the Merger; and

                  (4) the written resignations of directors of the Parent Board, if any, as required by Section 6.12.

                                 ARTICLE VIII.
     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

         Section 8.1 Survival of Representations, Warranties and Covenants.

         (a) The representations, warranties and certifications of Parent, Merger Sub and the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement by such Person or on its behalf, shall remain in effect until, and shall expire on, the Closing Date, except that:

                  (1) the  representations  and warranties  contained in Section
         4.3 (Capitalization) shall survive until the date one calendar year after the Closing Date;

                  (2) neither the Escrow Termination Date nor any of the other foregoing time limits shall apply to claims based upon fraud or willful misrepresentation; and

                  (3) the representation, warranty, covenant or obligation that is the subject matter of a Claim Notice made in accordance with Section 8.1(c) on or before the Escrow Termination Date, or such later date as applies to the survival of such representation, warranty, covenant or obligation pursuant to this Section 8.1(a), shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such initial Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon the claims or alleged facts or circumstances of such initial Claim Notice has been fully and finally resolved, either by means of a written settlement agreement or by the dispute resolution procedure set forth in Section 8.6.

         (b) The representations, warranties, certifications, covenants and obligations of Parent, Merger Sub and the Company, and the rights and remedies that may be exercised by any Person having a right to indemnification pursuant to this Article VIII, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any Knowledge of, any of the Indemnified Parties or any of their Representatives.

         (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been delivered if any Indemnified Party, acting in good faith, delivers to the Stockholder Agent (with a copy to the Escrow Agent) a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (i) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Losses that have arisen and may arise as a direct or indirect result of such possible breach.

         (d) It is the intent of the parties hereto that all indemnification obligations under this Article VIII shall apply without regard to whether or not
(x) any Indemnifying Party was negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (y) any Indemnifying Party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise. Notwithstanding the foregoing, the indemnification obligation of the Indemnifying Parties shall be reduced to the extent that an Indemnified Party receives insurance proceeds or other payment from a third party that specifically covers the Losses for which the Indemnifying Parties otherwise would be required to indemnify such Indemnified Party pursuant to this Article VIII. If an Indemnified Party receives insurance proceeds or other payment from a third party that specifically covers Losses for which one or more of the Indemnifying Parties previously paid such Indemnified Party pursuant to this Article VIII, then such Indemnified Party shall refund to the Indemnifying Parties an amount equal to the lesser of (i) the amount that the Indemnifying Parties previously paid to such Indemnified Party relating to such Losses, and (ii) the amount of such insurance proceeds or other payment.

         Section 8.2 Indemnification; Closing Balance Sheet; Escrow Account.

         (a) From and after the Closing Date, the Stockholders entitled to Merger Consideration and DiGenova (collectively, the "Indemnifying Parties") shall, subject to Section 8.3 (including the limitations on recourse), defend, indemnify and hold Parent and its Representatives and Affiliates (including the Surviving Corporation) (collectively, the "Indemnified Parties") harmless against all Losses incurred by the Indemnified Parties directly or indirectly as a result of any inaccuracy or Breach of any representation, warranty or certification of the Company specified in Section 8.1(a)(1) (without giving effect to (i) any Updated Disclosure Schedules, or (ii) to any sections of the Disclosure Schedules, or portions thereof, identified in Section 8.2 of the Parent Disclosure Schedules delivered on or prior to the date hereof); provided that the Indemnifying Parties shall have no obligation to defend, indemnify or hold the Indemnified Parties harmless against Losses (A) to the extent accrued for in the Closing Balance Sheet, or (B) for avoidance of doubt, for any inaccuracy or Breach of any representation, warranty or certification of the Company not specified in Section 8.1(a)(1).

         (b) The Company shall use its Best Efforts to prepare and file with the SEC a quarterly report on Form 10-Q for the Company's fiscal quarter ended December 31, 2006 prior to February 15, 2007 (or, if not then filed, as promptly thereafter as practicable). On or prior to such filing date, Parent shall prepare and deliver to the Stockholder Agent a certificate calculating the difference of (x) the Minimum Company Stockholders Equity, minus (y) the stockholders' equity reflected in the consolidated financial statements contained in such Form 10-Q (such difference, the "Balance Sheet Correction"). For example, if such stockholders' equity were -$4,000,000, then the Balance Sheet Correction would be $876,572, but if such stockholders' equity were -$3,000,000, the Balance Sheet Correction would be $0 and no payment would be made under this Section 8.2(b). Notwithstanding clause (A) to the proviso in
Section 8.2(a), if the Balance Sheet Correction is a positive number, then the Indemnifying Parties shall, subject to Section 8.3 (including the limitations on recourse), pay to Parent as an indemnity hereunder the full amount of the Balance Sheet Correction. If the Balance Sheet Correction is a negative number, no adjustment will be made and no payments will be due to any Party. The Parties, and, by approval of this Agreement or the Merger, the Stockholders entitled to Merger Consideration, (i) acknowledge that the Minimum Company Stockholders Equity, which is based on financial information represented by the Company to be true and correct, constitutes the basis for calculating the amount of the Exchanged Debt (as such term is defined in the Note Exchange Agreement), and (ii) agree that the amount of the Balance Sheet Correction, if positive, constitutes a Loss to Parent.

         (c) The Indemnifying Parties shall, subject to Section 8.3 (including the limitations on recourse), pay to the Company as an indemnity hereunder any amounts paid by the Company to or at the request of the Stockholder Agent pursuant to Section 8.5(i). The Parties, and, by approval of this Agreement or the Merger, the Stockholders entitled to Merger Consideration, agree that any payments to or at the request of the Stockholder Agent under Section 8.5(i) constitutes a Loss to the Company.

         (d) As security for the indemnity provided to the Indemnified Parties in this Article VIII and by virtue of this Agreement and the Certificate of Merger, Parent shall deposit the Escrow Stock into the Escrow Account pursuant to the terms set forth in Section 3.14 and the Escrow Agreement.

         Section 8.3 Limitation on Indemnification.

         (a) Notwithstanding any provision of this Agreement to the contrary, after the Closing Date, the Indemnifying Parties shall have no obligation to indemnify any Indemnified Parties until the aggregate of all Losses suffered by the Indemnified Parties exceeds $100,000 (the "Basket Amount"), in which case the Indemnified Parties shall be entitled to recover all Losses including the Basket Amount; provided, however, that any Losses resulting from a willful or intentional Breach of this Agreement or any Transaction Document or fraud by any party hereto shall not be subject to such Basket Amount.

         (b) Notwithstanding any provision of this Agreement to the contrary, in the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Article VIII, such Indemnified Party shall be entitled to recover such Losses solely from the Escrow Account pursuant to the terms and conditions set forth in the Escrow Agreement, at the rate per share of Escrow Stock specified in Section 3.14(a), until no additional amounts remain in the Escrow Account. Subject to Section 8.8, the Indemnifying Parties shall have no liability for Losses in excess of the Escrow Stock deposited in the Escrow Account under Section 3.14(a), the DiGenova Warrant, and the Escrow Agreement (including the proceeds thereof and distributions thereon), and the Indemnified Parties shall have recourse solely against the Escrow Stock and the other Escrow Assets.

         (c) Subject to Section 8.8 and any claim based on the enumerated representations set forth in Section 8.1(a), no claim for indemnification hereunder or otherwise with respect to a breach of this Agreement may be made by any Indemnified Party after the Escrow Termination Date.

         Section 8.4 Indemnification Procedures. All claims for indemnification under this Article VIII shall be asserted and resolved as follows:

         (a) Third Party Claims.

                  (1) Notice. In the event an Indemnified Party becomes aware of a third-party claim that such Indemnified Party believes may result in a demand against the Escrow Account, such Indemnified Party (or Parent on its behalf) shall promptly notify the Stockholder Agent of such claim; provided that the failure to so notify the Stockholder Agent shall not relieve any Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such third-party claim is prejudiced by the failure to give such notice.

                  (2) Defense. If an Indemnified Party (or Parent on its behalf) provides notice to the Stockholder Agent pursuant to Section 8.4(a)(1) of the assertion of a third-party claim, the Stockholder Agent shall be entitled to participate in the defense of such third-party claim and, to the extent that it wishes (unless (i) the Stockholder Agent is also a Person against whom the third-party claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Stockholder Agent fails to provide reasonable assurance to the Indemnified Party of both (x) its financial capacity to defend such third-party claim, and (y) its ability to provide indemnification, including against the Escrow Account, with respect to such third-party claim), to assume the defense of such third-party claim with counsel satisfactory to the Indemnified Party. After notice from the Stockholder Agent to the Indemnified Party of its election to assume the defense of such third-party claim, the Stockholder Agent shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under Article VIII for any fees of other counsel or any other expenses with respect to the defense of such third-party claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such third-party claim, other than reasonable costs of investigation. If the Stockholder Agent assumes the defense of a third-party claim, (A) such assumption shall establish conclusively for purposes of this Agreement that the claims made in that third-party claim are within the scope of and subject to indemnification, and (B) no compromise or settlement of such third-party claims may be effected by the Stockholder Agent without the Indemnified Party's written consent unless (1) there is no finding or admission of any violation of Law or any violation of the rights of any Person, (2) the sole relief provided is monetary damages that are paid in full by the Stockholder Agent (including with Escrow Stock from the Escrow Account), and (3) the Indemnified Party shall have no liability with respect to any compromise or settlement of such third-party claims effected without its written consent. If notice is given to a Stockholder Agent of the assertion of any third-party claim and the Stockholder Agent does not, within ten days after the Indemnified Party's notice is provided, provide notice to the Indemnified Party of its election to assume the defense of such third-party claim, the Stockholder Agent and Indemnifying Parties shall be bound by any determination made in such third-party claim or any compromise or settlement effected by the Indemnified Party.

                  (3) Exception. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Stockholder Agent, assume the exclusive right to defend, compromise or settle such third-party claim, but the Stockholder Agent shall not be bound by any determination of any third-party claim (including the Losses incurred in connection therewith) so defended for the purposes of this Agreement or any compromise or settlement effected without its written consent.

                  (4) Disputes. Any dispute between any Indemnified Party and the Stockholder Agent under this Section 8.4(a) shall be resolved pursuant to the dispute resolution procedures described in Section 8.4(b) and Section 8.6.

                  (5) Finality. In the event that the Stockholder Agent has conducted any defense or consented to any settlement under this Section 8.4(a), neither the Stockholder Agent nor any of the Indemnifying Parties shall have the right, power or authority to object to the amount of any claim by any Indemnified Party against the Escrow Account or otherwise with respect to and in accordance with such settlement.

         (b) Non-Third Party Claims.

                  (1) In the event an Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, such Indemnified Party shall with reasonable promptness deliver a Claim Notice with respect to such claim to the Stockholder Agent (with a copy to the Escrow Agent). If the Stockholder Agent does not notify such Indemnified Party within thirty
         (30) calendar days from the date of receipt of such Claim Notice that the Stockholder Agent disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Parties hereunder. In case the Stockholder Agent shall object in writing to any claim made in accordance with this Section 8.4(b)(1), the Indemnified Party shall have fifteen (15) calendar days to respond in a written statement to the objection of the Stockholder Agent. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the Indemnified Party and Stockholder Agent shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnified Party and Stockholder Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If such parties do not so agree, the Indemnified Party and Stockholder Agent shall resolve such dispute pursuant to Section 8.6.

                  (2) If Parent or any Indemnified Party is making a claim against the Escrow Account, the Escrow Agent shall refrain from disbursing any portion of the Escrow Account until resolution of such dispute pursuant to this Section 8.4 (including, if applicable, Section 8.6).

         (c) Failure to Provide Notice. An Indemnified Party's failure to give reasonably prompt notice to the Stockholder Agent of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Parties of any liability which the Indemnifying Parties may have to such Indemnified Party, unless the failure to give such notice materially and adversely prejudiced the Indemnifying Parties.

         Section 8.5 Stockholder Agent.

         (a) Appointment. By adopting and approving this Agreement, approving the Merger, and appointing and constituting the Stockholder Agent as their exclusive agent, attorney-in-fact and representative for purposes of this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby at the Company Stockholder Meeting, the stockholders of the Company shall have (i) appointed and constituted the Stockholder Agent their exclusive agent, attorney-in-fact and representative in relation to or in connection with this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby, (ii) consented to and authorized the Stockholder Agent to take or omit to take any and all actions and to make or omit to make any and all decisions required or permitted to be taken by it under this Agreement or the Escrow Agreement, and (iii) consented to and approved the terms and provisions of the Escrow Agreement; in each case without any further action on the part of any such stockholder. As evidenced by the execution of the Limited Joinder Agreement or by countersigning the Escrow Agreement, as applicable, the Stockholder Agent accepts such appointment as stockholder agent to act on behalf of the Stockholders with respect to the matters contemplated by this Agreement and the Escrow Agreement.

         (b) Rights and Duties. The Stockholder Agent shall serve as the exclusive agent, attorney-in-fact and representative for the Stockholders in relation to or in connection with this Agreement, the Merger Agreement and the Transactions, including the following rights, authorities, powers, duties and obligations:

                  (1) to provide and receive notices and other communications;

                  (2) to agree to, negotiate, enter into settlements and compromises of, make claims and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims made or any other action to be taken by or on behalf of any Indemnifying Parties, or on its own behalf in its capacity as Stockholder Agent, under this Article VIII or under the Escrow Agreement, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing;

                  (3) to use the Escrow Stock, cash, investments and other assets held from time to time in the Escrow Account (the "Escrow Assets") as collateral to secure the rights, and to demand and withdraw Escrow Assets to satisfy the claims, of the Indemnified Parties under this Article VIII and the Escrow Agreement;

                  (4) to demand, withdraw and use the Escrow Assets to reimburse certain reasonable out-of-pocket fees and expenses of the Stockholder Agent as provided in Section 3.14(b) and in the Escrow Agreement; and

                  (5) to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of any of the foregoing.

         (c) Actions of the Stockholder Agent. A decision, act, omission, agreement, settlement, claim, consent or instruction of the Stockholder Agent in relation to any matter referred to in Section 3.14(b) or this Article VIII or in the Escrow Agreement shall constitute a decision, act, omission, agreement, settlement, claim, consent or instruction, as the case may be, for all of the Stockholders, and shall be final, binding and conclusive upon each and every Stockholder, and Parent and the Escrow Agent may, without further inquiry, conclusively rely upon any such decision, act, omission, agreement, settlement, claim, consent or instruction of the Stockholder Agent as being the decision, act, omission, agreement, settlement, claim, consent or instruction, as the case may be, of each and every Stockholder. Parent and the Escrow Agent each is hereby relieved from any liability to any Person for any acts done by them in accordance with or in reliance upon any decision, act, omission, agreement, settlement, claim, consent or instruction of the Stockholder Agent; provided, however, that if Parent has in fact received a valid written notice of the appointment of a successor Stockholder Agent, upon the effectiveness of such appointment, Parent, and upon notification of such successor Stockholder Agent from Parent, the Escrow Agent, and the Stockholders shall be obligated to recognize, and shall be able to so rely only upon the decisions, acts, omissions, agreements, settlements, claims, consents and instructions of, such successor Stockholder Agent as the Stockholder Agent for all purposes under this Agreement and the Escrow Agreement. Neither Parent nor the Escrow Agent shall incur any liability to any Person with respect to any action taken or suffered by it in good faith in reliance on the Stockholder Agent as aforesaid.

         (d) Resignation and Removal. The Stockholder Agent may resign at any time by written notice to Parent and the Escrow Agent effective not earlier than twenty days after receipt thereof by DGSE and the Escrow Agent, and the Stockholder Agent may be removed at any time by written notice signed by Stockholders holding not less than a majority of the Closing Company Common Shares (exclusive of Dissenting Shares), as conclusively evidenced by Exhibit A to the Escrow Agreement, effective not earlier than ten days after receipt thereof by Parent and the Escrow Agent.

         (e) Successors. The Stockholders shall have the sole right, power and authority to appoint a successor Stockholder Agent. The Stockholders may appoint a new or substitute Stockholder Agent in a written instrument delivered to Parent and the Escrow Agent; provided that such successor Stockholder Agent (A) was an Affiliate of the Company immediately preceding the Merger, (B) was or is a director or officer of the Company or the Surviving Corporation, or (C) is reasonably acceptable to Parent. Such instrument shall (1) represent and warrant that (i) it is signed by Stockholders holding not less than a majority of the Closing Company Common Shares, exclusive of Dissenting Shares, and (B) the successor Stockholder Agent is qualified to act as such pursuant to the proviso next preceding, (2) irrevocably appoint and constitute the successor Stockholder Agent (for avoidance of doubt, including its successors hereunder) as the exclusive agent, attorney-in-fact and representative of the Stockholders in relation to or in connection with this Agreement, the Escrow Agreement and the Transactions contemplated hereby and thereby, (3) be countersigned by such successor Stockholder Agent, accepting such appointments and agreeing to be fully bound by the duties and obligations, and to exercise the rights, powers and authorities, of the Stockholder Agent under this Agreement and the Escrow Agreement, and (4) otherwise be in form and substance reasonably satisfactory to Parent. Parent shall be under no obligation whatsoever to investigate the accuracy of any representation made in such written instrument and shall be fully protected in relying on the accuracy thereof in good faith, irrespective of any notice by any Person other than the Stockholder Agent to the contrary. If the Stockholders shall have failed to appoint a successor Stockholder Agent within ten days of the resignation or removal of the Stockholder Agent as provided in this Section 8.5(e), Parent may petition any court of competent jurisdiction for the appointment of a successor Stockholder Agent or for other appropriate relief, with due regard to the qualifications for a successor Stockholder Agent specified in the proviso to the first sentence of this Section 8.5(e), and any such resulting appointment shall be binding upon all Stockholders, all parties hereto and all beneficiaries hereof. Upon such an appointment of a successor Stockholder Agent, the Stockholder Agent shall accept such appointment, and thereby be effectively constituted the Stockholder Agent for all purposes of this Agreement and the Escrow Agreement, by (i) countersigning this Agreement and the Escrow Agreement, agreeing to be bound by and subject hereto and thereto, or (ii) executing a joinder agreement in form and substance satisfactory to Parent.

         (f) Vacancy. If at any time there is no Stockholder Agent, Parent or the Escrow Agent may in its sole discretion, but shall not be obligated to, serve notices on all Stockholders at the address of such Stockholders appearing on Exhibit A to the Escrow Agreement, and such service shall be deemed notice for all purposes hereof, but shall under no circumstances be obligated to accept any notices from, or to negotiate with, any Stockholder.

         (g) Exculpation. The Stockholder Agent shall not be liable for any act done or omitted under this Agreement or the Escrow Agreement as Stockholder Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. In performing any duties hereunder or under the Escrow Agreement, to the maximum extent permitted by applicable law, the Stockholder Agent shall not be directly or indirectly liable to any party, or any Affiliates of any party, for damages, losses, expenses or other Liabilities, whether sounding in tort, contract or otherwise, arising from its acts or omissions, including for their active negligence or other wrongful act of the Stockholder Agent, except for the acts of gross negligence or willful misconduct of the Stockholder Agent.

         (h) No Bond or Compensation. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall receive no compensation for its services.

         (i) Reimbursement of Fees and Expenses. Subject to the terms, limitations and conditions of this Section 8.5(i), the Stockholder Agent shall be entitled to reimbursement from the Company for the out-of-pocket fees, costs and expenses reasonably incurred by the Stockholder Agent on behalf of the Stockholders in connection with the exercise and performance of its powers, rights, authorities, duties and obligations under the agency granted and appointments made, or deemed granted or made, in this Section 8.5.

                  (1) The Company shall reimburse the Stockholder Agent in cash for the out-of-pocket fees, costs and expenses, including reasonable attorneys' fees, reasonably incurred by the Stockholder Agent in connection with performing and exercising its rights, authorities, powers, duties and obligations on behalf of the Stockholders under this Agreement and the Escrow Agreement up to (but not exceeding) an aggregate amount of $100,000, or such greater amount as Parent may in its sole and absolute discretion agree at the request of the Stockholder Agent (such amount, the "Stockholder Agent Expense Cap").

                  (2) The Stockholder Agent may request reimbursement from Parent only upon the presentation of invoices and receipts for the amount requested and upon written certification that (i) such invoices and receipts are true and correct, (ii) such amount has been and shall be used strictly in accordance with the terms and provisions of this
         Article VIII and the Escrow Agreement, and (iii) such amount, together with (x) all amounts theretofore paid to the Stockholder Agent (for avoidance of doubt, including any predecessors in such capacity) pursuant to this Agreement, and (y) all amounts theretofore requested by the Stockholder Agent from Parent pursuant to this Section 8.5(i) and not paid or finally denied; do not exceed the Stockholder Agent Expense Cap.

                  (3) Any dispute between Parent and the Stockholder Agent regarding a claim by the Stockholder Agent for reimbursement of its fees, costs and expenses, whether arising under this Agreement, the Escrow Agreement or otherwise, shall be resolved pursuant to the dispute resolution procedures described in Section 8.6.

                  (4) The Stockholder Agent shall not have recourse against the Escrow Account, Parent, any Stockholder or, except for an aggregate amount not to exceed the Stockholder Agent Expense Cap, the Company, for any of its fees, costs or expenses hereunder or otherwise.

         Section 8.6 Resolution of Conflicts.

         (a) Arbitration. If no agreement can be reached after good faith negotiation between the Indemnified Parties and the Stockholder Agent pursuant to Section 8.4(b)(1), or if a dispute arises concerning the reimbursement of Stockholder Agent fees and expenses, the Person defending the claim (the "Defending Party"), may, by written notice to the Person asserting the claim

(the "Prosecuting Party"), demand arbitration of the matter, which arbitration shall be conducted by a single arbitrator. The Prosecuting Party and the Defending Party shall use their respective Best Efforts to agree on the arbitrator, provided that if they cannot so agree within ten (10) Business Days (or such longer period as they may agree), either the Prosecuting Party or the Defending Party can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Defending Party and Prosecuting Party an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the other of them about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusions of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in a Claim Notice shall be binding and conclusive upon the Prosecuting Party, the Defending Party, the parties hereto, the Stockholders, the Indemnified Parties, the Indemnifying Parties, and, notwithstanding any other provision of this Article VIII, the Escrow Agent, if applicable, and each of such Persons shall be entitled to act in accordance with such decision and the Escrow Agent, if applicable, shall be entitled to make or withhold payments out of the Escrow Account in accordance therewith.

         (b) Judgment; Venue; Arbitration Expenses. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Dallas, Texas under the commercial rules then in effect for JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         Section 8.7 No Contribution. The Stockholder Agent herby irrevocably waives, and acknowledges and agrees that it shall not, on behalf of the Indemnifying Parties, or otherwise, have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification or other rights any Indemnified Party may have under or in connection with this Agreement.

         Section 8.8 Fraud; Willful Misrepresentation. Notwithstanding any provision in this Agreement to the contrary, the liability of any Person for fraud or willful misrepresentation on the part of such Person shall not be subject to any limitations set forth in this Article VIII. Without limiting the generality of the foregoing, any claim with respect to such liability need not be presented within the time limits set forth in Section 8.1(a)(1) and shall be subject only to the applicable statutes of limitation, and notwithstanding
Section 8.9, any such claim shall be cumulative to any remedies provided in this
Article VIII.

         Section 8.9 Exclusive Remedies. Except as set forth in Section 8.8, the remedies set forth in this Article VIII and elsewhere in this Agreement shall be the sole and exclusive remedies of the parties hereto and the Indemnified Parties against any Indemnifying Party, Stockholder or any party hereto with respect to any claim relating to this Agreement or the Merger and the facts and circumstances relating and pertaining thereto.

         Section 8.10 Purchase Price Adjustment. Any payments made pursuant to this Article VIII shall be treated for tax purposes as an adjustment to the Merger Consideration.

                                  ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the Parties under this Agreement, at law or in equity):

         (a) by the mutual written consent of Parent and the Company, pursuant to resolutions adopted by their respective Boards of Directors;

         (b) by either Parent or by resolution of the Independent Committee:

                  (1) if (i) the Merger shall not have been consummated prior to
         (A) March 31, 2007, or (B) if Parent has received notice from the SEC that the SEC will review the Form S-4 or any other Parent SEC Report or Company SEC Report, which review is responsible for a delay in the SEC declaring the Form S-4 effective, the date six months after the date Parent first filed the Form S-4 with the SEC (such date, the "Outside Date"), (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement, and (iii) the terminating party has not Breached this Agreement in a manner which is responsible for delaying the effectiveness of the Form S-4;

                  (2) if (i) Stanford or its assigns declares or notifies the Company of an "Event of Default" under the Stanford LOC or an "Additional Default" under that certain Forbearance Agreement, made as of the date hereof (the "Forbearance Agreement"), by and between the Company and Stanford, (ii) Stanford or its assigns demands payment of any principal due under the Amended and Restated Commercial Note issued by the Company to Stanford in connection with the amendment of the Stanford LOC on the date hereof, (iii) Stanford or its assigns exercises any rights or remedies against the Company, or seizes any collateral of the Company, under the Stanford LOC (other than for collection of accrued and unpaid interest), or (iv) the Forbearance Period (as defined in the Forbearance Agreement) expires or terminates and is not extended upon the request of Parent or the Company within five days of such request;

                  (3) if (i) any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action (including the failure to take action) permanently restraining, enjoining or otherwise prohibiting any Transaction, and such Order or other action shall have become final and nonappealable, (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement; and
         (iii) the terminating party has not Breached this Agreement in a manner which is responsible for such Order having been issued or such action having been taken;

                  (4) if (i) the Company Stockholder Approval or Stockholder Agent Appointment shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof,
         (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement, and (iii) the terminating party has not Breached this Agreement in a manner which is responsible for the failure to obtain the Company Stockholder Approval or Stockholder Agent Appointment, as the case may be; or

                  (5) if (i) the satisfaction of a closing condition of the terminating party in Article VII is impossible; (ii) the terminating party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating party has not Breached this Agreement in a manner causing the impossibility of satisfying such closing condition; and

         (c) by Stanford if the Merger shall not have been consummated prior to the Outside Date.

         Section 9.2 Effect of Termination. In the event of termination of this Agreement by either the Company, Parent or Stanford as provided in Section 9.1, all obligations and Liabilities of the parties hereto under this Agreement shall forthwith terminate and become void and there shall be no Liability or obligation on the part of any party hereto or their respective Subsidiaries, officers, directors or stockholders, except (i) with respect to any breaches of
Section 6.4 or Section 6.8, (ii) for the terms and provisions of the Confidentiality Agreement or Section 9.5, (iii) with respect to any Liabilities or damages incurred or suffered by a party as a result of the willful breach by any other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, (iv) for avoidance of doubt, amounts owed under the Shared Expenses Agreement, and (v) the provisions of Article I and Article X, to the extent applicable to clauses (i)-(iv) next preceding.

         Section 9.3 Amendment. This Agreement may be amended, supplemented or otherwise modified at any time prior to the Effective Time upon the execution and delivery of a written instrument executed by each of the parties hereto; provided, however, that, after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, if required by applicable Law or the rules and regulations of the applicable party's Principal Market, such amendment shall require an additional Company Stockholder Approval or Parent Stockholder Approval, as the case may be.

         Section 9.4 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by any other party with any of its agreements and covenants set forth herein, or (iv) waive the satisfaction of any conditions to its obligations contained herein; provided, however, that, after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, if required by applicable Law or the rules and regulations of the applicable party's Principal Market, such extension or waiver shall require an additional Company Stockholder Approval or Parent Stockholder Approval, as the case may be. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but neither such a written extension or waiver, nor the failure to insist on strict compliance with an obligation, covenant, agreement or condition, shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 9.5 Fees and Expenses. Subject to the terms and provisions of that certain letter agreement, dated April 3, 2006 (the "Shared Expenses Agreement"), by and among Parent, the Company and Stanford, regarding the sharing of certain expenses related to the exploration of a possible business combination between Parent and the Company, which agreement shall remain and continue in full force and effect in accordance with its terms, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred the same.

                                   ARTICLE X.
                               GENERAL PROVISIONS

         Section 10.1 Notices. All notices, requests, instructions or other documents to be given or delivered under this Agreement shall be in writing and shall be deemed given: (i) five Business Days following the deposit of registered or certified mail in the United States mails, postage prepaid, (ii) when confirmed by telephone confirmation, if sent by facsimile or email (but only if followed by transmittal by reputable national courier service or hand delivery on the next Business Day), (iii) when delivered, if delivered personally to the intended recipient, and (iv) one Business Day following delivery to a reputable national courier service for overnight delivery, postage prepaid; and in each case, addressed to a party at the following address for such party:

     If to Parent, Merger Sub or the Surviving Corporation, addressed to it at:

                  DGSE Companies, Inc.
                  2817 Forest Lane
                  Dallas, Texas  75234
                  Attn:  Dr. L.S. Smith
                  Facsimile:  [omitted]
                  Email:  [omitted]

     with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  12275 El Camino Real, Suite 200
                  San Diego, California  92130-2006
                  Attn:  John J. Hentrich, Esq.
                  Facsimile:  [omitted]
                  Email:  [omitted]

     If to the Company, addressed to it at:

                  Superior Galleries, Inc.
                  9478 W. Olympic Boulevard
                  Beverly Hills, California  90212
                  Attn: Chair, Special Independent Committee
                  Facsimile:  [omitted]
                  Email:  [omitted]

     with copies (which shall not constitute notice and which shall not be required for delivery to be effective) to Stanford and to:

                  Rutan & Tucker LLP
                  611 Anton Boulevard Suite 1400
                  Costa Mesa, California  92626-1931
                  Attn: Thomas Brockington, Esq.
                  Facsimile:  [omitted]
                  Email:  [omitted]

     If to Stanford, addressed to it at:

                  Stanford International Bank Ltd.
                  c/o Stanford Financial Group
                  6075 Poplar Avenue
                  Memphis, Tennessee  38119
                  Attn: James M. Davis, Chief Financial Officer
                  Facsimile: [omitted]
                  Email:  [omitted]

     with a copy (which shall not constitute notice and which shall not be required for delivery to be effective) to:

                  Adorno & Yoss LLP
                  2525 Ponce de Leon Blvd., Suite 400
                  Miami, Florida  33134-6012
                  Attn: Seth P. Joseph, Esq.
                  Facsimile:  [omitted]
                  Email:  [omitted]

Any party hereto may change its address, email address or fax number for purposes hereof to such other address, email address or fax number as such party may have previously furnished to the other parties hereto in writing in accordance with this Section 10.1.

         Section 10.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.4 Entire Agreement. This Agreement (together with the Exhibits, Schedules, Company Disclosure Schedules, Parent Disclosure Schedule and the other documents delivered pursuant hereto) and the Related Agreements, and any certificates, schedules and proxies delivered pursuant hereto or thereto, constitute the entire agreement and understanding of the parties hereto in respect of its and their subject matter and supersede all prior agreements and undertakings by or among the parties, both written and oral, among the parties, or any of them, with respect to the subject matter hereof or thereof (including the Original Agreement and that certain Limited Joinder Agreement, made and entered into as of July 12, 2006, by and among the Parties hereto, which agreements are superseded in their entirety by this Agreement and the Limited Joinder Agreement, respectively).

         Section 10.5 Assignment. Neither this Agreement nor any of the rights, interests, Liabilities or obligations hereunder or under the Escrow Agreement shall be assigned by any of the parties hereto, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void and of no force or effect. Notwithstanding the foregoing, Merger Sub may, in its sole discretion, assign any and all rights, interests and obligations under this Agreement or under the Escrow Agreement to any wholly-owned Subsidiary of Parent.

         Section 10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as provided in (i) Section 6.18 with respect to Insured Parties, (ii) Article VIII with respect to Indemnified Parties, and (iii) Section 8.5 with respect to the Escrow Agent.

         Section 10.7 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

         (a) This Agreement and the performance of the obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts negotiated, executed and to be performed entirely within such State, except that the Merger shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of any Texas district court and any state appellate court therefrom within the County of Dallas in the State of Texas (or, if the Texas district court declines to accept jurisdiction over a particular matter, any state or federal court within said County) in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating hereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Texas state court or, to the extent permitted by law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Texas state or federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Texas state or federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK

TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.7(d).

         Section 10.8 Disclosure. Any matter set forth in any section of a party's disclosure schedule shall be considered disclosed for other sections of such disclosure schedule, but only to the extent that it would be readily apparent that such matter on its face would apply to a particular other section of such disclosure schedule. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

         Section 10.9 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute but one and the same agreement.

         Section 10.10 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile, email or similar electronic or digital transmission pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         Section 10.11 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

         Section 10.12 Specific Performance. Each of the parties hereto acknowledges and agrees that any breach or non-performance of, or default under, any of the terms and provisions hereof would cause substantial and irreparable damage to the other parties hereto, and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that each of them shall be entitled to seek equitable relief, including specific performance and injunctive relief, in the event of any such breach, non-performance or default in any action, suit or proceeding instituted in any court of the United States or any State having competent jurisdiction, or before any arbitrator or referee, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party hereto agrees to waive any requirement for the posting of, or securing of, a bond in connection with any such remedy.

         Section 10.13 Time. Time is of the essence in the performance of this Agreement.

         Section 10.14 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger, if any, shall be paid by the stockholders of the Company.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   DGSE COMPANIES, INC.


                                   By:  /s/ Dr. L.S. Smith
                                      ------------------------------------------
                                      Dr. L.S. Smith
                                      Chairman and Chief Executive Officer


                                   DGSE MERGER CORP.


                                   By:  /s/ William H. Oyster
                                      ------------------------------------------
                                      William H. Oyster
                                      Chief Executive Officer


                                   SUPERIOR GALLERIES, INC.


                                   By:  /s/ Silvano DiGenova
                                      ------------------------------------------
                                      Silvano DiGenova
                                      Chief Executive Officer

                                                                      EXHIBIT A.

                          FORM OF CERTIFICATE OF MERGER
                          -----------------------------

                                   (Attached)

                                                                      EXHIBIT B.

                          FORM OF LETTER OF TRANSMITTAL
                          -----------------------------

                                   (Attached)

                                                                      EXHIBIT C.

                            FORM OF ESCROW AGREEMENT
                            ------------------------

                                   (Attached)

                                                                      EXHIBIT D.

       FORM OF AMENDED AND RESTATED COMMERCIAL LOAN AND SECURITY AGREEMENT
       -------------------------------------------------------------------

                                   (Attached)

                                                                      EXHIBIT E.

                                 FORM OF WARRANT
                                 ---------------

                                   (Attached)

                                                                      EXHIBIT F.

                         FORM OF NOTE EXCHANGE AGREEMENT
                         -------------------------------

                                   (Attached)

                                                                      EXHIBIT G.

               FORM OF STANFORD TERMINATION AND RELEASE AGREEMENT
               --------------------------------------------------

                                   (Attached)

                                                                      EXHIBIT H.

                      FORM OF REGISTRATION RIGHTS AGREEMENT
                      -------------------------------------

                                   (Attached)

                                                                      EXHIBIT I.

                     FORM OF CORPORATE GOVERNANCE AGREEMENT
                     --------------------------------------

                                   (Attached)

                                                                      EXHIBIT J.

                     FORM OF STANFORD OFFICER'S CERTIFICATE
                     --------------------------------------

                                   (Attached)

                                                                      EXHIBIT K.

                          FORM OF COMPANY LEGAL OPINION
                          -----------------------------

                                   (Attached)

                                                                      EXHIBIT L.

                         FORM OF STANFORD LEGAL OPINION
                         ------------------------------

                                   (Attached)

                                                                      EXHIBIT M.

                      FORM OF PARENT OFFICERS' CERTIFICATE
                      ------------------------------------

                                   (Attached)

                                                                      EXHIBIT N.

                          FORM OF PARENT LEGAL OPINION
                          ----------------------------

                                   (Attached)

                                                                      SCHEDULE 1

                      A WARRANT DISTRIBUTION AND ALLOCATION
                      -------------------------------------

                                                                        % of
                                                                      Underlying
             Name                           Address                     Shares

Stanford International Bank, Ltd.     No. 11 Pavilion Drive               50.00%
                                      St. John's, Antigua
                                      West Indies

Daniel T. Bogar                       1016 Sanibel Drive                  11.56%
                                      Hollywood, Fl. 33019

William R. Fusselmann                 141 Crandon Blvd. # 437             11.56%
                                      Key Biscayne, FL 33149

Osvaldo Pi                            6405 SW 104th Street                11.56%
                                      Pinecrest, FL 33156

Ronald M. Stein                       6520 Allison Road                   11.56%
                                      Miami Beach, Fl. 33141

Charles M. Weiser                     3521 N. 55th Ave.                    1.87%
                                      Hollywood, FL 33021

Tal Kimmel                            201 South Biscayne Blvd              1.87%
                                      Miami, FL 33131








                                     Sch.1

                                                                      SCHEDULE 2

                      B WARRANT DISTRIBUTION AND ALLOCATION
                      -------------------------------------


                                                                        % of
                                                                      Underlying
             Name                           Address                     Shares

Stanford International Bank, Ltd.     No. 11 Pavilion Drive                50.0%
                                      St. John's, Antigua
                                      West Indies

Daniel T. Bogar                       1016 Sanibel Drive                   12.5%
                                      Hollywood, Fl. 33019

William R. Fusselmann                 141 Crandon Blvd. # 437              12.5%
                                      Key Biscayne, FL 33149

Osvaldo Pi                            6405 SW 104th Street                 12.5%
                                      Pinecrest, FL 33156

Ronald M. Stein                       6520 Allison Road                    12.5%
                                      Miami Beach, Fl. 33141








                                     Sch.2